UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

MICROTUNE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2201 10th Street

Plano, Texas 75074

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Microtune, Inc., which will be held on Thursday, May 20, 2010 at 2:00 p.m. (Central Daylight Time) at the Homewood Suites by Hilton, 2601 E. George Bush, Plano, TX 75074.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

We are complying with the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a notice regarding the Internet availability of the proxy materials, instead of a paper copy of this Proxy Statement and our 2009 Annual Report. The notice contains instructions regarding how to access this Proxy Statement and our 2009 Annual Report over the Internet. The notice also contains instructions regarding how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement, our 2009 Annual Report and a form of proxy card or voting instruction card. This process reduces the printing and postage costs of distributing paper copies of our proxy materials.

After careful consideration, our Board of Directors has approved the proposals set forth in the Proxy Statement and recommends that you vote for each proposal.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to vote promptly. You may vote electronically over the Internet or by telephone, or, if you requested and received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

We look forward to seeing you at the 2010 Annual Meeting of Stockholders of Microtune, Inc.

Sincerely,

James A. Fontaine
Chief Executive Officer and President

Plano, Texas

April 9, 2010

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, you are requested to vote electronically over the Internet or by telephone as promptly as possible. If you requested and received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card.

STOCKHOLDERS WHO HAVE E-MAIL ACCOUNTS CAN ELECT TO RECEIVE MICROTUNE’S ANNUAL REPORTS AND PROXY MATERIALS THROUGH OUR ONLINE DELIVERY SERVICE. TO ENROLL IN OUR ONLINE DELIVERY SERVICE, PLEASE FOLLOW THE INSTRUCTIONS AT WWW.ICSDELIVERY.COM/MICROTUNE.

MICROTUNE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 20, 2010

DEAR STOCKHOLDERS:

The 2010 Annual Meeting of Stockholders of Microtune, Inc. will be held on Thursday, May 20, 2010 at 2:00 p.m. (Central Daylight Time) at the Homewood Suites by Hilton, 2601 E. George Bush, Plano, TX 75074. Only stockholders of record at the close of business on March 24, 2010 will be entitled to vote. At our Annual Meeting, we will ask our stockholders to act on the following matters:

1.	Elect nominees to our Board of Directors to serve until the 2011 Annual Meeting of Stockholders. The nominees are (i) incumbent members James H. Clardy, Steven Craddock, James A. Fontaine, Anthony J. LeVecchio, Bernard T. Marren and A. Travis White and (ii) Robert Rast, Raghavendra (Raghu) Rau and Drew Peck;

2.	Approve the Microtune, Inc. 2010 Stock Plan;

3.	Approve the Microtune, Inc. 2010 Director Stock Plan;

4.	Approve the Microtune, Inc. 2010 Employee Stock Purchase Plan;

5.	Ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2010; and

6.	Transact any other business that is properly presented at our Annual Meeting, or any adjournment or postponement of our Annual Meeting.

We have described each of these matters in more detail in the enclosed Proxy Statement that accompanies this Notice.

All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder has previously voted electronically over the Internet, by telephone or by returning a proxy card, provided that he has a valid proxy card in his possession.

Sincerely,

James A. Fontaine
Chief Executive Officer and President

Plano, Texas

April 9, 2010

IMPORTANT: REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. IF YOU REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS BY MAIL, YOU MAY ALSO VOTE BY MAIL BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION CARD. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO PAGES 5-6 OF THIS PROXY STATEMENT.

MICROTUNE, INC.

PROXY STATEMENT FOR

2010 ANNUAL MEETING OF STOCKHOLDERS

May 20, 2010

General

The Board of Directors of Microtune, Inc. is asking for your proxy for use at our 2010 Annual Meeting of Stockholders, and at any adjournment or postponement of our Annual Meeting. We are holding the Annual Meeting on Thursday, May 20, 2010 at 2:00 p.m. (Central Daylight Time) at the Homewood Suites by Hilton, 2601 E. George Bush, Plano, TX 75074. We are initially mailing a notice regarding the Internet availability of the proxy materials on or about April 9, 2010 to our stockholders entitled to vote at the Annual Meeting. Directions to attend our Annual Meeting can be found on our website at www.microtune.com.

INFORMATION ABOUT THE MICROTUNE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting of Stockholders, which will take place on May 20, 2010. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q.	What is included in the proxy materials?

A:	The proxy materials include:

•	Our Proxy Statement for the 2010 Annual Meeting of Stockholders; and

•	Our 2009 Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

If you requested and received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Q.	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A.	We are complying with the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions regarding how to access the proxy materials over the Internet or to request a paper copy can be found on the notice. In addition, the notice contains instructions regarding how stockholders may request to receive proxy materials electronically by e-mail on an ongoing basis.

Q.	How can I access the proxy materials over the Internet?

A.	Your notice about the Internet availability of the proxy materials contains instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet;

•	Request a paper copy of our proxy materials for the Annual Meeting; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q.	How may I obtain a paper copy of the proxy materials?

A.	Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions regarding how to obtain a paper copy of the proxy materials in their notice.

Q:	What should I do if I receive more than one notice about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A:	You may receive more than one notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice. To vote all of your shares by proxy, you must vote over the Internet or by telephone the shares represented by each notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices).

Q:	What proposals will be voted on at the Annual Meeting?

A:	The following five proposals are scheduled to be voted on at the Annual Meeting:

•

Proposal No. 1: Elect nominees to our Board of Directors to serve until the 2011 Annual Meeting of Stockholders. The nominees are (i) incumbent members James H. Clardy, Steven Craddock, James A. Fontaine, Anthony J. LeVecchio, Bernard T. Marren and A. Travis White and (ii) Robert Rast, Raghavendra (Raghu) Rau and Drew Peck;

•	Proposal No. 2: Approve the Microtune, Inc. 2010 Stock Plan;

•	Proposal No. 3: Approve the Microtune, Inc. 2010 Director Stock Plan;

•	Proposal No. 4: Approve the Microtune, Inc. 2010 Employee Stock Purchase Plan; and

•	Proposal No. 5: Ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2010.

Also, the Annual Meeting may involve the consideration of such other business as may properly come before the meeting or any adjournments or postponements thereof.

Q:	What is Microtune’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares as follows:

•	“FOR” all nominees for election as directors under Proposal No. 1;

•	“FOR” Proposal No. 2;

•	“FOR” Proposal No. 3;

•	“FOR” Proposal No. 4; and

•	“FOR” Proposal No. 5.

Q:	How many shares represented does Microtune need to hold the Annual Meeting?

A:	We need a quorum to take action at our Annual Meeting. We will have a quorum at our Annual Meeting if a majority of the shares issued and outstanding on the record date and entitled to vote are present, either in person or by proxy. If by the date of our Annual Meeting we do not have sufficient shares represented to constitute a quorum or to approve one or more of the proposals, the Chairperson of our Annual Meeting, or the persons named as proxies, may propose one or more adjournments of our Annual Meeting to permit further solicitation of proxies. The persons named as proxies would generally exercise their authority to vote in favor of adjournment. Your shares will be counted as present at the Annual Meeting if you:

•	are present and vote in person at the Annual Meeting; or

•	have properly voted by proxy, electronically, or by telephone.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes occur when shares held by a broker on behalf of a beneficial owner are not voted with respect to a particular proposal, which generally occurs when the broker has not received voting instructions from the beneficial owner and lacks the discretionary authority to vote the shares itself.

Q:	Who can vote at the Annual Meeting?

A:	Our Board of Directors has set March 24, 2010 as the record date for the Annual Meeting. All stockholders who owned shares of our common stock on March 24, 2010 may attend and vote at the Annual Meeting. Each of these stockholders is entitled to one vote on all matters to be voted on for each share of common stock held as of such date. On March 24, 2010, 54,002,294 shares of our common stock were outstanding. For information regarding security ownership by management and more than 5% stockholders, see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” beginning on page 41.

Q:	Which shares that I own can be voted?

A:	All shares owned by you as of the close of business on March 24, 2010, the record date, may be voted by you if either (1) you held these shares directly in your name as the stockholder of record, or (2) these shares were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of Microtune hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record:

If your shares are registered directly in your name with our transfer agent, Computershare Shareholder Services, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to us by following the instructions on the notice regarding Internet availability of the proxy materials or to vote in person at the Annual Meeting.

Beneficial Owner:

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker, banker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee regarding how to vote your shares and are also invited to attend the Annual

Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. You may also vote by following the instructions on the notice regarding Internet availability of the proxy materials.

Q:	What vote is required for each item?

A:	Proposal No. 1: Election of Directors. A plurality of the votes cast at the Annual Meeting is required to elect each nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Shares represented by proxies will be voted for the election of the nominees named below unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

If you hold your shares through a broker, bank or other nominee, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1). In the past, if you held your shares through a broker, bank or other nominee and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.

Recent changes in the regulations were made to take away the ability of your bank, broker or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares through a bank, broker or other nominee and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf. Your bank, broker or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of our independent auditor (Proposal 5). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Proposal No. 2: Approval of the Microtune, Inc. 2010 Stock Plan. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required to approve the Microtune, Inc. 2010 Stock Plan. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes. Brokers do not have discretionary authority to vote shares they hold on the behalf of a beneficial holder in favor of or against this proposal if they have not been instructed to do so by such beneficial holder. Shares represented by proxies will be voted for the approval of the Microtune, Inc. 2010 Stock Plan, unless authority to do so is specifically withheld.

Proposal No. 3: Approval of the Microtune, Inc. 2010 Director Stock Plan. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required to approve the Microtune, Inc. 2010 Director Stock Plan. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes. Brokers do not have discretionary authority to vote shares they hold on the behalf of a beneficial holder in favor of or against this proposal if they have not been instructed to do so by such beneficial holder. Shares represented by proxies will be voted for the approval of the Microtune, Inc. 2010 Director Stock Plan, unless authority to do so is specifically withheld.

Proposal No. 4: Approval of the Microtune, Inc. 2010 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required to approve the Microtune, Inc. 2010 Employee Stock Purchase Plan. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes. Brokers do not have discretionary authority to vote shares they hold on the behalf of a beneficial holder in favor of or against this proposal if they have not been instructed to do so by such beneficial holder. Shares represented by proxies will be voted for the approval of the Microtune, Inc. 2010 Employee Stock Purchase Plan, unless authority to do so is specifically withheld.

Proposal No. 5: Ratification of Appointment of Our Independent Auditor. Ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes; however, brokers will have authority to vote shares they hold on the behalf of beneficial holders in favor of approval if they have not been instructed otherwise. Shares represented by proxies will be voted for the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, unless authority to do so is specifically withheld.

Q:	How are votes counted?

A:	You may vote either “FOR” each nominee for election to our Board of Directors under Proposal No. 1 or to “WITHHOLD” your vote for that nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you vote your proxy with no further instructions, your shares will be counted as a vote:

•	“FOR” each of the nominees for election as directors under Proposal No. 1;

•	“FOR” Proposal No. 2;

•	“FOR” Proposal No. 3;

•	“FOR” Proposal No. 4; and

•	“FOR” Proposal No. 5.

A plurality of the votes cast at the Annual Meeting is required to elect each nominee under Proposal No. 1. Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5 require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election at the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring your notice of Internet availability of the proxy materials (or, your proxy card, if you requested and received paper copies of the proxy materials by mail) and proof of identification to the Annual Meeting.

If you hold your shares in street name, you must request a legal proxy card from your broker, bank or nominee in order to vote in person at the Annual Meeting. Please note that if you hold your shares in street name, you will NOT be able to vote in person if you bring only your notice of Internet availability of the proxy materials (or, your voter instruction card, if you requested and received paper copies of the proxy materials by mail) to the Annual Meeting. You must have a legal proxy card to vote your shares in person at the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold your shares directly as the stockholder of record or through a broker, bank or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

•

By Internet—Stockholders may vote over the Internet by following the instructions on their notice of Internet availability of the proxy materials. Stockholders who have requested and received a paper copy of a proxy card or voting instruction card by mail may also vote over the Internet by following the instructions on the proxy card or voting instruction card.

•

By Telephone—Stockholders of record may vote by telephone by calling 1 (800) 690-6903 and following the instructions. Stockholders of record will need to have the control number that appears on their notice of Internet availability of the proxy materials available when voting. Stockholders of record who have requested and received a proxy card by mail may also use the control number that appears on their proxy card when voting. Stockholders who are beneficial owners of their shares should check their notice of Internet availability of the proxy materials for telephone voting availability and instructions.

•

By Mail—Stockholders who have requested and received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Q:	How can I change my vote after I return my proxy?

A:	You may change your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes any earlier proxy), by providing a written notice of revocation to our Corporate Secretary, Phillip D. Peterson, prior to the time your shares are voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy card from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Current Report on Form 8-K, filed as soon as practicable after the Annual Meeting.

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the five proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, James A. Fontaine, our Chief Executive Officer and President, and Phillip D. Peterson, our General Counsel and Corporate Secretary, will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	May I propose actions for consideration at next year’s Annual Meeting of Stockholders?

A:	You may submit proposals for consideration at future annual stockholder meetings in accordance with the procedures set forth below:

Proposals of our stockholders that are intended for inclusion in our proxy materials relating to the 2011 Annual Meeting of Stockholders must be received by us at our principal executive offices no later than 120 days prior to the anniversary of the date of this year’s mailing, or December 9, 2010, and must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and in our bylaws for stockholder proposals in order to be included in our proxy materials for that meeting.

Proposals of our stockholders that are not intended to be included in our proxy materials for the 2011 Annual Meeting of Stockholders but that are intended to be presented by the stockholder at such meeting must be delivered to or mailed and received at our principal executive offices no later than 120 calendar days prior to the anniversary of the date of the 2010 Annual Meeting of Stockholders; provided, however, if the date of the 2011 Annual Meeting of Stockholders has been changed by more than 30 days from the date contemplated at the time of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the later of the day 120 days prior to such meeting or the day 10 days after public announcement of the date of the meeting is first made.

Q:	Who bears the costs of soliciting proxies?

A:	Microtune will pay all expenses of soliciting proxies to be voted at our Annual Meeting. After the proxies are initially distributed, Microtune and/or its agents may also solicit proxies by mail, telephone or in person. We have not engaged a proxy solicitor and therefore do not expect to incur any proxy solicitation fees. After the notices regarding Internet availability of the proxy materials are initially distributed, we will ask brokers, custodians, nominees and other record holders to forward copies of the proxy materials to people for whom they hold shares of our common stock that request a paper copy of the proxy materials. We will reimburse record holders for reasonable expenses they incur in forwarding paper copies of the proxy materials to beneficial holders. We expect to incur approximately $25,000 for services provided by Broadridge Financial Solutions, Inc. for distribution of notices, proxies, Internet and telephone voting, voting tabulation and voting reports.

Q:	How can I sign up to access future stockholder communications electronically?

A:	All stockholders who have e-mail accounts can elect to access Microtune’s annual reports and proxy materials online through our online delivery service.

To enroll in our online program, simply go to www.icsdelivery.com/microtune and follow the instructions.

MICROTUNE CORPORATE GOVERNANCE

Corporate Governance

Our Board of Directors and members of management are committed to following high standards of corporate governance to ensure that the long term interests of our stockholders are served. We have in place a variety of policies and practices to promote high standards of corporate governance. Our Board of Directors has determined that, with the exception of James A. Fontaine, all of our current directors, and all director nominees, with the exception of Drew Peck, are independent in accordance with the rules of The NASDAQ Stock Market, and all of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee also meet the guidelines of The NASDAQ Stock Market for independence. Compensation of our Chief Executive Officer is approved by our Board of Directors, upon the recommendation of our Compensation Committee, which evaluates our CEO’s performance in light of preset corporate goals and objectives. In addition, we have established:

•	disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	an Equity Compensation Award Policy to help ensure that grants of equity awards will comply with applicable legal and accounting guidance;

•	a procedure for receipt, retention and treatment of anonymous and confidential complaints or concerns regarding accounting, internal controls and auditing matters; and

•	a Code of Ethics and Business Conduct applicable to our directors, officers and employees.

Copies of our Code of Ethics and Business Conduct and the current charters for the Audit, Compensation and Nominating and Corporate Governance Committees can be found in the Investors—Corporate Governance section of our website at www.microtune.com.

Corporate Governance Provisions Adopted as a Result of the Settlement of Stockholder Derivative Litigation in 2005. On January 11, 2005, we announced that we had reached an agreement to settle the consolidated stockholder derivative litigation, pending in the U.S. District Court for the Eastern District of Texas, against a number of our current and former officers and directors and Microtune as a nominal defendant. The court approved the terms of the derivative litigation settlement and issued a final judgment and order dismissing the action with prejudice on March 31, 2005. Pursuant to paragraph 4(a) of the Stipulation and Agreement of Settlement, dated January 10, 2005, we have adopted certain corporate governance provisions. Some of the more notable provisions are as follows:

•

we recommended and presented a proposal to our stockholders at the 2005 Annual Meeting to amend our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws to declassify our Board of Directors such that each director now serves a one-year term and stands for election or reelection every year;

•

we adopted a variety of compensation principles for our executive officers and directors, including linking compensation to performance, requiring full board approval of any discretionary bonuses and implementing restrictions on stock sales following the exercise of options;

•

our Board of Directors, as a whole, evaluates each member of the Board on a periodic basis and a consideration in such evaluation is whether each individual director has personally attended at least 50% of Board and committee meetings;

•	we designated a “trading compliance officer” who is responsible for overseeing a comprehensive insider trading compliance program designed to ensure compliance with our trading policies;

•	we vest equity awards granted to any director or executive officer over a minimum of a three-year period;

•

we have designated a “corporate ethics officer” who is responsible for devising, implementing and improving our ethical standards and for providing a vehicle for corporate employees to confidentially report suspected wrongdoing or non-compliance with our corporate policies and procedures;

•

all stockholder proposals that are properly submitted will be evaluated by the Nominating and Corporate Governance Committee; and our full Board of Directors will include a recommendation for or against such stockholder proposals and the reasons for such recommendation in the proxy statement;

•

our Board of Directors established a procedure for stockholder-nominated director elections and allowed stockholders, in accordance with this procedure, to nominate two directors to our Board who were both subsequently elected; and

•	we rotated our independent auditor by selecting KPMG LLP to perform the audit of our financial statements for the fiscal years ending December 31, 2008 and December 31, 2009.

These provisions must remain in effect for five years from the date of adoption, which was May 25, 2005, and will continue to be in effect thereafter until modified by the Board of Directors.

In addition to the foregoing, by majority vote of our independent directors, our Board of Directors elected A. Travis White as “Lead Independent Director,” who works with our Chief Executive Officer to perform a variety of functions related to our corporate governance, including coordinating the Board’s activities, scheduling meetings of the full Board, scheduling executive sessions of the non-employee directors, setting relevant items on the agenda (in consultation with the Chief Executive Officer as necessary or appropriate) and ensuring adequate communication between the Board and management. The Board believes this leadership structure ensures the Board’s oversight of, and independence from, our management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance. Furthermore, this structure permits the Chief Executive Officer to focus on the management of the company’s day-to-day operations.

Equity Award Policy. In connection with our Audit Committee’s review of our internal stock option granting practices, we adopted an Equity Compensation Award Policy to enact certain improvements to our equity award granting procedures and our control environment, including our controls over the administration of and accounting for our equity compensation awards, which are described below in “Compensation Discussion and Analysis-Long-Term Equity Incentive Compensation-Equity Awards and Practices.” Among other things, the policy provides that any deviation from the policy must receive prior approval from our Board. Such Board approval may only be given after full consideration of the market timing issues and legal risks associated with any such deviation. The policy generally provides that concerns regarding the timing of any grant should be communicated to our General Counsel and Chief Financial Officer by the Chairperson of the Compensation Committee. Finally, the policy provides for documentation of any such deviation.

Board of Directors

Our Board of Directors is currently comprised of nine members, of which Messrs. Clardy, Craddock, Fontaine, LeVecchio, Marren and White will stand for election at our 2010 Annual Meeting of Stockholders. Messrs. Ciciora, Schueppert and Tai previously notified the Board of Directors that they will not stand for re-election at the 2010 Annual Meeting. Our Board of Directors currently has no vacancies.

Director Independence

Our Board of Directors has determined that eight of our current Board members, Messrs. Ciciora, Clardy, Craddock, LeVecchio, Marren, Schueppert, Tai and White (excluding Mr. Fontaine), and two of our new nominees for director, Messrs. Rast and Rau (excluding Mr. Peck), are independent directors as defined under the current listing standards of The NASDAQ Stock Market. Mr. White was appointed Lead Independent Director of our Board of Directors on January 18, 2005, and has been reappointed every year thereafter.

Board Meetings and Committees; Annual Meeting Attendance

Our Board and its committees have the authority to conduct investigations and to retain outside advisors of their choosing, at Microtune’s expense. During fiscal year 2009, our Board of Directors met 13 times. Each director attended at least 75% of the aggregate of these Board meetings and of the meetings of the committees on which he served, except that Mr. Tai attended eight of the 13 Board meetings. Members of our Board of Directors are encouraged to attend our Annual Meeting. Last year, three members of our Board of Directors attended our Annual Meeting.

Our Board of Directors currently has four standing committees—an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Technical Advisory Committee.

Audit Committee. The Audit Committee’s principal function is to assist the Board of Directors in fulfilling its responsibilities for oversight of:

•	the integrity of our financial statements;

•	the adequacy of our system of internal controls;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditor; and

•	the performance of our independent auditor and internal audit function.

In accordance with its charter, our Audit Committee is responsible for:

Financial Reporting

•	reviewing with management and our independent auditor the significant judgments and estimates used in developing our financial reports and the major issues addressed;

•	reviewing the accounting and reporting treatment of significant transactions outside our ordinary operations;

•	reviewing with management and our independent auditor significant changes to our accounting principles or their application as reflected in our financial reports;

•	meeting periodically with our independent auditor (outside of the presence of management, as appropriate):

•	to review its reasoning in accepting or questioning significant decisions made by management in preparing our financial reports;

•	to review any audit problems or difficulties and management’s response;

•	to review any outstanding disagreements with management that would cause it to issue a non-standard report on our financial statements;

•	to examine the appropriateness of our accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed;

•	to determine if any restrictions have been placed by management on the scope of its audit; and

•	to discuss any other matters the Audit Committee deems appropriate;

•	reviewing and discussing our earnings press releases with management and our independent auditor, including the use of non-GAAP financial information;

•	reviewing (by the Audit Committee or its Chairperson) earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•

reviewing quarterly and annual financial statements and discussing their appropriateness with management and our independent auditor and, in the case of our annual financial statements, recommending to the Board of Directors whether the audited financial statements should be included in our Annual Report on Form 10-K; and

•	in connection with each quarterly and annual report, reviewing:

•	management’s disclosure to the Audit Committee and our independent auditor under Section 302 of the Sarbanes-Oxley Act, including identified changes in internal control over financial reporting; and

•

the contents of the Chief Executive Officer and Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act and the process conducted to support the certifications;

Relationship with Independent Auditor

•	bearing primary responsibility for overseeing our relationship with our independent auditor. In carrying out this responsibility, the Audit Committee shall:

•	have sole authority to appoint, determine funding for and oversee our outside auditor;

•	be directly responsible for the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work;

•	review the scope and plan for our independent auditor’s annual audit and review and annually pre-approve, in advance, the fees to be charged by our independent auditor for its audit services;

•

review with our independent auditor the extent of non-audit services provided and related fees, and approve any internal control-related services and permitted non-audit services or other non-audit relationships;

•

at least annually, obtain and review a report from the independent auditor delineating all relationships between the independent auditor and Microtune, consistent with the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence;

•	determine whether the Audit Committee believes the outside auditor is independent;

•

at least annually, obtain and review a report by Microtune’s independent auditor describing the independent auditor firm’s internal quality-control procedures; material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and Microtune;

•

inquire of management, internal auditors and the independent auditor concerning any deficiencies in the policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and reviewing the timeliness and reasonableness of proposed corrective actions and the adequacy of disclosure about changes in internal control over financial reporting;

•	review significant management audit findings and recommendations, and management’s responses thereto; and

•

inquire of our independent auditor annually as to whether any illegal act has been detected or has otherwise come to its attention in the course of its audit, unless the illegal act is clearly inconsequential;

Complaint Procedures and General Oversight by Audit Committee

•

establishing procedures for the receipt, retention and treatment of complaints received by Microtune regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	recommending to Microtune, as necessary, appropriate remedial measures or actions with respect to the complaints or concerns described immediately above;

•

discussing with management, Microtune’s internal audit personnel and our independent auditor whether Microtune and its subsidiaries are in conformity with applicable legal requirements and Microtune’s Code of Ethics and Business Conduct and advise the Board of Directors with respect to its policies and procedures regarding compliance with applicable laws and regulations and with the Code of Ethics and Business Conduct;

•	reviewing management’s responses to recommendations for improving internal controls in the independent auditor’s management letters;

•	reviewing Microtune’s policies and practices with respect to risk assessment and risk management;

•	reviewing Microtune’s policies and practices related to compliance with laws, ethical conduct and conflicts of interest;

•

reviewing all “related party transactions” for potential conflict of interest situations on an ongoing basis and approving any such transactions (the term “related party transaction” refers to transactions required to be disclosed pursuant to Item 404 of Regulation S-K); provided, any such transaction may be alternatively approved by another independent body of our Board;

•	reviewing material cases of conflicts of interest, misconduct or fraud;

•	reviewing material issues between Microtune and regulatory agencies; and

•	reviewing as appropriate material litigation involving Microtune;

Approval of Reports

•

preparing and approving the Audit Committee’s report required by the rules of the SEC to be included in the proxy statement for our annual meeting of stockholders, and such other reports as may from time to time be necessary or appropriate;

Annual Performance Review

•	conducting an annual evaluation of the Audit Committee’s performance in carrying out its responsibilities; and

•	reviewing and reassessing the adequacy of the Audit Committee’s charter annually and recommending any proposed changes to the Board of Directors for approval.

Mr. LeVecchio, Mr. Craddock and Mr. White are the current members of the Audit Committee. Mr. LeVecchio became a member of the Audit Committee in August 2003. Mr. Craddock and Mr. White became members of the Audit Committee in January 2004. The Audit Committee discusses general financial and accounting-related matters at its regular quarterly meetings that coincide with full Board meetings, and it discusses our quarterly financial performance and associated press releases describing our quarterly and annual financial results at such meetings. The Audit Committee met five times during fiscal year 2009. For more information about our Audit Committee, see the “Report of the Audit Committee of the Board of Directors” on page 65.

Our Board of Directors has determined that each of the members of the Audit Committee who served during fiscal year 2009 is “independent” as defined under NASDAQ Listing Rule 5605(a)(2), and met the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (Exchange

Act), as well as the requirements of NASDAQ Listing Rule 5605(c)(2). Mr. LeVecchio serves as Chairperson of the Audit Committee, and our Board of Directors has determined that Mr. LeVecchio qualifies as a “financial expert” as defined by the rules of the SEC. Mr. LeVecchio currently serves on the audit committees of three other public companies. However, our Board has noted the significant time expended by Mr. LeVecchio managing the Audit Committee’s responsibilities and that his responsibilities to other boards have not impaired his ability to contribute extraordinary time and efforts to our Audit Committee. Our Board has therefore determined that Mr. LeVecchio’s simultaneous service on three other audit committees in addition to our Audit Committee does not impair, and will not impair, the ability of Mr. LeVecchio to effectively serve as Chairperson of our Audit Committee.

Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to our executive officers and directors. In addition to addressing executive compensation, the Compensation Committee provides guidance to management on general compensation and organizational development issues and also administers our equity compensation plans. The philosophy of the Compensation Committee is to provide compensation to our officers and directors in such a manner as to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives for such persons to perform to the best of their abilities, and to promote the success of our business. The Compensation Committee may retain or employ professional firms and experts to assist it in the discharge of its duties. Further, the Compensation Committee has the authority to appoint and delegate any of its duties to a sub-committee comprised of one or more Compensation Committee members, as it deems necessary and appropriate.

In accordance with its charter, the Compensation Committee is also responsible for:

•	determining our overall compensation philosophy;

•

reviewing and making determinations regarding the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and recommending appropriate compensation to our Board of Directors based on the evaluation;

•	reviewing and making recommendations to the Board of Directors regarding our compensation policy for officers and directors;

•	reviewing and making recommendations to the Board of Directors regarding all forms of compensation to be provided to our officers;

•	reviewing all components of compensation for non-employee directors;

•

working with the Chief Executive Officer to review and make recommendations to the Board of Directors regarding general compensation goals for non-officer employees and the criteria by which bonuses are awarded to non-officer employees;

•	administering our equity compensation plans and making recommendations to the Board of Directors regarding any amendments to our equity compensation plans;

•	reviewing and approving any agreement to be entered into between Microtune and any employee that provides for a fixed term of employment or for severance or other termination benefits;

•	producing an annual report of executive compensation to be provided in the Annual Report on Form 10-K or proxy statement, as applicable;

•

reviewing and discussing the “Compensation Discussion and Analysis” disclosure prepared by management for inclusion in our Annual Report on Form 10-K and, as applicable, Proxy Statement, and once satisfied with the disclosure, recommending its inclusion in the Annual Report on Form 10-K and, as applicable, the Proxy Statement to our Board of Directors;

•	reviewing and evaluating its performance annually;

•	reviewing and reassessing the Compensation Committee charter and our Equity Compensation Award Policy; and

•	consulting with management regarding regulatory compliance with respect to compensation matters.

As part of our settlement of the consolidated derivative litigation in 2005, our Board of Directors agreed to give the Compensation Committee the following additional responsibilities:

•	evaluating our Chief Executive Officer’s performance against annual and long-term performance goals and the Philadelphia Semiconductor Index;

•	coordinating evaluation of our Chief Executive Officer’s and Chief Financial Officer’s performance with our Lead Independent Director;

•

recommending Chief Executive Officer and executive officer bonus compensation for the last fiscal year to the Board of Directors, which is based on the achievement of goals set in advance (discretionary awards can be made only if beneficial to Microtune and approved by the Board of Directors);

•	annually reviewing current compensation packages with consideration given to performance goals and incentive awards and overall compensation packages; and

•	reviewing director compensation annually.

Our Board of Directors has determined that each of the members of the Compensation Committee is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board of Directors has also determined that the members of the Compensation Committee who served during fiscal year 2009 are “independent” as defined under NASDAQ Listing Rule 5605(a)(2). Messrs. Clardy, Marren and Schueppert are the current members of the Compensation Committee and all served on the committee throughout fiscal 2009. Mr. Clardy is the chairperson of the Compensation Committee. The Compensation Committee met 12 times during fiscal 2009. For more information on our Compensation Committee, see our “Compensation Committee Report” on page 56.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is appointed by the Board of Directors to fulfill the following general responsibilities:

•	identifying individuals qualified to become directors;

•

recommending to the Board of Directors a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings;

•	developing, reviewing and recommending to the Board of Directors the corporate governance guidelines applicable to Microtune;

•	leading the Board of Directors in its annual evaluation of the performance and independence of the Board and the performance of executive management; and

•	recommending to the Board of Directors membership on our standing board committees.

In accordance with its charter, the Nominating and Corporate Governance Committee is responsible for the following:

•	identifying and evaluating potential new Board members, providing information about potential nominees for the full Board of Directors to consider;

•

recommending the slate of qualified director nominees for the Board of Directors (based upon the Nominating and Corporate Governance Committee’s assessment of their personal and professional integrity, experience, skills, independence, ability and willingness to devote the time and effort necessary to be an effective board member and commitment to acting in the best interests of Microtune and our stockholders) in connection with each annual meeting and any directors to be elected by the Board to fill vacancies between annual meetings;

•	recommending committee assignments for directors;

•	evaluating the composition, organization and performance of the Board of Directors and its committees;

•	evaluating and making recommendations to the Board of Directors as to the determination of each director’s independence;

•	reviewing and reporting to the Board of Directors regarding succession planning with respect to the Chief Executive Officer;

•	developing, recommending to the Board of Directors, and annually reviewing the corporate governance guidelines applicable to Microtune;

•	developing and recommending to the Board of Directors a self-evaluation process for the Board of Directors and its committees;

•	overseeing the Board of Directors and committee self-evaluation process and reporting its findings to the Board of Directors following the end of each fiscal year; and

•	conducting a preliminary review of the independence of each Board member and providing its findings and making recommendations to the full Board regarding the independence of each Board member.

Messrs. Ciciora, Clardy and White are the current members of the Nominating and Corporate Governance Committee and served on the committee throughout fiscal year 2009. Mr. White is the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met two times during fiscal year 2009.

Technical Advisory Committee. The Technical Advisory Committee was established by the Board of Directors on May 17, 2004. The Technical Advisory Committee is responsible for assisting management in the strategic development of new technology and the commercialization and marketing of existing technology. Messrs. Ciciora, Craddock and Tai are the current members of the Technical Advisory Committee and all served on the committee throughout fiscal year 2009. Messrs. Craddock and Ciciora are the Co-Chairpersons of the Technical Advisory Committee. The Technical Advisory Committee did not meet during fiscal year 2009. The Technical Advisory Committee does not have a formal written charter.

Director Qualifications

When evaluating director nominees, our Nominating and Corporate Governance Committee generally seeks to identify individuals with diverse, yet complementary backgrounds. Although we have no formal policy regarding diversity, our Nominating and Corporate Governance Committee considers both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability, and industry backgrounds in the context of the needs of the Board and the company. The committee believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the experience and ability to analyze complex business issues facing Microtune, specifically, those issues that are inherent in the fabless semiconductor industry. In addition to business expertise, the committee requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. In general, candidates who hold or who have held an executive-level position in an established high technology company are preferred.

When considering a candidate for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	independence;

•	depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;

•	education and professional experience;

•	judgment, integrity and reputation;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size, composition and skills of the existing Board of Directors.

Prior to nominating a sitting director for re-election at an annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider the director’s past attendance at, and participation in, meetings of the Board of Directors and its committees and the director’s formal and informal contributions to the work of the Board of Directors and its committees.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the committee may in the future use the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board that candidate’s appointment or election.

Stockholder Recommendations for Nominations to the Board of Directors

In connection with the settlement of our consolidated stockholder derivative litigation in 2005, we agreed to establish a procedure for stockholders to nominate two directors for election to our Board of Directors. The committee evaluated such recommendations by applying its regular nominee criteria described above and the additional procedures described below.

In 2005 and 2006, a corporate governance consultant selected by lead plaintiffs’ counsel, working in conjunction with us, identified potential directors by contacting stockholders who had held 1% or more of our common stock for at least nine months to solicit names of candidates for election to our Board of Directors. Our Nominating and Corporate Governance Committee then reviewed the candidate’s qualifications and selected the stockholders’ nominee. This procedure resulted in the appointment of Bernard T. Marren on August 30, 2005 and the appointment of Michael T. Schueppert on August 21, 2006, all in accordance with the derivative litigation settlement and our Third Amended and Restated Bylaws.

Communications with Directors

Stockholders may communicate with any and all members of the Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Lead Independent Director, for a communication addressed to the entire Board of Directors) at the following address and fax number:

Name of Director(s)

c/o Corporate Secretary

Microtune, Inc.

2201 10th Street

Plano, Texas 75074

Fax: (972) 673-1815

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Board or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Lead Independent Director will determine whether any communication addressed to the entire Board should be properly addressed by the entire Board or a committee thereof. If a communication is sent to the Board or a committee, the Board of Directors or the chairperson of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our General Counsel.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following table lists all of Microtune’s current directors and nominees for director. The information set forth in the table is as of April 9, 2010. All of Microtune’s current directors, with the exception of Messrs. Ciciora, Schueppert and Tai, will stand for re-election at the 2010 Annual Meeting. In addition, Messrs. Peck, Rast and Rau, none of whom previously served as a director of Microtune, are nominees standing for election at the 2010 Annual Meeting. Each nominee, if elected, will serve until the 2011 Annual Meeting of Stockholders or until a qualified successor is elected, unless the nominee resigns or is removed from the Board before then. In the event any such nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

Name	Age	Principal Occupation	Director Since	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technical Advisory Committee
Walter S. Ciciora(4)	67	Independent Consultant	1996			X	C(1)
James H. Clardy	75	Retired Venture Partner, Austin Ventures(3)	1996		C	X
Steven Craddock	61	Independent Consultant	2002	X			C(1)
James A. Fontaine	52	President and Chief Executive Officer, Microtune, Inc.	2003
Anthony J. LeVecchio	63	President and Owner, The James Group	2003	C
Bernard T. Marren	74	President and Chief Executive Officer, OPTi, Inc.	2005		X
Drew Peck(5)	53	Co-Founder and Partner, Steel Horse Advisors
Robert Rast(5)	68	Principal, Tsar Digital
Raghavendra (Raghu) Rau(5)	60	Member of Marketing Advisory Board, Cleversafe, Inc., and Strategic Advisory Board, IOCOM Integrated Communications
Michael T. Schueppert(4)	44	Chief Executive Officer, FluteRadio, LLC	2006		X
William P. Tai(4)	47	General Partner, Charles River Ventures	1998				X
A. Travis White(2)	65	Independent Consultant	2004	X		C

X	Member of the committee.
C	Chairperson of the committee.
(1)	Co-Chairperson of the Technical Advisory Committee.
(2)	Lead Independent Director.
(3)	Retired from Austin Ventures on December 31, 2008.
(4)	Will not stand for re-election to the Board of Directors at the 2010 Annual Meeting.
(5)	Nominee standing for election to the Board of Directors at the 2010 Annual Meeting.

The following is a brief description of the business experience and educational background of each current director and each of the nominees for director, including the capacities in which each has served during the past five years:

Walter S. Ciciora became a director of Microtune in November 1996. Mr. Ciciora has been an independent consultant for companies in the cable, television, consumer electronics and telecommunications industries since October 1993. Mr. Ciciora holds a B.S., M.S. and Ph.D. in electrical engineering from the Illinois Institute of

Technology and a M.B.A. from the University of Chicago. We believe that Mr. Ciciora’s financial and business expertise, including a diversified background in the cable television industry gave him the qualifications and skills to serve as a director. Mr. Ciciora is not standing for re-election at the 2010 Annual Meeting.

James H. Clardy became a director of Microtune in August 1996 and served as a member of the Office of the President from June 2003 to August 2003. Mr. Clardy was a venture partner of Austin Ventures, a venture capital firm, from January 1998 to December 2008. Mr. Clardy assumed the role of interim Chief Executive Officer of D2 Audio in August 2004 and left in 2005. Additionally, he served as President and Chief Executive Officer of nanoCoolers from July 2005 until November 2007. Mr. Clardy holds a B.S. in electrical engineering from the University of Tennessee. We believe that Mr. Clardy’s financial and business expertise, including a diversified background in the semiconductor industry give him the qualifications and skills to serve as a director.

Steven Craddock became a director of Microtune in April 2002. Mr. Craddock has been an independent consultant for companies in the cable television and telecommunications industries since retiring from Comcast Corporation in July 2008. Previously, he was the Senior Vice President—Technology for Comcast Corp. from June 1994, where he was responsible for the evaluation and development of new technologies for voice, data and video and their integration into the Comcast infrastructure. He also served as Comcast’s representative to CableLabs®, a research and development consortium sponsoring industry initiatives such as the DOCSIS, PacketCable™ and CableHome™ standards. He currently serves on a number of technical advisory boards for high technology companies and also serves as a director on the boards of several privately-held companies. Mr. Craddock is a licensed professional engineer (PE) and holds a B.S. in civil engineering and electrical engineering from the Virginia Military Institute. We believe that Mr. Craddock’s financial and business expertise, including a diversified background in the cable television and telecommunications industries give him the qualifications and skills to serve as a director.

James A. Fontaine became a director, Chief Executive Officer and President of Microtune in August 2003. Mr. Fontaine was retired from May 2002 until his return to Microtune in August 2003. Mr. Fontaine previously served as Microtune’s Chief Strategy Officer from October 2001 until May 2002, Office of the President from August 2001 until September 2001, President from February 1999 until August 2001, and Executive Vice President of Sales and Marketing from August 1998 until February 1999. Mr. Fontaine holds a B.S. in electrical engineering from Marquette University. We believe that Mr. Fontaine’s financial and business expertise, including a diversified background in the semiconductor industry give him the qualifications and skills to serve as a director.

Anthony J. LeVecchio became a director of Microtune in August 2003. Mr. LeVecchio has been the President and Owner of The James Group, Inc., a general business consulting firm, since 1988. He currently serves as a director and as chairperson of the audit committees of DG Fast Channel Inc. (NASDAQ: DGIT), Ascendant Solutions (OTC: ASDS.PK) and ViewPoint Financial Group (NASDAQ: VPFG) and serves as a member of the board of directors of several privately-held companies. In March 2010, Mr. LeVecchio participated in the West Coast Peer Exchange Conference for audit committee chairmen sponsored by Corporate Board Member Magazine. In addition, he is a Director in Residence and Advisor to the University of Texas at Dallas’s Institute for Corporate Governance. He also is a guest lecturer in the UTD MBA program. Mr. LeVecchio holds a Bachelor of Economics and a M.B.A. in Finance from Rollins College. We believe that Mr. LeVecchio’s financial and business expertise, including a diversified background in finance and accounting give him the qualifications and skills to serve as a director.

Bernard T. Marren became a director of Microtune in August 2005. Mr. Marren is currently the President and CEO of OPTi, Inc. (OTC BB: OPTI.OB), a company that licenses intellectual property for logic chips. He currently serves as a director of UniPixel Displays, Inc. (OTC BB: UNXL.OB), a company that develops new display panel technologies. From April 2007 until its acquisition in May 2009, Mr. Marren served on the board of InFocus Corporation (NASDAQ: INFS), a company that manufactured digital projectors. Mr. Marren was the founder and first president of the Semiconductor Industry Association (SIA). Mr. Marren holds a B.S. in electrical engineering from Illinois Institute of Technology (IIT). We believe that Mr. Marren’s financial and business expertise, including a diversified background in management and knowledge of intellectual property matters related to the semiconductor industry, give him the qualifications and skills to serve as a director.

Drew Peck is a nominee standing for election to the Board of Directors at the 2010 Annual Meeting. Mr. Peck has not previously served as a director of Microtune. Mr. Peck is a semiconductor analyst and consultant. He is a partner and co-founder of Steel Horse Advisors, founded in 2007, a firm that provides strategic consulting and advises on mergers/acquisitions and capital raising. Mr. Peck is a 25-year veteran of Wall Street with more than 20 years as an equity research analyst. Previously, Mr. Peck was a partner with Crimson Investment, a venture capital and private equity firm, where he focused on Asian technology investments. Prior to Crimson, Mr. Peck was with Cowen & Company, leading its Electronics Research Team. At Cowen, Mr. Peck conducted, managed and directed research coverage of semiconductor companies. Prior to Cowen, he was with DLJ, as a senior semiconductor research analyst and with Gartner Securities, as a semiconductor industry analyst. Before entering into the financial services industry, Mr. Peck was a member of MIT’s Lincoln Laboratory’s research staff, where he published numerous papers in the fields of quantum electronics and submillimeter physics. Mr. Peck graduated from Brandeis University with a BA in Physics and received a MS in Management and a MSEE from the Massachusetts Institute of Technology. We believe that Mr. Peck’s financial and business expertise, including a diversified background as a financial analyst of the semiconductor industry, give him the qualifications and skills to serve as a director.

Robert Rast is a nominee standing for election to the Board of Directors at the 2010 Annual Meeting. Mr. Rast has not previously served as a director of Microtune. Mr. Rast is currently a principal at Tsar Digital. He recently served as Chairman of the Board of the Advanced Television Systems Committee, where he both revitalized the ATSC standard and led the development of the ATSC strategic plan (2006). As senior executive, Mr. Rast led the DTV technical and business initiatives at multiple companies, including Micronas, LINX Electronics, DemoGraFX, Dolby Laboratories, and General Instruments. He has served on a number of industry and technical committees, including the Digital Cinema Advisory Committee, the EIA and NCTA. Mr. Rast has a BSEE from the University of Maryland with additional study for a MSEE at the University of Pennsylvania. We believe that Mr. Rast’s financial and business expertise, including a diversified background in the television and telecommunications industries, give him the qualifications and skills to serve as a director.

Raghavendra (Raghu) Rau is a nominee standing for election to the Board of Directors at the 2010 Annual Meeting. Mr. Rau has not previously served as a director of Microtune. Mr. Rau is a strategic advisor specializing in global marketing and business strategy and venture capital and market development for high-technology, early revenue companies. Mr. Rau currently serves on the Marketing Advisory Board of Cleversafe, Inc., a provider of dispersed data storage technologies and on the Strategic Advisory Board of IOCOM Integrated Communications, a provider of software and related services to companies, research labs, and government institutions. Mr. Rau served as Senior Vice President of the Mobile TV Solutions Business of Motorola, Inc. (“Motorola”), a provider of technologies, products and services in the communications industry, from May 2007 until January 2008, and as Senior Vice President of Strategy and Business Development, Networks & Enterprise of Motorola from March 2006 until May 2007. Mr. Rau served as Corporate Vice President of Global Marketing and Strategy for Motorola from 2005 until 2006 and as Corporate Vice President, Marketing and Professional Services, from 2001 until 2005. From October 1992 until 2001, Mr. Rau served in various positions within Motorola, including as Vice President of Strategic Business Planning and Vice President of Sales and Operations and held positions in Asia and Europe. Mr. Rau is a former Chairman of the QuEST Forum, a collaboration of service providers and suppliers dedicated to telecom supply chain quality and performance, and was a Director of the Center for Telecom management at the University of Southern California. Mr. Rau also served on the Motorola Partnership Board of France Telecom. Mr. Rau holds a Bachelor degree in Engineering from the University of Mysore, India and an MBA from the Indian Institute of Management in Ahmedabad. We believe that Mr. Rau’s financial and business expertise, including a diversified background in global marketing and business strategy and venture capital and market development for high-technology companies, give him the qualifications and skills to serve as a director.

Michael T. Schueppert became a director of Microtune in August 2006. Mr. Schueppert is the founder and CEO of FluteRadio, LLC. From January 2005 to December 2006, Mr. Schueppert was President of ModeoTM LLC and from 1997 to 2006, he served as Senior Vice President, Business Development, of Crown Castle International Corp. From 1994 to 1997, Mr. Schueppert served in a variety of international sales and marketing roles for Cable & Wireless plc. Mr. Schueppert is a graduate of Cambridge University, UK, and holds a M.B.A.

with distinction from INSEAD, France. We believe that Mr. Schueppert’s financial and business expertise, including a diversified background in the telecommunications industry gave him the qualifications and skills to serve as a director. Mr. Schueppert is not standing for re-election at the 2010 Annual Meeting.

William P. Tai became a director of Microtune in June 1998. Mr. Tai has been a general partner of Charles River Ventures since June 2002. He also has been a general partner/managing director of Institutional Venture Partners, a venture capital firm, since July 1997. From 1995 to 2008, Mr. Tai served on the board of Transmeta Corp. (NASDAQ: TMTA), a provider of microprocessors. Mr. Tai also serves on the boards of directors of several privately-held companies. Mr. Tai holds a B.S. in electrical engineering from the University of Illinois and a M.B.A. from Harvard Business School. We believe that Mr. Tai’s financial and business expertise, including a diversified background in venture capital and market development for high-technology companies gave him the qualifications and skills to serve as a director. Mr. Tai is not standing for re-election at the 2010 Annual Meeting.

A. Travis White became a director of Microtune in January 2004. Mr. White has been semi-retired since January 2000. Prior to his retirement, Mr. White was President and Chief Executive Officer of Centillium Communications, Inc. from April 1998 through January 2000. Prior to April 1998, he was President of Sony Semiconductor Company of America and also Senior Vice President of Sony Corporation, Japan. He currently serves on the board of one other public company, Entorian Technologies, Inc. (NASDAQ: ENTN) (formerly Staktek Holdings, Inc.), where he serves as chairperson of the audit committee, and as a director on two non-profit organizations and two privately-held companies. In addition, Mr. White is involved in a number of chief executive officer coaching assignments. Mr. White holds a B.S. in biological sciences and chemistry from the University of Texas, El Paso. We believe that Mr. White’s financial and business expertise, including a diversified background in management and the semiconductor industry give him the qualifications and skills to serve as a director.

Agreement with Certain Entities and Individuals Associated with Ramius LLC

On March 23, 2010, Microtune entered into an agreement (the “Ramius Agreement”) with certain entities and individuals associated with Ramius LLC (collectively, “Ramius”), as further described in the Form 8-K filed by Microtune with the Securities and Exchange Commission on March 24, 2010.

Pursuant to the Ramius Agreement, Microtune agreed, among other things, to nominate three new directors, who include Robert Rast, Raghavendra (Raghu) Rau and Drew Peck, for election to the Board of Directors at the 2010 Annual Meeting and grant Ramius certain rights with regard to director nominations for the 2011 Annual Meeting.

Ramius agreed to withdraw the letter previously submitted to Microtune nominating members to the Board of Directors and to support Microtune’s director nominations at the 2010 Annual Meeting and not to submit any nominations for directors at the 2011 Annual Meeting other than in accordance with the terms of the Ramius Agreement. Additionally, Ramius agreed to certain limited standstill restrictions which, subject to certain exceptions relating to the 2011 Annual Meeting, will expire prior to the deadline for nominations of directors for election or submission of proposals to be considered at the 2012 Annual Meeting, but in any event no later than October 31, 2011.

In connection with entering into the Ramius Agreement, Messrs. Ciciora and Tai agreed that they would not stand for re-election at the 2010 Annual Meeting. In addition, Mr. Schueppert will not stand for re-election at the 2010 Annual Meeting. Messrs. Ciciora, Tai and Schueppert will continue to serve as directors until the 2010 Annual Meeting.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect each nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Shares represented by proxies will be voted for the election of the nominees named above unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as the Board of Directors may designate.

If you hold your shares through a broker, bank or other nominee, it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares through a broker, bank or other nominee and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.

Recent changes in the regulations were made to take away the ability of your bank, broker or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares through a bank, broker or other nominee and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nine nominees listed above. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the election of the nine nominees named in Proposal No. 1.

PROPOSAL No. 2

APPROVAL OF THE MICROTUNE, INC. 2010 STOCK PLAN

The Board of Directors has adopted, and recommends to our stockholders for approval, the Microtune, Inc. 2010 Stock Plan (the “2010 Stock Plan”).

On April 9, 2010, our Board adopted, subject to stockholder approval, the 2010 Stock Plan. The 2010 Stock Plan is intended to replace our Amended and Restated 2000 Stock Plan (the “Prior Stock Plan”) and to serve the same purpose of enabling us to deliver a portion of our employee, director and consultant compensation in the form of grants of stock and cash-based incentive awards. The Board believes that an effective and stockholder-friendly compensation program should include long-term incentive compensation, the ultimate value of which is tied to our financial performance. Approval of the 2010 Stock Plan will allow us to continue to attract, motivate and retain qualified employees, directors and consultants and provide them with the incentive to maximize long-term stockholder returns and achieve long-term objectives that will inure to the benefit of our stockholders.

We are proposing the adoption of the 2010 Stock Plan to (i) add to the number of shares currently available for equity grants to our employees, directors and consultants, (ii) provide greater flexibility in the terms and conditions of awards and (iii) conform our stock incentive plan to current best practices and changes in federal tax law. As of March 31, 2010, there was an aggregate total of 2,593,477 shares remaining under the Prior Stock Plan. Since such time, none of these shares have been awarded through our annual equity compensation process, leaving 2,593,477 shares available for grants under the Prior Stock Plan. We intend, however, to make our regular annual equity awards effective May 15, 2010 under the Prior Stock Plan. The shares remaining under the Prior Stock Plan will not be made available for grants under the 2010 Stock Plan and are not included in the aggregate 3,000,000 shares that would be available under the 2010 Stock Plan. If the 2010 Stock Plan is approved by our stockholders, the Board will take such steps as are necessary to terminate the Prior Stock Plan as soon as practicable following such approval.

The 2010 Stock Plan also is intended to enable us to deliver a portion of our employee and director compensation in the form of grants of stock and cash-based incentive awards, which awards, in the discretion of the Compensation Committee, may be designed to satisfy the performance-based compensation exception to the $1 million limit on deductible compensation under Section 162(m) of the Code.

The primary features of the 2010 Stock Plan are summarized below. The summary is qualified by, and subject to, the provisions of the 2010 Stock Plan, a copy of which is attached as APPENDIX A, and should be referred to for a complete statement of the terms of the 2010 Stock Plan. The meaning of capitalized terms not defined in this summary can be found in the “Definitions” section of the 2010 Stock Plan.

Any stockholder of Microtune who wishes to obtain a copy of the original plan document may do so upon written request to us at: Microtune, Inc., 2201 10th Street, Plano, Texas 75074.

Summary of the 2010 Stock Plan

Shares Available Under the 2010 Stock Plan. Upon approval of the 2010 Stock Plan by our stockholders, there will be an aggregate of 3,000,000 shares of our common stock, par value $0.001 per share, available for issuance pursuant to awards under the 2010 Stock Plan. Each share issued to settle awards will reduce the number of shares available for issuance on a 1-for-1 basis. The aggregate number of shares that may be issued to settle awards that are intended to satisfy the performance-based compensation exception of Section 162(m) of the Code will not exceed certain amounts as described below under “Section 162(m) Conditions.” Upon approval of the 2010 Stock Plan by our stockholders, the shares will be subsequently registered with the Securities and Exchange Commission on a Form S-8.

Administration of the 2010 Stock Plan. In general, the 2010 Stock Plan is administered by the Compensation Committee, which is composed entirely of independent directors. The administrative responsibilities of the Compensation Committee include selecting the individuals eligible to participate in the 2010 Stock Plan, the types of awards that may be granted, the time(s) at which awards may be granted and the number of shares to be covered by each award granted. The Compensation Committee also has the authority to interpret and administer the 2010 Stock Plan, to determine the terms and conditions of awards and to make all other determinations relating to the 2010 Stock Plan that it deems necessary or desirable for the administration of the plan. In addition, the Compensation Committee may appoint a plan administrator who will have the responsibility to administer the 2010 Stock Plan on a daily basis.

Term of Plan. The 2010 Stock Plan will terminate on May 20, 2020, the tenth anniversary of the date it was approved by our stockholders (if such approval occurs) except with respect to awards then outstanding.

Eligibility. Eligible participants under the 2010 Stock Plan include all of our employees, directors and consultants as selected by the Compensation Committee. Approximately 222 persons currently participate in our Prior Stock Plan and are considered to be eligible to participate in the 2010 Stock Plan.

Awards. Awards include options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other share-based awards and any other right, interest or option relating to shares or cash granted pursuant to the 2010 Stock Plan. Each award granted under the 2010 Stock Plan will be evidenced by a written or electronic award agreement in a form, and containing such terms and conditions, as the Compensation Committee determines. The Compensation Committee may grant awards to any eligible participant at any time. The Compensation Committee may delegate to one or more executive officers the authority to grant awards to employees, who are not directors or executive officers, and consultants.

Terms and Conditions of Options. Options may be granted alone or in addition to other awards. Options may be nonqualified stock options or incentive stock options within the meaning of Section 422 of the Code; provided, that incentive stock options may only be granted to employees and are subject to the requirements of Section 422 of the Code as explained in the 2010 Stock Plan.

The exercise price for shares purchasable under an option will not be less than 100% of the fair market value of the shares on the date of grant. Options will vest and be exercisable as determined by the Compensation Committee and may be exercised during a term not to exceed 10 years from the date of grant. The Committee may permit participants to use shares they own in order to pay the exercise price and may provide that the shares to be issued upon an option’s exercise will be in the form of restricted stock or other similar securities.

Terms and Conditions of Stock Appreciation Rights. A stock appreciation right may be granted in connection with, or without relationship to, all or part of any award, either at the time of grant or at any time during the term of the award. A stock appreciation right will have (i) a grant price not less than fair market value on the date of grant (subject to the requirements of Section 409A of the Code with respect to stock appreciation rights granted in conjunction with, but subsequent to, an option), and (ii) a term not greater than 10 years. The Compensation Committee may impose such other conditions or restrictions on the terms of the exercise and the grant price of any stock appreciation right as it deems appropriate.

Upon the exercise of a stock appreciation right, the holder will have the right to receive the excess of (i) the fair market value of the shares on the date of exercise (or such amount less than the fair market value as the Compensation Committee determines at any time during a specified period before the date of exercise) over (ii) the grant price of the stock appreciation right on the date of grant, which, except as provided in the 2010 Stock Plan with respect to substitute awards or share adjustments, will not be less than the fair market value of the shares on such date of grant of the stock appreciation right. The Compensation Committee may determine, in its sole discretion, whether payment of a stock appreciation right will be made in cash, in whole shares, or any combination thereof.

Terms and Conditions of Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be granted either alone or in addition to other awards and as a form of payment of performance awards and other earned cash-based incentive compensation. The Compensation Committee will determine the vesting period, which may provide for pro rata vesting over such time (which may be accelerated under certain limited circumstances such as death, disability, retirement or a change in control).

Unless otherwise provided in the applicable award agreement, beginning on the date of the grant of restricted stock, the participant will become a stockholder of the company with respect to all shares subject to the award agreement and will have all of the rights of a stockholder, including the right to vote such shares and the right to receive distributions made with respect to such shares. A participant receiving restricted stock units will not possess voting rights with respect to such award. Generally, shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any unvested awards of restricted stock or restricted stock units will be subject to the same restrictions as the award itself. The shares representing a grant of restricted stock will remain in the physical custody of the company until such restricted stock has vested and any other restrictions are removed or expire.

Terms and Conditions of Performance Awards. Performance awards may be granted for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards. The amount subject to the performance award, the performance goals to be achieved during any performance period and the length of the performance period will be determined by the Compensation Committee. Except as provided otherwise in an award agreement or in the event of a change in control, performance awards will be distributed only after the end of the relevant performance period. Performance awards may be paid in cash, shares, or any combination thereof, as determined in the sole discretion of the Compensation Committee. Performance awards may also be paid in lump sum or in installments following the close of the performance period, or, in accordance with procedures established by the Compensation Committee, on a deferred basis subject to Section 409A of the Code.

Terms and Conditions of Other Share-Based Awards. Other share-based awards may be granted to participants either alone or in addition to other awards. Other share-based awards are also available as a form of payment of other awards and other earned cash-based compensation. The same vesting conditions noted for restricted stock and restricted stock units above generally apply with respect to other share-based awards. Other share-based awards may be paid in cash, shares, or any combination thereof, as determined by the Compensation Committee in its sole discretion. Payments with respect to other share-based awards may be made in a lump sum, in installments or on a deferred basis subject to Section 409A of the Code.

Effect of Termination of Employment or Services. The Compensation Committee will determine and set forth in each award agreement whether any awards will, as applicable, continue to be exercisable and the terms of such exercise, or cease to be subject to restrictions and the timing of when such restrictions will lapse, on and after the date that a participant ceases to be employed by or to provide services to us (including as a director or consultant), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a participant’s employment or services will be determined by the Compensation Committee, which determination will be final.

Section 162(m) Conditions. If the Compensation Committee determines that at the time an award is granted to a participant who is, or is likely to be a covered employee (as of the end of the tax year in which the company would claim a tax deduction in connection with such award), then the Compensation Committee may provide that the provisions of the 2010 Stock Plan relating to Section 162(m) of the Code will be applicable to such award (such award is referred to herein as a “162(m) Award”). In such case, (i) the vesting of an option or stock appreciation right may be subject to objective performance criteria (as described below) established by the Compensation Committee within the time required by Section 162(m), (ii) the vesting of an award (other than an option or stock appreciation right) and the distribution of cash, shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance criteria (as described below) established by the Compensation Committee within the time required by Section 162(m), and (iii) certain limitations with respect to awards will apply. Specifically, during any consecutive five-year period, no participant may with respect to 162(m) Awards (i) be granted options or stock appreciation rights with respect to more than an average of 700,000 shares per year, or (ii) earn more than an average of (A) 700,000 shares per year under other awards or (B) $5,000,000 per year with respect to performance awards. If a 162(m) Award is cancelled, the cancelled award will continue to be counted toward the foregoing limitations as applicable.

The performance criteria for 162(m) Awards are limited to the following performance measures, taken alone or in conjunction with each other, each of which may be adjusted by the Compensation Committee to exclude the before-tax or after-tax effects of any significant acquisitions or dispositions not included in the calculations made in connection with setting the performance criteria for the relevant award:

(i) Basic or diluted earnings per share, which may be calculated (A) as income calculated in accordance with “(iv)” below, divided by (1) the weighted average number of shares, in the case of basic earnings per share, and (2) the weighted average number of shares and shares equivalents of common stock, in the case of diluted earnings per share, or (B) using such other method as may be specified by the Compensation Committee;

(ii) Cash flow, which may be calculated or measured in any manner specified by the Compensation Committee;

(iii) Economic value added, which is after-tax operating profit less the annual total cost of capital;

(iv) Income, which may include, without limitation, net income, operating income, volume measures and expense control measures, and which may be calculated or measured (A) before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes; or (B) using such other method as may be specified by the Compensation Committee;

(v) Business performance or return measures (including, but not limited to, market share, debt reduction, return on assets, capital, equity, or sales), which may be calculated or measured in any manner specified by the Compensation Committee;

(vi) The price of the company’s common stock (including, but not limited to, growth measures and total stockholder return), which may be calculated or measured in any manner specified by the Compensation Committee; or

(vii) Any of the above performance criteria, determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Russell 2000 or the Russell 3000 Index, as applicable, or a group of companies deemed by the Compensation Committee to be comparable to the company.

All determinations regarding the achievement of performance goals are made by the Compensation Committee. The Compensation Committee may adjust downwards, but not upwards, the amount payable pursuant to a 162(m) Award; provided, however, that no such adjustment shall be made if it would cause the 2010 Stock Plan or an award to fail to comply with or be exempt from the requirements of Section 409A of the Code. The Compensation Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the participant or as otherwise determined by the Compensation Committee in special circumstances, subject to the requirements of Section 162(m) of the Code.

Adjustment Provisions. Awards may be adjusted in the event of unusual events such as distributions in connection with a merger, reorganization or stock split. In addition, in the event of a change in control, the treatment of outstanding awards granted to employees, directors or consultants generally depends on whether: (i) the successor company assumes or substitutes the applicable award, in which case such awards will continue pursuant to their terms; and/or (ii) the participant incurs a qualifying termination (subject to the terms and conditions in the participant’s award agreements), in which case such outstanding awards will become immediately vested and exercisable or transferable, depending on the type of award. If the successor company does not assume or substitute the applicable award, such award will become fully vested and exercisable, depending on the type of award, immediately prior to the change in control irrespective of whether the participant incurs a qualifying termination.

In addition, the Compensation Committee may make other determinations, as described in the 2010 Stock Plan, regarding the effect of a change in control on awards.

Transferability of Awards. Generally, awards granted under the 2010 Stock Plan are not transferable other than (i) by will or the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order. The Compensation Committee in its discretion may permit other transfers of awards pursuant to the terms of the 2010 Stock Plan.

Amendment and Termination of the 2010 Stock Plan. The Compensation Committee and the Board have the authority to amend the 2010 Stock Plan at any time, and the company may, by action of the Board, terminate the 2010 Stock Plan at any time and for any reason. The 2010 Stock Plan, however, may not be amended in any respect that materially increases the benefits available under the 2010 Stock Plan without the approval of our stockholders, including, (i) increasing the number of shares that may be the subject of awards under the 2010 Stock Plan (ii) expanding the types of awards available under the 2010 Stock Plan, (iii) materially expanding the class of persons eligible to participate in the 2010 Stock Plan, (iv) amending any provision of the 2010 Stock Plan regarding changes in the exercise price of options and stock appreciation rights, (v) increasing the maximum permissible term of any option or the maximum permissible term of a stock appreciation right, or (vi) increasing the limitations set forth above under “Section 162(m) Conditions”.

Certain Federal Income Tax Consequences

The following is a general description of the U.S. federal income tax consequences to participants and the company relating to awards. This discussion does not purport to cover all tax consequences relating to the awards, and assumes, with respect to deductibility of compensation by the company, that to the extent applicable, the requirements of Section 162 and Section 162(m) of the Code, as applicable, have been satisfied. Also, our ability to obtain a deduction for future payments under the 2010 Stock Plan could be limited by the “golden parachute rules” of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change of control of the employer corporation. The tax treatment may also vary depending on the participant’s particular situation and may, therefore, be subject to special rules not discussed below.

A participant who receives options or stock appreciation rights generally will not recognize any income, nor will the company be entitled to any tax deduction, at the time of the grant. At the time that a nonqualified stock option or stock appreciation right is exercised, the participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares purchased (or subject to a stock appreciation right) over (ii) the exercise price of the option for such shares (or the grant price of a stock appreciation right). We generally will be entitled to a tax deduction in an amount equal to the amount includible in the income of the participant in the taxable year in which the participant is required to recognize the income. A participant who disposes of shares received upon the exercise of a nonqualified stock option will recognize capital gain or loss in an amount equal to the difference between (i) the amount realized on the disposition of the shares, and (ii) the fair market value of the shares on the date on which the option was exercised. The capital gain or loss will be considered long-term if the shares received upon exercise of the nonqualified stock option are held for more than one year after the option was exercised. We are not entitled to any deduction for federal income tax purposes upon a participant’s disposition of stock received upon the exercise of an option (other than, in the circumstances described below, an incentive stock option).

A participant will recognize no income for federal income tax purposes upon the grant or the exercise of an incentive stock option, provided that the exercise occurs during employment or within three months after termination, other than in the case of death or disability. If the shares acquired upon the exercise are held for a minimum of both (i) two years from the date of grant and (ii) one year from the date of exercise, then any gain or loss recognized by the participant on the sale of such shares will be treated as a long-term capital gain or loss, and the company will not be entitled to any deduction for federal income tax purposes. If the shares acquired are not held for these minimum periods, then the participant will be required to recognize ordinary income in the year of the disposition to the extent that the fair market value of the shares on the date of exercise or the sale price, whichever is less, exceeds the exercise price for the shares. We generally will be entitled to a deduction for federal income tax purposes equal to the amount the participant is required to recognize as ordinary income.

A participant who receives awards payable in cash or restricted stock, restricted stock units or performance awards, will not recognize income for federal income tax purposes until the awards are settled. At that time, the participant will recognize ordinary income on the amount of cash received, if any, or for awards delivered in shares, the excess of (i) the fair market value of the shares on the settlement date over (ii) the amount, if any, paid for the shares. We will be entitled to take a tax deduction in an amount equal to the ordinary income recognized by the participant.

The 2010 Stock Plan allows the Compensation Committee to permit the transfer of awards in limited circumstances. See “Transferability of Awards” above. For income and gift tax purposes, certain transfers of nonqualified stock options and stock appreciation rights generally should be treated as completed gifts, subject to gift taxation.

An employee participant will be subject to withholding for federal and, if applicable, state and local, income taxes at the time the participant recognizes income under the rules described above with respect to shares or cash received. As such, we will have the right to make all payments or distributions to a participant net of any taxes required to be paid at such time. We will have the right to withhold from wages or other amounts otherwise payable such withholding taxes as may be required by law, to otherwise require the participant to pay such withholding taxes or to take such other action as may be necessary to satisfy such withholding obligations. Non-employee directors and consultants are not subject to withholding by us and must make their own arrangements for satisfying any tax obligations they may have in connection with the grant or exercise of an award under the 2010 Stock Plan.

Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation, as defined in Section 409A, under an arrangement that fails to satisfy certain requirements. Awards made pursuant to the 2010 Stock Plan are designed to comply with the requirements of Section 409A to the extent such awards are not otherwise exempt from coverage. However, if the 2010 Stock Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

New Plan Benefits

Future benefits that may be awarded under the 2010 Stock Plan will be subject to the discretion of the Compensation Committee and, therefore, are not currently determinable. The following table sets forth (i) the aggregate number of shares subject to restricted stock units awarded under the Prior Stock Plan during the last fiscal year and (ii) the dollar value of such shares based on a closing price of our common stock on the applicable date of grant.

Name of Individual or Group	Number of Restricted Stock Units (#)	Dollar Value of Restricted Stock Units ($)
James A. Fontaine,	80,000	172,000
Chief Executive Officer and President

Robert S. Kirk,	28,000	60,200
Vice President of Worldwide Sales

Barry F. Koch,	24,000	51,600
Executive Vice President and Managing Director, Microtune GmbH & Co. KG*

Justin M. Chapman,	5,900	12,685
Chief Financial Officer and Former Interim Chief Financial Officer**

Phillip D. Peterson,	16,000	34,400
General Counsel

All Executive Officers as a Group	153,900	330,885

Non-Executive Directors as a Group	—	—

Non-Executive Officer Employees as a Group	562,110	1,172,387

*	Mr. Koch was promoted to the position of Executive Vice President effective June 10, 2009. Mr. Koch continues to serve as Managing Director of Microtune GmbH & Co. KG.
**	Mr. Chapman was appointed to the position of Interim Chief Financial Officer effective December 4, 2009. Mr. Chapman was appointed to the position of Chief Financial Officer effective February 11, 2010.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the 2010 Stock Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the approval of the Microtune, Inc. 2010 Stock Plan. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification and approval of the Microtune, Inc. 2010 Stock Plan as provided in Proposal No. 2.

PROPOSAL No. 3

APPROVAL OF THE MICROTUNE, INC. 2010 DIRECTOR STOCK PLAN

The Board of Directors has adopted, and recommends to our stockholders for approval, the Microtune, Inc. 2010 Director Stock Plan (the “2010 Director Plan”).

On April 9, 2010, our Board adopted, subject to stockholder approval, the 2010 Director Plan. The 2010 Director Plan is intended to replace our Amended and Restated 2000 Director Stock Plan (the “Prior Director Plan”) and to serve the same purpose of enabling us to attract and retain the best available personnel for service as non-employee directors, to provide additional incentive to non-employee directors to serve as directors and to encourage their continued service on our Board. The 2010 Director Plan is intended to enable us to deliver a portion of non-employee director compensation in the form of grants of stock pursuant to restricted stock unit awards. The Board believes that an effective and stockholder-friendly compensation program should include long-term incentive compensation, the ultimate value of which is tied to our financial performance. Approval of the 2010 Director Plan will allow us to continue to attract, motivate and retain non-employee directors and provide them with the incentive to maximize long-term stockholder returns and achieve long-term objectives that will inure to the benefit of our stockholders.

We are proposing the adoption of the 2010 Director Plan to (i) add to the number of shares currently available for equity grants to our non-employee directors, and (ii) conform our non-employee director plan to current best practices and changes in federal tax law. As of March 31, 2010, there was an aggregate total of 226,800 shares remaining under the Prior Director Plan. Since such time, none of these shares have been awarded under the Prior Director Plan, leaving 226,800 shares available for grant under the Prior Director Plan. We intend, however, to make our regular annual director equity awards effective May 20, 2010 under the Prior Director Plan. The shares remaining under our Prior Director Plan will not be made available for grants under the 2010 Director Plan and are not included in the aggregate 250,000 shares that would be available under the 2010 Director Plan. If the 2010 Director Plan is approved by our stockholders, the Board will take such steps as are necessary to terminate the Prior Director Plan as soon as practicable following such approval.

The primary features of the 2010 Director Plan are summarized below. The summary is qualified by, and subject to, the provisions of the 2010 Director Plan, a copy of which is attached as APPENDIX B, and should be referred to for a complete statement of the terms of the 2010 Director Plan. The meaning of capitalized terms not defined in this summary can be found in the “Definitions” section of the 2010 Director Plan.

Any stockholder of Microtune who wishes to obtain a copy of the original plan document may do so upon written request to us at: Microtune, Inc., 2201 10th Street, Plano, Texas 75074.

Summary of the 2010 Director Plan

Shares Available Under the 2010 Director Plan. Upon approval of the 2010 Director Plan by our stockholders, there will be an aggregate of 250,000 shares of our common stock, par value $0.001 per share, available for issuance pursuant to awards under the 2010 Director Plan. Each share issued to settle awards will reduce the number of shares on a 1-for-1 basis. Upon approval of the 2010 Director Plan by our stockholders, the shares will be subsequently registered with the Securities and Exchange Commission on a Form S-8.

Administration of the 2010 Director Plan. In general, the 2010 Director Plan is administered by the Compensation Committee of the Board. The Compensation Committee has limited administrative powers mainly involving the authority to interpret and administer the 2010 Director Plan and to make all other determinations relating to the 2010 Director Plan that it deems necessary or desirable for the administration of the plan. Grants of awards under the 2010 Director Plan are generally intended to be automatic and nondiscretionary. Accordingly, the Compensation Committee has no authority to select the individuals eligible to participate in the 2010 Director Plan, the types of awards granted, the time(s) at which awards may be granted, the time(s) at which awards become vested, and the number of shares to be covered by each award granted (subject to the adjustment provisions in the 2010 Director Plan).

Term of Plan. The 2010 Director Plan will terminate on May 20, 2020, the tenth anniversary of the date it was approved by our stockholders (if such approval occurs) except with respect to awards then outstanding.

Eligibility. Eligible participants under the 2010 Director Plan include non-employee directors. After our 2010 Annual Meeting of Stockholders, eight persons are considered to be eligible to participate in the 2010 Director Plan, pending stockholder approval.

Awards. Awards that may be granted under the 2010 Director Plan only include restricted stock units, and no other form of award may be granted under the 2010 Director Plan. Each award granted under the 2010 Director Plan will be evidenced by a written or electronic award agreement in a standardized form for all participants, and containing such terms and conditions that are consistent with the provisions of the 2010 Director Plan.

Timing of Awards and Number of Underlying Restricted Stock Units. Effective for periods commencing after May 20, 2010, a non-employee director shall receive an award with respect to 5,250 restricted stock units on the date he or she first becomes a non-employee director. Similarly, after May 20, 2010, each non-employee director will also receive an award with respect to 8,400 restricted stock units on the date of our annual stockholders’ meeting of each year thereafter; provided, that he or she is a non-employee director on such date and he or she has served as a director for at least the preceding six months.

Vesting and Forfeiture of Awards. Each award becomes vested as to 33 1/3% of the restricted stock units subject to such award on each anniversary of its date of grant, provided that the participant continues to serve as a director on such dates. Except as otherwise provided in the 2010 Director Plan, an award agreement or in any other agreement between the participant and the Company, if the termination of the participant’s continuous status as a director occurs for any reason (including death or disability) or there is a liquidation or dissolution of the company, all unvested restricted stock units shall be forfeited as of the termination, liquidation or dissolution date (as applicable) and returned to the 2010 Director Plan.

Settlement of Awards. Except as otherwise provided in the 2010 Director Plan or an award agreement, to the extent restricted stock units become vested, the company will settle such vested restricted stock units, and as a result thereof issue and deliver “RSU shares” to the participant (i.e., one share for each such vested restricted stock unit). Shares of common stock representing the number of RSU shares will be issued to the participant as soon as practicable after settlement of the vested restricted stock units, but in no event later than seventy-five (75) days after such settlement.

Rights of Holders of Restricted Stock Units. A participant receiving restricted stock units will not possess voting rights with respect to such award. Until the issuance of the RSU shares and the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a stockholder exist with respect to any restricted stock units, even if the time or event that gives rise to the settlement of such restricted stock units has occurred.

Adjustment Provisions. Awards may be adjusted in the event of unusual events such as distributions in connection with a merger, reorganization or stock split. In addition, in the event of a change in control, the treatment of outstanding awards granted to non-employee directors generally depends on whether: (i) the successor company assumes or substitutes the applicable award, in which case such awards will continue pursuant to their terms to the extent the participant continues his or her status as a director with the successor company. In the event the participant’s status as a director with the successor company ceases for any reason other than voluntary resignation, or the participant is not offered a director-level position with the successor company, then all unvested restricted stock units will become fully vested as of the date of termination or immediately prior to the change in control (as applicable). If the successor company does not assume or substitute the applicable award, such award will become fully vested immediately prior to the change in control irrespective of whether the participant continues his or her status as a director with the successor company. The Compensation Committee is authorized to make certain determinations, as described in the 2010 Director Plan, regarding the effect of a change in control on awards.

Transferability of Awards. Generally, awards granted under the 2010 Director Plan are not transferable other than (i) by will or the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order. The Compensation Committee in its discretion may permit other transfers of awards pursuant to the terms of the 2010 Director Plan.

Amendment and Termination of the 2010 Director Plan. The Compensation Committee and the Board have the authority to amend the 2010 Director Plan at any time, and the company may, by action of the Board, terminate the 2010 Director Plan at any time and for any reason. The 2010 Director Plan, however, may not be amended in any respect that materially increases the benefits available under the 2010 Director Plan without the approval of our stockholders, including, (i) increasing the number of restricted stock units (subject to the plan’s adjustment provisions), (ii) expanding the types of awards available under the 2010 Director Plan or (iii) expanding the class of persons eligible to participate in the 2010 Director Plan.

Certain Federal Income Tax Consequences

The following is a general description of the U.S. federal income tax consequences to participants and the company relating to awards. This discussion does not purport to cover all tax consequences relating to the awards, and assumes, with respect to deductibility of compensation by the company, that to the extent applicable, the requirements of Section 162 of the Code have been satisfied. Also, our ability to obtain a deduction for future payments under the 2010 Director Plan could be limited by the “golden parachute rules” of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change of control of the company. The tax treatment may also vary depending on the participant’s particular situation and may, therefore, be subject to special rules not discussed below.

A participant who receives awards comprised of restricted stock units will not recognize income for federal income tax purposes until the awards are settled. At that time, the participant will recognize ordinary income on the amount of cash received, if any, or for awards delivered in shares, the excess of (i) the fair market value of the shares on the settlement date over (ii) the amount, if any, paid for the shares. We will be entitled to take a tax deduction in an amount equal to the ordinary income recognized by the participant.

A participant who becomes an employee will be subject to withholding for federal and, if applicable, state and local, income taxes at the time the participant recognizes income under the rules described above with respect to shares or cash received. As such, we will have the right to make all payments or distributions to an employee participant net of any taxes required to be paid at such time. We will have the right to withhold from wages or other amounts otherwise payable such withholding taxes as may be required by law, to otherwise require the employee participant to pay such withholding taxes or to take such other action as may be necessary to satisfy such withholding obligations. Non-employee directors are not subject to withholding by us and must make their own arrangements for satisfying any tax obligations they may have in connection with the settlement of an award under the 2010 Director Plan.

Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation, as defined in Section 409A, under an arrangement that fails to satisfy certain requirements. Awards made pursuant to the 2010 Director Plan are designed to comply with the requirements of Section 409A to the extent such awards are not exempt from coverage. However, if the 2010 Director Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

New Plan Benefits

The company currently anticipates that it will grant 8,400 RSU awards to each non-employee director on the date of each annual meeting, pursuant to the 2010 Director Plan, however, the value of such benefits is not currently determinable. Only non-employee directors are eligible to participate in the 2010 Director Plan. The following table sets forth (i) the aggregate number of shares issued pursuant to awards of restricted stock units under the Prior Director Plan during the last fiscal year and (ii) the dollar value of such shares based on a closing price of $1.95 per share on April 24, 2009.

Name of Individual or Group	Number of Restricted Stock Units (#)	Dollar Value of Restricted Stock Units ($)
All Executive Officers as a Group	—	—
Non-Executive Directors as a Group	67,200	131,040
Non-Executive Officer Employees as a Group	—	—

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the 2010 Director Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the approval of the Microtune, Inc. 2010 Director Stock Plan. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification and approval of the Microtune, Inc. 2010 Director Stock Plan as provided in Proposal No. 3.

PROPOSAL No. 4

APPROVAL OF THE MICROTUNE, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has adopted, and recommends to our stockholders for approval, the Microtune, Inc. 2010 Employee Stock Purchase Plan (the “2010 Stock Purchase Plan”).

Effective as of April 30, 2010, our Board adopted, subject to stockholder approval, the 2010 Stock Purchase Plan. The 2010 Stock Purchase Plan is intended to replace our Amended and Restated 2000 Employee Stock Purchase Plan (the “Prior Stock Purchase Plan”) and will serve the same purpose of enhancing stockholder value and promoting the attainment of our significant business objectives by allowing our employees to purchase the company’s common stock at a discount, thereby giving employees an interest in common with that of our stockholders. Approval of the 2010 Stock Purchase Plan will allow us to continue to attract, motivate and retain qualified employees and to encourage them to enhance stockholder value.

We are proposing the adoption of the 2010 Stock Purchase Plan to (i) add to the number of shares currently available for purchase under our employee stock purchase program, and (ii) conform our employee stock purchase program to current best practices and changes in federal tax law. If stockholder approval is not obtained by October 29, 2010, the provisions of the 2010 Stock Purchase Plan will be null and void and any contributions made by participants to purchase shares thereunder will be refunded to such participants as provided in the 2010 Stock Purchase Plan. As of March 31, 2010, there was an aggregate total of 105,140 shares remaining available for purchase under the Prior Stock Purchase Plan. None of the remaining shares under the Prior Stock Purchase Plan will be made available for purchase under the 2010 Stock Purchase Plan and such shares are not included in the aggregate 1,000,000 shares available for purchase under the 2010 Stock Purchase Plan. The Prior Stock Purchase Plan will terminate on August 4, 2010 unless terminated earlier after the approval of the 2010 Stock Purchase Plan. If the 2010 Stock Purchase Plan is approved by our stockholders, the Board will take such steps as are necessary to terminate the Prior Stock Purchase Plan as soon as practicable following such approval.

The primary features of the 2010 Stock Purchase Plan are summarized below. The summary is qualified by, and subject to, the provisions of the 2010 Stock Purchase Plan, a copy of which is attached as APPENDIX C and should be referred to for a complete statement of the terms of the 2010 Stock Purchase Plan. The meaning of capitalized terms not defined in this summary can be found in the “Definitions” section of the 2010 Stock Purchase Plan.

Any stockholder of Microtune who wishes to obtain a copy of the original plan document may do so upon written request to us at: Microtune, Inc., 2201 10th Street, Plano, Texas 75074.

Summary of the 2010 Stock Purchase Plan

Number of Shares Available. Upon approval of the 2010 Stock Purchase Plan, there will be an aggregate of 1,000,000 shares of our common stock, par value $0.001 per share, available for issuance under the 2010 Stock Purchase Plan. Each share purchased under the 2010 Stock Purchase Plan will reduce the number of shares on a 1-for-1 basis. Upon approval of the 2010 Stock Purchase Plan by our stockholders, the shares will be subsequently registered with the Securities and Exchange Commission on a Form S-8.

Administration of the 2010 Stock Purchase Plan. The 2010 Stock Purchase Plan is generally administered by the Compensation Committee of the Board, which is composed solely of independent directors who are not eligible to participate in the 2010 Stock Purchase Plan. However, the Compensation Committee may delegate certain of its administrative functions including the day-to-day administration of the 2010 Stock Purchase Plan to a plan administrator. We will bear the costs of administration of the 2010 Stock Purchase Plan.

Term of Plan. The 2010 Stock Purchase Plan will terminate on April 30, 2020, the tenth anniversary of its effective date pending stockholder approval.

Eligibility. Any employee who customarily works at least 20 hours per week and more than five months per calendar year is eligible to participate in the 2010 Stock Purchase Plan with respect to a particular offering period if he or she works for us as of the commencement of such offering period. Our non-employee directors and consultants are not eligible to participate in the 2010 Stock Purchase Plan. Employees participating in the Prior Stock Purchase Plan as of April 30, 2010 may continue participating in the 2010 Stock Purchase Plan without filing new participation forms with the plan administrator. Approximately 193 persons currently are eligible to participate in our Prior Stock Purchase Plan (and approximately 83 persons are currently participating in the Prior Stock Purchase Plan) and are considered to be eligible to participate in the 2010 Stock Purchase Plan.

Operation of the 2010 Stock Purchase Plan. Each employee eligible to participate in the 2010 Stock Purchase Plan may contribute up to 15% of the employee’s covered compensation towards the purchase of shares at a purchase price for each offering period (a period of approximately six months) equal to 85% of the fair market value of the shares at the beginning or the close of the offering period, whichever is lower. Employees may increase or decrease the contribution rate for the next offering period, and except when a participant withdraws from the 2010 Stock Purchase Plan (as discussed below), changes in the contribution rate for the current offering period are not permitted.

A participant’s contribution percentage will remain in effect for subsequent offering periods until such time as the participant withdraws from the 2010 Stock Purchase Plan or changes the contribution percentage for a subsequent offering period by providing written instructions to the plan administrator. Subject to applicable law, participants, who choose to withdraw from the 2010 Stock Purchase Plan, must wait until a subsequent offering period before they may resume participating in the plan.

The amount contributed by a participant will be (i) deducted from each paycheck on an after-tax basis and (ii) applied towards the purchase of shares at the close of the offering period. These contributions will not bear interest. If a participant terminates employment for any reason (including death or retirement), the participant’s contributions for the offering period will cease, and the accumulated amount of such contributions will be refunded to the participant (or the participant’s estate or beneficiary, as applicable).

Restrictions on Purchase. No employee may purchase shares under the 2010 Stock Purchase Plan if (i) the employee owns 5% or more of the total combined voting power or value of our stock or (ii) the purchase would permit the employee to acquire shares with a value in excess of $25,000 (fair market value) in a single year. Additionally, participants may purchase no more than 5,000 shares during each offering period.

Purchased Shares. As promptly as practicable following the purchase date, shares purchased by a participant under the 2010 Stock Purchase Plan will be provided to the participant in his or her designated brokerage account (or as otherwise designated pursuant to the plan). No fractional shares will be purchased under the 2010 Stock Purchase Plan and amounts that otherwise would have been applied to the purchase of fractional shares will be refunded to the participant.

Amendment or Termination of the 2010 Stock Purchase Plan. The Compensation Committee and the Board at any time may amend the 2010 Stock Purchase Plan, in whole or in part, and the company may, by action of the Board, terminate the 2010 Stock Purchase Plan at any time for any reason.

Certain Federal Income Tax Consequences

The following is a general description of the U.S. federal income tax consequences relating to the 2010 Stock Purchase Plan. These tax consequences may vary depending on the personal circumstances of the individual participants.

The 2010 Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. A participant’s payroll contributions are made on an after-tax basis, but the enrollment in the plan for a particular offering period and the purchase of shares on the purchase date are not taxable events for the participant. All tax consequences are deferred until the participant disposes of the shares and such tax consequences will depend on how long a participant has held the shares prior to the disposition.

If a participant disposes of the shares in a “qualifying disposition”—a disposition of the shares that occurs (i) at least two years after the beginning of the offering period (the “Commencement Date”) and (ii) at least one year after the date such shares are purchased under the 2010 Stock Purchase Plan (or if the participant dies while owning the shares) the participant will have the following tax consequences. In the year of the disposition, the participant will include in his or her taxable ordinary income the lesser of: (i) the excess of fair market value of the shares at the Commencement Date over the shares’ purchase price (i.e., the 85% discounted price), or (ii) the excess of the fair market value of the shares at the time of the disposition (or death) over the shares’ purchase price (i.e., the 85% discounted price). Any further gain on the disposition will generally be taxed as long-term capital gain. If the shares are sold at a price that is less than the shares’ purchase price (i.e., the 85% discounted price), the difference would be a long-term capital loss for the participant. No deduction is allowed to the company in a qualifying disposition.

When shares are disposed of prior to the expiration of either the two-year or one-year holding period described above, the disposition is a “disqualifying disposition.” In the year of the disqualifying disposition, the participant will include in his or her taxable ordinary income the amount by which the fair market value of the shares on the purchase date exceeds the shares’ purchase price (i.e., the 85% discounted price). This excess amount is taxable to the participant even if no gain is realized on the disposition and even if the shares are disposed of for less than the fair market value on the purchase date. The participant will have capital gain if there is any gain above the ordinary income amount, and he or she will have capital loss if the shares are sold for an amount that is less than the fair market value on the purchase date. The capital gain or capital loss will be short-term or long-term capital gain or loss depending on the period of time which the participant held the shares. In the event of a disqualifying disposition, the company will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the participant disposing of the shares.

Currently, the company is not required to withhold employment or income taxes upon the purchase of shares under the 2010 Stock Purchase Plan. However, the Internal Revenue Service may issue guidance in the future requiring the company to withhold employment and income taxes upon the purchase of shares granted under plans that qualify under Section 423 of the Code.

New Plan Benefits

Future benefits that may be awarded under the 2010 Stock Purchase Plan are not currently determinable, because participation in the 2010 Stock Purchase Plan will be voluntary, and the benefit of participating will depend on the terms of the offerings, including the fair market value of the shares on the purchase date. Non-employee directors are not eligible to participate in the 2010 Stock Purchase Plan. No purchases have been made under the 2010 Stock Purchase Plan since its adoption by the Board. For illustrative purposes, the following table sets forth (i) the number of shares of our common stock that were purchased during the last fiscal year under the Prior Stock Purchase Plan, (ii) the average price per share paid for such shares, and (iii) the fair market value at the date of purchase.

Name of Individual or Group	Number of Shares Purchased (#)	Average Per Share Purchase Price ($)	Fair Market Value at Date of Purchase ($)
James A. Fontaine, Chief Executive Officer and President	—	—	—
Albert H. Taddiken, Former Chief Operating Officer*	—	—	—
Jeffrey A. Kupp, Former Chief Financial Officer**	—	—	—
Robert S. Kirk, Vice President of Worldwide Sales	—	—	—
Barry F. Koch, Executive Vice President and Managing Director, Microtune GmbH & Co. KG***	4,043	1.59	7,541
Justin M. Chapman, Chief Financial Officer and Former Interim Chief Financial Officer****	—	—	—
Phillip D. Peterson, General Counsel	—	—	—
All Executive Officers as a Group	4,043	1.59	7,541
Non-Executive Directors as a Group	—	—	—
Non-Executive Officer Employees as a Group	534,847	1.62	1,017,371

*	Mr. Taddiken resigned from the position of Chief Operating Officer effective June 10, 2009.
**	Mr. Kupp resigned from the position of Chief Financial Officer effective December 4, 2009.
***	Mr. Koch was promoted to the position of Executive Vice President effective June 10, 2009. Mr. Koch continues to serve as Managing Director of Microtune GmbH & Co. KG.
****	Mr. Chapman was appointed to the position of Interim Chief Financial Officer effective December 4, 2009. Mr. Chapman was appointed to the position of Chief Financial Officer effective February 11, 2010.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the 2010 Stock Purchase Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Microtune, Inc. 2010 Employee Stock Purchase Plan. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification and approval of the Microtune, Inc. 2010 Employee Stock Purchase Plan as provided in Proposal No. 4.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Board of Directors, upon recommendation of the Audit Committee, has selected KPMG LLP as our independent auditor to perform the audit of our financial statements for the fiscal year ending December 31, 2010, and we are asking stockholders to ratify this selection. Representatives of KPMG LLP are expected to be present at our Annual Meeting. They will have the opportunity to make a statement at our Annual Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

In connection with the settlement of consolidated stockholder derivative litigation in January 2005, we adopted certain corporate governance provisions, including, among others, our agreement to rotate our independent auditor. As a result, on March 13, 2008, the Audit Committee appointed KPMG LLP to serve as Microtune’s independent auditor for the fiscal year ended December 31, 2008. This appointment followed a solicitation and review process conducted by us pursuant to the Audit Committee’s determination to solicit competitive proposals for audit services from independent accounting firms. During the fiscal years ended December 31, 2006 and 2007, and prior to its engagement, (i) KPMG LLP was not engaged as our principal accountant to audit our financial statements, or as an independent accountant to audit a significant subsidiary, and (ii) we did not consult with KPMG LLP regarding (a) the application of accounting principles to any completed or proposed transaction, (b) the type of audit opinion that might be rendered on our financial statements for such periods, or (c) any other accounting, auditing or financial reporting matter described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Change in Independent Registered Public Accounting Firm

Effective March 13, 2008 following the solicitation process described above, we replaced Ernst & Young LLP as our independent auditor. Ernst & Young LLP completed its procedures regarding our financial statements for the fiscal year ended December 31, 2007 and the 2007 Annual Report on Form 10-K (in which such financial statements are included) on February 28, 2008, coincident with the filing of our 2007 Annual Report on Form 10-K.

Ernst & Young LLP’s reports on our financial statements for the fiscal years ended December 31, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph relating to a change in the method of accounting in 2007 for uncertain tax positions. During the fiscal years ended December 31, 2006 and 2007, and through March 13, 2008, (i) there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in its reports on our financial statements for such years, and (ii) there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

Principal Accounting Fees and Services

In connection with the audit of our financial statements for the fiscal year ended December 31, 2008, we entered into an engagement agreement with KPMG LLP which sets forth the terms by which KPMG LLP performed audit services for Microtune.

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by KPMG LLP for the years ended December 31, 2008 and December 31, 2009.

	2008	2009
Audit fees(1)	$417,522	$475,882	(3)
Audit-related fees	—	—
Tax fees(2)	—	—
All other fees	—	—

Total Fees	$417,522	$475,882

KPMG LLP did not render professional services relating to financial information systems design and implementation for the years ended December 31, 2008 and 2009.

(1)	Audit fees are generated from services consisting of the annual audits of our consolidated financial statements included in our Annual Reports on Form 10-K, the annual audit on effectiveness of internal control over financial reporting, quarterly reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, as well as any required statutory audits of our foreign subsidiaries, services related to filings made with the SEC and accounting advisory services related to financial accounting matters.
(2)	Tax fees are generated from services, including but not limited to, assistance with certain tax compliance matters.
(3)	Includes fees for the 2009 integrated audit, 2009 quarterly reviews and procedures performed in Plano, Texas, Ingolstadt, Germany and China.

The Audit Committee has determined that the services provided to Microtune are compatible with maintaining KPMG LLP’s independence. For more information about KPMG LLP, see the “Report of the Audit Committee of the Board of Directors” on page 65.

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services by KPMG LLP. In general, all services must be pre-approved at duly convened meetings of the Audit Committee or by the Chairperson of the Audit Committee. Any services approved by the Audit Committee Chairperson are required to be discussed at the following regular meeting of the Audit Committee. All fees paid in 2009 were approved in accordance with these procedures.

Required Vote

Ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome as they are not considered “shares present” for voting purposes, however, brokers will have authority to vote shares they hold on the behalf of beneficial holders in favor of approval if they have not been instructed otherwise.

If our stockholders do not ratify the selection of KPMG LLP, the appointment of the independent registered public accounting firm will be reconsidered by our Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Microtune and its stockholders.

Recommendation of the Board of Directors

The Board of Directors and, more specifically, the Audit Committee, unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP to serve as our independent auditor for the year ending December 31, 2010. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification of the appointment of KPMG LLP.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Information regarding our Corporate Governance can be found beginning on page 8 and information regarding our Board of Directors can be found beginning on page 9.

The following table sets forth certain information with respect to our executive officers as of April 9, 2010:

Name	Age	Position
James A. Fontaine	52	Chief Executive Officer and President
Justin M. Chapman	35	Chief Financial Officer
Robert S. Kirk	49	Vice President of Worldwide Sales
Barry F. Koch	44	Executive Vice President
Phillip D. Peterson	40	General Counsel and Corporate Secretary

Biographical information concerning Mr. Fontaine is set forth under “Election of Directors” on page 19.

Justin M. Chapman was named Vice President and Chief Financial Officer in February 2010. Mr. Chapman served as the Company’s Vice President and Interim Chief Financial Officer from December 2009 to February 2010. He served as Vice President of Accounting of the Company from November 2004 to December 2009 (and was the Principal Financial and Accounting Officer from November 2004 to May 2005). From August 2004 to November 2004, he served as Director of Accounting. From August 2003 to August 2004, he served as Manager of Accounting. From August 2001 to August 2003, he served as Manager of Financial Planning. He is a Certified Public Accountant and holds a BBA degree in Accounting from the University of Oklahoma.

Robert S. Kirk was named Vice President of Worldwide Sales in October 2003. Mr. Kirk served as Vice President of Sales, North America from March 2003 to October 2003. Mr. Kirk was Vice President of Sales, Northern Europe for Avnet from August 2001 to March 2003, and Vice President of Sales, North America for ON Semiconductor from May 1982 to August 2001. Mr. Kirk holds a B.S.E.E. from Purdue University.

Barry F. Koch was named Executive Vice President in June 2009. Mr. Koch also serves as Managing Director of Microtune GmbH & Co. KG, a wholly-owned German subsidiary of Microtune, since May 2000. Mr. Koch joined Microtune GmbH & Co. KG as Director of Advanced Development in January 2000 at the time of Microtune’s combination with Temic. Mr. Koch had been with Temic and its predecessors since June 1995. In addition, Mr. Koch has held a number of positions at Microtune concurrently with his positions at Microtune GmbH & Co. KG. Mr. Koch was named Vice President and Co-General Manager of Microtune’s Broadband Business Unit in January 2004. Additionally, Mr. Koch has served as Vice President and General Manager of Microtune’s Automotive Business Unit since December 2001, and served as Vice President of Systems Engineering from May 2000 until December 2001. Mr. Koch holds a B.S.E.E. from the University of Missouri-Rolla and a M.S.E.E. from Purdue University.

Phillip D. Peterson was named General Counsel in April 2004. Mr. Peterson was an attorney with Cox Smith Matthews Incorporated (formerly Cox & Smith Incorporated) from September 2002 to October 2003 and with DLA Piper (formerly Gray Cary Ware & Freidenrich, LLP) from March 2000 to January 2002. Prior to that, he was an attorney with King & Spalding LLP and Fulbright & Jaworski L.L.P. Mr. Peterson holds a B.A. from Trinity University and a J.D. from the University of Texas School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table shows shares of our common stock that we believe are beneficially owned as of March 1, 2010 by:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our current directors and director nominees;

•	each current executive officer named in the Summary Compensation Table; and

•	all of our current directors, director nominees and current executive officers as a group.

Under the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options that are exercisable within 60 days of the date set forth above. Accordingly, we have included any options held by each stockholder that are exercisable within 60 days of March 1, 2010 (i.e., April 30, 2010). No RSU awards are currently scheduled to vest within such time period. Shares issuable under stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of March 1, 2010, there were 53,998,794 shares of our common stock outstanding.

Name of Beneficial Owner	Shares	Percentage Beneficially Owned
Institutional Venture Partners VII(1)	2,738,668	5.1%
FMR LLC(2)	6,222,540	11.5%
Simon J. Michael(3)	5,079,296	9.4%
Ramius LLC(4)	4,950,000	9.2%
Justin M. Chapman(5)	120,678	*
Walter S. Ciciora(6)	254,138	*
James H. Clardy(7)	215,738	*
Steven Craddock(8)	140,738	*
James A. Fontaine(9)	777,690	1.4%
Robert S. Kirk(10)	462,296	*
Barry F. Koch(11)	423,642	*
Anthony J. LeVecchio(12)	152,738	*
Bernard T. Marren(13)	581,800	*
Phillip D. Peterson(14)	248,929	*
Michael T. Schueppert(15)	107,800	*
William P. Tai(16)	2,827,228	5.2%
A. Travis White(17)	130,738	*
Robert Rast	0	—
Raghavendra (Raghu) Rau(18)	3,300	*
Drew Peck	0	—
All current directors, director nominees and current executive officers as a group (16 persons)(19)	6,447,453	11.4%

*	Less than 1% of the outstanding shares of common stock.
(1)	Based upon Amendment No. 1 to the Schedule 13G filed with the SEC on February 16, 2010. Includes 54,773 shares held by Institutional Venture Management VII, L.P., 2,597,061 shares held by Institutional Venture Partners VII, L.P. and 86,834 shares held by IVP Founders Fund I, L.P. The address for these funds is 3000 Sandhill Road, Suite 290, Menlo Park, CA 94025.

(2)	Based upon Amendment No. 1 to the Schedule 13G filed with the SEC on February 16, 2010. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109.
(3)	Based upon Amendment No. 9 to Schedule 13G filed with the SEC on February 10, 2010 by Simon J. Michael, Balch Hill Capital, LLC and Balch Hill Partners, L.P., all whose address is 2778 Green Street, San Francisco, CA 94123. The 13G states that:
(i)	Simon J. Michael has sole voting power and sole dispositive power with respect to 735,470 shares and shared voting power and shared dispositive power with respect to 4,343,826 shares;
(ii)	Balch Hill Capital, LLC has shared voting power and shared dispositive power with respect to 4,343,826 shares; and
(iii)	Balch Hill Partners, L.P. has shared voting power and shared dispositive power with respect to 4,153,826 shares.
(4)	Based upon Amendment No. 3 to the Schedule 13D filed with the SEC on March 26, 2010. The address for Ramius LLC is 599 Lexington Avenue, 20 th Floor, New York, NY 10022.
(5)	Includes 98,783 shares for options which are currently exercisable or become exercisable within 60 days.
(6)	Mr. Ciciora has sole voting power and sole dispositive power with respect to 80,400 shares and shared voting power and shared dispositive power with respect to 38,000 shares. Includes 135,738 shares for options which are currently exercisable or become exercisable within 60 days.
(7)	Includes 25,000 shares of common stock held by trusts, of which Mr. Clardy acts as co-trustee, for the benefit of Mr. Clardy’s children, none of whom are dependents of Mr. Clardy. Mr. Clardy has sole voting power and sole dispositive power with respect to 55,000 shares and shared voting power and shared dispositive power with respect to 25,000 shares. Also includes 135,738 shares for options which are currently exercisable or become exercisable within 60 days.
(8)	Includes 140,738 shares for options which are currently exercisable or become exercisable within 60 days.
(9)	Includes 15,653 shares of common stock outstanding held by JSCJ Ventures, Ltd., of which Mr. Fontaine is the general partner. Mr. Fontaine has sole voting power and sole dispositive power with respect to 101,363 shares. Also includes 676,327 shares for options which are currently exercisable or become exercisable within 60 days.
(10)	Mr. Kirk has sole voting power and sole dispositive power with respect to 41,624 shares. Also includes 420,672 shares for options which are currently exercisable or become exercisable within 60 days.
(11)	Mr. Koch has sole voting power and sole dispositive power with respect to 28,240 shares. Also includes 395,402 shares for options which are currently exercisable or become exercisable within 60 days.
(12)	Mr. LeVecchio has sole voting power and sole dispositive power with respect to 23,250 shares. Also includes 129,488 shares for options which are currently exercisable or become exercisable within 60 days.
(13)	Mr. Marren has sole voting power and sole dispositive power with respect to 500,000 shares. Also includes 81,800 shares for options which are currently exercisable or become exercisable within 60 days.
(14)	Mr. Peterson has sole voting power and sole dispositive power with respect to 58,072 shares. Also includes 190,857 shares for options which are currently exercisable or become exercisable within 60 days.
(15)	Mr. Schueppert has sole voting power and sole dispositive power with respect to 50,000 shares. Includes 57,800 shares for options which are currently exercisable or become exercisable within 60 days.
(16)	Includes 54,773 shares held by Institutional Venture Management VII, L.P. and 2,597,061 shares held by Institutional Venture Partners VII, L.P. Mr. Tai is a general partner of each of these partnerships, shares voting and dispositive power with respect to the shares held by each of these entities and disclaims beneficial ownership of the shares held by these entities, except to the extent of his pecuniary interest. Mr. Tai has sole voting power and sole dispositive power with respect to 39,656 shares. Mr. Tai has shared voting power and shared dispositive power with respect to 2,651,834 shares. Also includes 135,738 shares for options which are currently exercisable or become exercisable within 60 days.
(17)	Includes 130,738 shares for options which are currently exercisable or become exercisable within 60 days.
(18)	Mr. Rau has shared voting power and shared dispositive power with respect to 3,300 shares.
(19)	Includes 2,729,819 shares for options which are currently exercisable or become exercisable within 60 days.

Equity Compensation Plan Information

Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2009, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights and Vesting of RSU Awards	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	11,042,113	$3.546	3,632,326
Equity compensation plans not approved by security holders	—	—	—

Total	11,042,113	$3.546	3,632,326

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our common stock to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2009.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to provide investors with an understanding of our compensation policies and decisions regarding our named executive officers for 2009. Our named executive officers are our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers. The following will be discussed and analyzed in this Compensation Discussion and Analysis section:

•	Microtune Compensation Philosophy;

•	Executive Compensation Objectives and Policies;

•	Executive Compensation Components;

•	Setting Executive Compensation;

•	Role of Executive Officers in Compensation Decisions;

•	Base Salary Compensation;

•	2009 Salary Adjustments;

•	Annual Incentive Compensation;

•	Suspension of Annual Incentive Compensation Program in 2009;

•	2010 Incentive Compensation Program;

•	Long-Term Equity Incentive Compensation;

•	Equity Awards and Practices;

•	Annual RSU Awards;

•	New Hire RSU Awards;

•	Retirement Benefits;

•	Other Compensation;

•	Severance Benefits;

•	Severance and Change of Control Agreements;

•	Potential Payments Upon Termination or Change of Control;

•	Executive Compensation During 2009;

•	Suspension of Annual Incentive Compensation Program and Base Salary Increases;

•	Stock Ownership Guidelines and Policy Against Hedging;

•	Tax Deduction for Executive Compensation; and

•	Compensation Committee Report.

Microtune Compensation Philosophy

Key to establishing long-term and short-term compensation plans is the establishment of a compensation philosophy, and annually reviewing and adapting that philosophy to match the evolving industry environment and Microtune’s place in that industry.

Over the past few years, we believe Microtune has evolved from the emerging growth company stage of its development and is in the process of transitioning to a more mature stage of its development. In 2006, 2007, and 2008, our Compensation Committee spent considerable time discussing and updating our compensation philosophy for our executives to reflect the current evolution of Microtune and to take into account the impact of Financial Accounting Standards Board Accounting Standards Codification Topic 718—Stock Compensation (“FASB ASC Topic 718”) and our heavy historical reliance on long-term equity incentive compensation. Our current executive compensation philosophy is characterized by the following:

•	base salaries at market;

•	annual incentive compensation programs based primarily on the achievement of a combination of revenue and profit goals with annual incentive bonuses comprised of the performance vesting of RSUs; and

•

long-term equity incentive compensation with the historical use of stock options transitioning to the use of a combination of stock options and RSU awards in 2007, at a reduced rate from historical levels, and further transitioning to 100% RSU awards for executive officers in 2008 and 2009.

Our Compensation Committee has also developed our non-executive compensation philosophy to a more traditional, larger company model in order to better attract and retain professional employees. This new compensation philosophy for our non-executive employees is characterized by the following:

•	at or above market base salary compensation;

•	annual incentive compensation programs for key professional employees based primarily on the achievement of a combination of revenue and profit goals;

•

long-term equity incentive compensation with the historical use of stock options transitioning to the use of a combination of stock options and RSU awards in 2007, at a reduced rate from historical levels, and further transitioning to 100% RSU awards for all employees in 2008 and 2009; and

•	addition of a 401(k) matching program to encourage employees to fund their own retirement programs.

We believe that any risks arising from our compensation policies and practices for any of our employees are not reasonably likely to have a material adverse effect on the company.

Executive Compensation Objectives and Policies

The Compensation Committee is responsible for setting, administering and reviewing our compensation programs and the policies governing the annual compensation of our named executive officers and the other officers appointed by our Board of Directors. The role of the Compensation Committee is to establish and recommend salaries and other compensation paid to the Chief Executive Officer and the other executive officers and to administer our stock and benefit plans. For executive officers, the Board approves all base salaries, annual incentive compensation and long-term equity incentive compensation. Our Chief Executive Officer abstains from all voting actions of the Board regarding executive compensation. Any discretionary bonus payments are also approved by our full Board. Our Compensation Committee, which met 12 times during 2009, is composed entirely of independent directors. See “Microtune Corporate Governance—Board Meetings and Committees; Annual Meeting Attendance—Compensation Committee” on page 13. Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, designates the members and the Chairperson of our Compensation Committee. Our primary compensation goals are to:

•	attract and retain highly qualified people;

•	motivate existing employees who are critical to the achievement of our objectives and reward them for meeting or exceeding our goals;

•	more closely align the interests of our employees with those of our stockholders; and

•	simultaneously maximize stockholder value.

Accordingly, our executive compensation philosophy is to tightly link compensation with Microtune’s performance and the creation of stockholder value. We also structure compensation programs so that individuals are held accountable for their performance and our results. Our compensation programs are designed to:

•	reward executives for long-term strategic performance and enhancement of stockholder value;

•	support a performance-oriented environment that rewards achievement of our financial and non-financial goals;

•	promote ownership of Microtune stock by our executives to better align the interests of management and our stockholders;

•	attract and retain executives whose abilities are considered essential to our long-term success and competitiveness; and

•

align the long-term financial interests of our executives with those of our stockholders by placing a significant percentage of executive compensation at risk through the use of equity-based compensation components.

Executive Compensation Components. To meet the objectives described above, executive compensation for Microtune’s officers is comprised of three main components: (1) base salary; (2) annual incentive compensation and (3) long-term equity incentive compensation. Each of these compensation components is discussed below. The overall compensation package for our executives is variable with actual executive compensation related to and contingent upon Microtune’s performance and stock price through the use of annual incentive compensation and long-term equity incentive compensation, respectively. The equity incentive plans, pursuant to which such awards are made, have been approved by our stockholders and are designed to comply with the requirements of United States federal tax laws on deductibility under Section 162(m) of the Code.

Setting Executive Compensation. Our fiscal year aligns with the calendar year and as such, we develop and finalize our annual and long-term goals in the fourth quarter of the prior year or the first quarter of each year. We review Microtune’s performance for the prior fiscal year during the first quarter of each year. As part of this review of Microtune’s performance, we assess whether any annual incentive compensation has been earned. We also review progress towards our performance goals each quarter during the year. In determining overall compensation for a specific officer, we consider many factors, including the responsibilities and scope of the officer’s particular position, his or her experience and performance in that position, the recent compensation history of the officer (including special or unusual compensation payments), the period of time since his or her last increase in total compensation, the expected value of the officer’s contribution to our future success and growth, the compensation levels of all employees within Microtune to ensure internal pay equity is preserved, executive compensation at certain other companies to ensure that our compensation levels are competitive and our recent overall financial and business performance. We review and consider the compensation of all levels of employees within Microtune to provide an appropriate context for executive compensation decisions and to help ensure that there is internal pay equity within the organization.

We use, among other things, the AON Consulting Radford Executive Survey (the “Radford Survey”) to set base salary and annual incentive compensation. Base salary adjustments, if any, are discretionary and typically occur in the second quarter of each year. The companies currently comprising our Radford Peer Group are technology companies with annual revenue from $50M to under $200M:

Advanced Analogic Technologies	Exar	Rambus
Aeroflex Colorado Springs	JSR Micro	Sematech
Cirrus Logic	Magnum Semiconductor	TowerJazz
Cortina Systems	Mindspeed Technologies	Trident Microsystems
DPIX	Netlogic Microsystems	Volterra
Ebara Technologies	Pericom Semiconductor
Entropic Communications	PLX Technology

The Compensation Committee sets annual and long-term performance goals for our Chief Executive Officer and evaluates our Chief Executive Officer’s performance against such goals and reviews Microtune’s stock performance against the performance of the Philadelphia Semiconductor Index. The Compensation Committee meets at least once each calendar year in executive session without our Chief Executive Officer, and he is not present for the portion of any meeting of the Compensation Committee during which his compensation is considered. The aggregate amount of compensation (base salary, annual incentive compensation and long-term equity incentive compensation) of Mr. Fontaine for fiscal 2009 falls below the median of the Radford Peer Group.

The Compensation Committee does not formally retain any consultants to assist it in assessing and determining appropriate and competitive compensation for our executives.

Role of Executive Officers in Compensation Decisions. Our Chief Executive Officer makes a recommendation to the Compensation Committee each year on the appropriate compensation to be paid to our executive officers based on his review of companies with revenue between $50 million and $200 million, including a peer group of semiconductor companies, included in the Radford Survey. Although our Chief Executive Officer does not provide recommendations for his base salary compensation, he does provide annual incentive compensation and long-term equity incentive compensation recommendations for all of our executive officers, including himself. Our Board makes the final determination of the amount of compensation to be awarded to each executive officer, including our Chief Executive Officer, based on the Compensation Committee’s recommendations and determination of how that compensation achieves the objectives of our compensation policies.

Base Salary Compensation

We target the base salary for each executive officer position to be competitive with the base salaries of executive officers of semiconductor companies of similar size and complexity based on our review of companies included in the Radford Survey. Our Compensation Committee annually reviews salaries recommended by the Chief Executive Officer for each of our executive officers (other than himself) and makes a recommendation to the Board regarding the appropriate salary of each executive officer on a case-by-case basis. Final decisions on base salary adjustments of executive officers other than the Chief Executive Officer are made with the Chief Executive Officer’s involvement, however he abstains from all voting actions. In addition, our Compensation Committee annually reviews the salary of our Chief Executive Officer in executive session without management present and makes a recommendation to the Board. Our Chief Executive Officer is not present during Board discussions or voting regarding his compensation. In determining the appropriate salary levels for our executive officers, we consider, among other factors:

•	responsibilities and scope of the position held and the officer’s experience and performance in that position;

•	recent compensation history of the officer (including special or unusual compensation payments);

•	period of time since the last base salary increase;

•	expected value of the officer’s contribution to our future success and growth;

•	compensation of all levels of employees within Microtune to ensure internal pay equity is preserved;

•	executive compensation at certain other companies to ensure that our compensation levels are competitive based on our review of companies included in the Radford Survey; and

•	our recent overall financial and business performance.

In addition, executives and other employees may receive an additional increase in base salary if warranted because of promotions, retention concerns and market conditions. The base salaries paid to our named executive officers in 2009 can be found below in the “Summary Compensation Table.”

2008 Salary Adjustments

On April 29, 2008, the Board of Directors, upon the recommendation of the Compensation Committee, approved increases in the annual base salaries for the company’s named executive officers and officers subject to Section 16 of the Securities and Exchange Act of 1934, as amended, effective May 1, 2008 as set forth in the table below:

Executive Officer	Position	Adjusted Base Salary
James A. Fontaine	Chief Executive Officer and President	$350,000
Jeffrey A. Kupp(1)	Former Chief Financial Officer	$256,025
Albert Taddiken(2)	Former Chief Operating Officer	$256,025
Robert S. Kirk	Vice President of Worldwide Sales	$166,002
Barry F. Koch(3)	Executive Vice President and Managing Director of Microtune GmbH & Co. KG	€147,624	(4)
Phillip D. Peterson	General Counsel	$210,000

(1)	Mr. Kupp resigned from the position of Chief Financial Officer effective December 4, 2009.
(2)	Mr. Taddiken resigned from the position of Chief Operating Officer effective June 10, 2009.
(3)	Mr. Koch was promoted to the position of Executive Vice President effective June 10, 2009. Mr. Koch continues to serve as Managing Director of Microtune GmbH & Co. KG.
(4)	Mr. Koch is compensated in Euros.

In considering the proposed changes, the Compensation Committee considered each officer’s performance measured in accordance with the factors listed above. The Compensation Committee increased the base salaries of the four named executive officers, other than the Chief Executive Officer, an average of 4.5% over their 2007 base salaries.

2009 Salary Adjustments

In 2009, in light of the macroeconomic environment and the associated challenges facing the company, the Board of Directors, upon the recommendations of management and the Compensation Committee, determined not to increase the annual base salaries of our management and to maintain the 2008 base salaries reflected above. As a result, we did not consult the Radford Survey. However, during 2009, we promoted Justin M. Chapman to Chief Financial Officer and, in

connection with such promotion, we consulted the Radford Survey and again reviewed our Radford Peer Group to target his base salary compensation at approximately the 5th percentile or $190,000, because our compensation philosophy is to gradually adjust base salary compensation of newly promoted named executive officers up to the 50th percentile range incrementally over a several year period.

On October 13, 2009, the Company’s Board of Directors, upon the recommendation of the Compensation Committee and as part of the restructuring plan disclosed on a Current Report on Form 8-K filed on October 16, 2009, approved a five percent (5%) reduction in the base salary of the following officers of the Company:

Executive Officer	Position	Adjusted Base Salary
James A. Fontaine	Chief Executive Officer and President	$332,500
Jeffrey A. Kupp(1)	Former Chief Financial Officer	$243,224
Robert S. Kirk	Vice President of Worldwide Sales	$157,702
Barry F. Koch(2)	Executive Vice President and Managing Director of Microtune GmbH & Co. KG	€154,267	(3)
Peter Birch	Vice President and General Manager, DTV Business	$215,000

(1)	Mr. Kupp resigned from the position of Chief Financial Officer effective December 4, 2009.
(2)	Mr. Koch was promoted to the position of Executive Vice President effective June 10, 2009 and received a base salary increase upon this promotion. Mr. Koch continues to serve as Managing Director of Microtune GmbH & Co. KG.
(3)	Mr. Koch is compensated in Euros.

The reductions in base salary became effective on October 16, 2009 and were to continue for a period of eighteen (18) months, unless the Board of Directors determined in its discretion to otherwise modify such base salary compensation. The Board of Directors subsequently determined that if the Company is profitable on a Non-GAAP basis in the first quarter of 2010 that the original salaries would be restored.

Annual Incentive Compensation

Prior to 2006, we had not implemented a formal annual incentive compensation program for our executive officers. However, with the approval of our full Board, we had previously awarded discretionary bonus compensation to certain executives for significant accomplishments that contributed to our results. Consistent with our objective to support a “pay for performance” compensation philosophy, any annual incentive compensation plans for senior executives must link pay to the achievement of financial goals set in advance by the Compensation Committee, which further the interests of Microtune. In determining each individual executive officer’s bonus opportunity, the Compensation Committee considers the input that each individual executive officer can have on the profit and revenue scores in a given year. The Compensation Committee reviews the Company’s financial performance and considers whether established targets of an annual incentive compensation program have been met in deciding whether to recommend to the Board to award annual incentive compensation and in what amounts.

Suspension of Annual Incentive Compensation Program for 2009

Upon the recommendations of management and the Compensation Committee, the Board of Directors determined not to adopt an annual incentive compensation program for fiscal year 2009 based on the following factors:

•	The challenges of forecasting future financial performance in the current macroeconomic environment;

•	The desirability of limiting compensation expense, limiting stockholder dilution, and preserving cash in the current economic environment; and

•

The compensation philosophy that establishing annual incentive compensation where year over year financial growth is not likely and where the Company faces potential macroeconomic challenges is not appropriate.

2010 Incentive Compensation Program

On February 10, 2010, the Compensation Committee and the Board, upon the Compensation Committee’s recommendation, approved a new incentive compensation program for fiscal 2010 (the “2010 Program”). The 2010 Program covers executive officers, key managers, and other key employees and provides for incentive compensation to be paid (to the extent any such compensation is earned) 100% through the performance vesting of restricted stock unit awards.

All payments and awards under the 2010 Program are conditioned on Microtune meeting the revenue and profitability goals described in the 2010 Program for fiscal 2010. The restricted stock unit awards to be made under the 2010 Program are designed to provide an additional alignment of the interests of our executive management and key employees with the interests of stockholders. In accordance with the terms of the 2010 Program and pursuant to the 2000 Stock Plan, the Board approved the terms of the restricted stock unit awards made to our executive officers and key employees covered by the 2010 Program. Under the 2010 Program, the number of the total restricted stock unit awards that will actually vest and result in the issuance of underlying shares is calculated as described below.

•

Profitability. We have established targets for profitability under the 2010 Program, measured by 2010 Non-GAAP operating income, which is 2010 GAAP operating income, excluding: (1) FASB ASC Topic 718 stock-based compensation expense, amortization of intangibles, restructuring charges, litigation related expenses, and the cost of the 2010 Program itself. We established a series of Non-GAAP operating income levels with corresponding profit scores. The profit scores range from 0% to 70% based upon Microtune’s achievement of Non-GAAP operating income goals.

•

Revenue. In addition, we established a series of revenue levels with corresponding revenue scores under the 2010 Program. The revenue scores vary from 0% to 30% based upon Microtune’s achievement of these revenue goals.

To determine the total bonus score, the Compensation Committee will add the profit score (i.e. a range from 0% to 70%) to the revenue score (i.e. a range from 0% to 30%). The total bonus score (i.e. 0% to 100%) will then be used to determine the award of each of the participants in the 2010 Program based on predetermined individual bonus percentiles of base salary.

The maximum total bonus score under the 2010 Program requires both: (i) 2010 Non-GAAP operating income of at least $6.6 million and (ii) 2010 net revenue of approximately $102 million.

An aggregate number of 1,405,282 restricted stock unit awards were made under the 2010 Program to our executive officers and other key employees in differing amounts based on their respective responsibilities and each individual’s unique ability to impact Microtune’s financial performance and business objectives. The projected restricted stock unit award vesting at “Plan” and “Maximum” for named executive officers are described below:

		RSU Award Shares
Executive Officer	Position	At Plan	Maximum
James A. Fontaine	Chief Executive Officer	22,167	147,778
Justin M. Chapman	Chief Financial Officer	9,491	63,270
Barry F. Koch	Executive VP and Managing Director (Microtune GmbH & Co. KG)	14,557	97,044
Robert S. Kirk	Vice President of Worldwide Sales	10,513	70,089
Phillip D. Peterson	General Counsel	9,800	65,333

“Plan” describes Microtune’s expectations regarding fiscal year 2010 financial performance at the time of the adoption of the 2010 Program.

In addition, we granted restricted stock unit awards under the 2010 Program to other key managers and key employees (who are not named executive officers) totaling 961,768 restricted stock units. Approximately 1,451,000 shares were returned to the 2000 Stock Plan as a result of the recent departure of two senior executives.

The number of restricted stock unit’s granted under the 2010 Program that shall vest will be determined based on a review and evaluation by the Compensation Committee of our performance in fiscal 2010 based upon the terms and conditions of the 2010 Program. Any portion of an executive or key employee’s restricted stock unit bonus award that does not vest upon the Compensation Committee’s determination shall be forfeited. A participant in the 2010 Program must be an employee of Microtune on the date of the bonus payment to receive his bonus compensation under the 2010 Program. The 2010 Program will terminate according to its terms after the vesting and award determination is made by the Compensation Committee. We may adopt other incentive compensation programs in the future.

Long-Term Equity Incentive Compensation

Microtune currently awards long-term equity incentive compensation to executive officers as part of its overall compensation package. These awards differ from annual incentive compensation by rewarding executives for long-term stockholder value creation, rather than short-term annual financial performance. These awards are consistent with Microtune’s policies of offering competitive overall compensation packages, while furthering Microtune’s “pay for performance” compensation philosophy. Long-term equity incentive compensation awards are an important and significant element of the total compensation package for Microtune executives and serve to align the financial interests of our executives with the financial interests of our stockholders and to supplement base salaries which we have historically set at or below market base salaries. The number of shares of our common stock underlying an award and any subsequent awards are based in part on the competitive environment of the technology industry, while also maintaining an overall sense of fairness in the compensation distributed to Microtune employees. When granting long-term equity incentive compensation awards, we consider the current rate and amount of annual vesting of equity-based awards for each individual and whether we believe that such vesting rates and amounts are competitive.

Beginning in 2006, we began to consider the use of RSU awards as long-term equity incentive compensation for key executives in place of traditional incentive stock option grants, initially by using performance-based RSU awards in conjunction with our annual incentive compensation program. We believe RSU awards have certain advantages over stock option grants. Generally, fewer shares of RSUs are awarded as compared to comparable stock option grants, resulting in less dilution to our current stockholders. In addition, depending on our future equity-based incentive award practices, RSU awards could potentially have a lesser impact on Microtune’s reported financial results as compared to stock option grants.

In April 2008, our Board of Directors, upon the recommendations of management and the Compensation Committee, determined to make 100% of all future long-term equity incentive compensation awards exclusively in the form of RSU awards, rather than a mix of stock option awards and RSU awards. These RSU awards were made in May 2008 and May 2009 and vest in full in May 2012 and 2013, respectively.

Methodology for Setting Long-Term Equity Incentive Compensation Awards. Originally, the annual stock option grant of 200,000 option shares for the Chief Executive Officer was based on the assumption of a 15% return per year on the common stock of the Company, and a return of 100% to 200% of the annual base salary of the Chief Executive Officer four years from the date of the grant. The annual option grant vested over four years and was based on the stock price at the time of the grant. Once this “run rate” was established, subsequent annual stock option awards were made in the same manner.

As discussed above, we gradually transitioned from granting stock options to granting RSU’s at a reduced quantity but with the same compensation philosophy. The annual stock option or RSU awards for the other named executive officers were then determined using a percentage of the annual award made to the Chief Executive Officer. Generally, the other named executive officers receive annual long-term equity incentive compensation awards in the range of 30% to 60% of the annual long-term equity incentive compensation award that the Chief Executive Officer receives, based on such officer’s seniority, performance and responsibility.

In May 2009, we made annual RSU awards to our named executive officers and certain other officers pursuant to the 2000 Stock Plan that vest in May 2013. See the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2009” table on pages 57 and 59, respectively.

Equity Awards and Practices. Our equity award granting procedures were substantially modified in June 2006 and then again in the first quarter of 2007 as a result of the remediation of deficiencies discovered by management and by the Audit Committee in its investigation of our stock option granting practices, and the desire to further strengthen our internal controls. Our Equity Compensation Award Policy was adopted by our Board of Directors on December 28, 2006 to address these deficiencies and to formalize our equity award granting procedures. This policy was substantially modified in July 2008 to reflect our complete transition from stock option awards to RSU awards and remains in effect. This policy has specific procedures governing the granting of equity awards and new hire equity awards, including:

•

We have designated an employee highly trained in the legal and accounting implications of equity awards (the “Equity Plan Administrator”) to be responsible for administering and monitoring equity awards. This employee reports to, and his work is reviewed by, our Chief Financial Officer and General Counsel. His responsibilities include, among other things, (1) reviewing all proposed awards before such awards are submitted to the Board or Compensation Committee to ensure that such awards are being made in accordance with applicable law and corporate authority and to ensure that such awards are complete and accurate in all respects; and (2) ensuring that the exercise price established for any stock option grant is equal to or higher than the fair market value of the underlying common stock on the grant date by comparing such exercise price to the closing price of our common stock on the same date that the grant has occurred;

•

Except in unusual circumstances, we ensure that all equity awards are reflected in resolutions set forth in the minutes of a meeting of the Board or Compensation Committee. Such minutes are prepared promptly following the action taken at the meeting. If stock option grants are awarded pursuant to a unanimous written consent, we take care to document the circumstances requiring the use of a unanimous written consent. Additionally, the unanimous written consent is signed by the appropriate persons and returned to us for inclusion in our records by the date specified as the grant date;

•

Except under unusual circumstances, all equity awards to new hires in connection with their offers of employment are awarded once a quarter with an effective grant date of either February 15, May 15, August 15, or November 15 and are approved in a meeting that occurs on or prior to such grant date;

•

Annual grants to employees for performance or retention are made during the same time periods each year and are awarded with an effective grant date of either May 15 or August 15 and are approved in a meeting that occurs on or prior to such grant date;

•	No annual stock option grants are made during any period designated as a quarterly blackout period under our insider trading policy;

•

Our equity award procedures are in writing and are reviewed by our Chief Financial Officer, General Counsel and outside counsel annually to ensure compliance with all applicable laws and regulations; and

•	In no case are awards made to employees prior to the actual first day of employment.

Our Equity Compensation Award Policy provides that any deviation from the policy must receive prior approval from our Compensation Committee or Board. Such approval may only be given after full consideration of the market timing issues and legal risks associated with any such deviation. The policy generally provides that concerns regarding the timing of any grant should be communicated to our General Counsel or outside counsel by the Chairperson of the Compensation Committee. Finally, the policy provides for documentation of any such deviation.

Annual RSU Awards. We intend to present proposed annual RSU awards to our Compensation Committee and Board of Directors at our upcoming Compensation Committee and Board of Directors meetings in April 2010. Although the proposed annual awards will be approved in April 2010, they will not actually be granted under our 2000 Stock Plan until May 15, 2010, in accordance with the terms of our Equity Compensation Award Policy. We intend to make annual awards for future years, if any, according to a schedule that is substantially similar to that described above. See “Equity Awards and Practices” above for more information regarding our Equity Compensation Award Policy and procedures put into place with respect to our grants of equity compensation.

The Compensation Committee administers our 2000 Stock Plan, 2000 Director Stock Plan and 2000 Employee Stock Purchase Plan.

New Hire RSU Awards. Beginning in the second quarter of 2008 with the implementation of our new RSU award procedures, if an offer to a prospective employee is accepted, the proposed RSU award for the new employee will be submitted to the Compensation Committee for consideration and approval at its next quarterly meeting.

Prior to the quarterly Compensation Committee meeting, the supporting information, including the offer approval form, offer letter and schedule of proposed RSU awards are reviewed by our Equity Plan Administrator. Our General Counsel also prepares form resolutions with an attached schedule (the “RSU Schedule”) describing all of the material terms of the RSU awards to be considered for approval by the Compensation Committee.

Our Equity Plan Administrator reviews the RSU Schedule prior to its circulation to the Compensation Committee. Prior to the Compensation Committee meeting, the form resolutions and RSU Schedule to be approved are circulated to the members of the Compensation Committee for their review.

The grant date for new hire RSU awards is one of the following dates immediately after the date that the Compensation Committee or the Board of Directors approves the subject RSU awards: February 15, May 15, August 15, or November 15.

After the RSU awards are approved by our Compensation Committee (or Board of Directors), our General Counsel (or outside counsel) prepares minutes reflecting the RSU awards approved in the meeting. These minutes are then sent to the Equity Plan Administrator for his further review. The Equity Plan Administrator reviews all of the terms of the RSU awards and verifies compliance with the Equity Compensation Award Policy. Once the minutes are approved by the Compensation Committee at its subsequent meeting, they are included in the corporate minute books of the Company by our General Counsel.

Although we are currently using RSU awards rather than stock option grants for both new hire equity awards and annual equity awards, our Compensation Committee and Board of Directors may determine in the future to recommend or to make future awards of stock option grants from time to time in their discretion.

Retirement Benefits

We offer our named executive officers the ability to defer compensation pursuant to a 401(k) plan, which is available to all of our U.S. employees. Our Board of Directors, upon the recommendation of our Compensation Committee, approved a 401(k) matching program for all U.S. employees, effective January 1, 2007. In 2010, we reduced the amount of the Company match from $2,000 to $500.

Other Compensation

Other non-cash benefits that are offered to the other employees are provided to the executive officers in accordance with our established programs. Other elements of executive compensation include medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan as described above. No other special plans or benefits are offered to our executive officers which are not generally made available to all other employees.

Severance Benefits

We are party to severance and change of control agreements with our executive officers that provide for severance benefits under certain circumstances. These agreements are described below under “Severance and Change of Control Agreements.” The Compensation Committee believes that the benefits provided by these agreements are in the best interests of the Company’s stockholders as these agreements ensure management continuity both before and in the event of a change of control transaction, thereby preventing the potential for lost transaction value due to the loss of key management personnel during the pendency of a transaction. Additionally, the Compensation Committee believes that these agreements are important for attracting and retaining executives who are critical to our long-term success and competitiveness.

Severance and Change of Control Agreements. On March 4, 2010, Microtune entered into Amended and Restated Severance and Change of Control Agreements with Messrs. Fontaine, Koch, Chapman, Peterson and Kirk. Pursuant to these agreements, if any of the foregoing officers are terminated without cause or are terminated without cause within six months after a “change of control” transaction (as defined in such agreements), such officer is entitled to a lump sum payment equal to his base annual compensation plus the maximum bonus (and sales commission in the case of Mr. Kirk) available to him under any bonus program offered by Microtune during the year in which the termination occurs, or if the officer is not eligible for a bonus in the year in which the termination occurs, the maximum bonus available to him under any bonus program offered by Microtune in the most recent prior year for which a bonus was available. In addition, all unvested equity awards held by such officer that would have vested over the twelve month period following such officer’s termination will immediately vest. If such officer’s employment is terminated more than six months but less than twelve months following a change of control, he is entitled to a lump sum payment equal to 50% of his base annual compensation plus 50% of the maximum bonus available to him under any bonus or commission program offered by Microtune during the year in which the termination occurs, or if such officer is not eligible for a bonus or commission in the year in which the termination occurs, the maximum bonus available to him under any bonus program offered by Microtune in the most recent prior year for which a bonus was available. In addition, all unvested equity awards held by such officer that would have vested over the six month period following such officer’s termination will immediately vest.

None of our named executive officers (other than Mr. Barry F. Koch, as is customary in Germany) has any employment agreement with us, other than the Severance and Change of Control Agreements described above. The terms and conditions of the Severance and Change of Control Agreements were determined unilaterally by the Compensation Committee and the Board of Directors and were not the subject of arms-length negotiations between the Company and the executive officers covered under such agreements.

Potential Payments Upon Termination or Change of Control. The table below reflects the amount of compensation to be paid to each of our named executive officers upon termination or upon termination after a change of control. If any of our named executive officers with whom we have entered into a severance and change of control agreement were to have been terminated by us on December 31, 2009 as the result of a “Constructive Termination,” as defined in the agreements, or for any reason other than cause, assuming such termination occurred, in the case of Messrs. Fontaine, Chapman, Kirk, Koch, and Peterson either in the absence of a change of control or within six months following a change of control, each such named executive officer would have been entitled to the following:

•	a lump sum payment representing the named executive officer’s annual base salary;

•	a lump sum payment representing the maximum bonus available to the named executive officer under any annual bonus program applicable to such named executive officer;

•

the immediate vesting of all equity awards held by the named executive officer on the date of termination as if such officer had been employed for an additional twelve months from the date of termination; and

•

a lump sum payment representing the pro rata amount of the annual bonus accrued for the named executive officer under the any annual bonus program applicable to such named executive officer, which would be determined by multiplying the maximum bonus available to such officer by the ratio of the number of days in which such officer was employed during the applicable bonus period to the number of days in such bonus period.

Executive Officer(1)	Position	Base Salary Compensation	Bonus Compensation		Equity Compensation(2)	Accrued Bonus Compensation(3)	All Other Compensation(6)	Total Severance
James A. Fontaine	Chief Executive Officer	$350,000	$219,100		$65,018	$0	$11,336	$645,454
Justin M. Chapman	Chief Financial Officer and Former Interim Chief Financial Officer	$164,850	$81,380		$6,780	$0	$0	$253,010
Robert S. Kirk	Vice President of Worldwide Sales	$166,002	$257,862	(4)	$31,640	$0	$18,728	$474,232
Barry F. Koch(5)	Executive Vice President and Managing Director, Microtune GmbH & Co. KG	$232,748	$118,940		$27,120	$0	$0	$378,808
Phillip D. Peterson	General Counsel	$210,000	$100,160		$18,080	$0	$5,697	$333,937

(1)	In 2009, we did not have an incentive compensation program. Under the terms of the agreements, if there is no program in effect in the year of the termination of employment, then the most recent bonus program is used. Accordingly, the amounts in this column represent the total dollar value of (i) the maximum cash awards under the 2008 Incentive Compensation Program plus (ii) the maximum RSU awards under the 2008 Incentive Compensation Program, valued at $2.26 per share, which was the fair market value of our common stock on December 31, 2009.
(2)	The amounts in this column represent the dollar value of the shares underlying restricted stock units valued at $2.26 per share, which was the fair market value of our common stock on December 31, 2009 which were held by the named executive officers and that would have vested had such officer been employed for an additional twelve months from the date of termination pursuant to the terms of the agreements.
(3)	There is no accrued bonus compensation payable because there was no incentive compensation program in effect in 2009.
(4)	Includes the maximum amount payable to Mr. Kirk pursuant to the Executive Officer Sales Incentive Compensation Plan.
(5)	Mr. Koch is compensated in Euros; this amount reflects the conversion from Euros to U.S. dollars using the exchange rate in effect on December 31, 2009.
(6)	The amounts in this column represent one year of COBRA payments for applicable officers.

Stock Ownership Guidelines and Policy Against Hedging

We strongly believe that the financial interests of our executives should be aligned with those of our stockholders. Accordingly, we maintain stock ownership guidelines for each of our directors as well as for James A. Fontaine, Chief Executive Officer, Barry F. Koch, Executive Vice President and Justin M. Chapman, Chief Financial Officer. Pursuant to these guidelines, any of the persons covered by the guidelines who acquires our common stock via exercise of options granted after January 1, 2005 must retain 33% of the net shares acquired (after taking into account the sale of shares to pay taxes and the stock option exercise price), for at least 12 months or such earlier time as the individual ceases to be a director of or covered officer of Microtune as a result of death, resignation, termination or other reason. Shares already owned on the exercise date by any director or covered officer may be used to satisfy the retention requirements.

Short sales, puts, calls and other hedging transactions of Microtune stock by any Microtune director or employee are expressly prohibited by our corporate policies.

Tax Deduction for Executive Compensation

We have considered the potential impact of Section 162(m) of the Code and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, unless such compensation is performance-based within the meaning of applicable IRS requirements. Since the cash compensation of each of our executive officers is below $1 million and because we believe that any stock options or RSU awards granted under the 2000 Stock Plan will meet the IRS requirements of being performance-based, we believe that Section 162(m) will not reduce any tax deduction available to Microtune for the tax year ended December 31, 2009. It is our policy that all executive compensation arrangements shall comply with Section 162(m) of the Code by not providing additional compensation or equity compensation to avoid tax penalization.

Compensation Committee Report

In accordance with its written charter adopted by our Board, the Compensation Committee has oversight of compensation policies designed to align compensation with our overall business strategy, values and management initiatives.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K filed on February 16, 2010 with the SEC for the fiscal year ended December 31, 2009.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

James H. Clardy, Chairperson
Bernard T. Marren
Michael T. Schueppert

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation awarded to, earned by, or paid to our named executive officers, which include our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for the fiscal years ended December 31, 2009, 2008, and 2007:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
James A. Fontaine Chief Executive Officer and President	2009	346,354	—		172,000	—	—		—		10,077	(4)	528,431
	2008	343,333	—		529,700	—	32,287		—		15,461	(5)	920,781
	2007	320,000	—		552,447	475,720	115,500		—		1,000	(6)	1,464,667

Albert H. Taddiken	2009	170,683	—		103,200	—	—		—		21,057	(7)	294,940
Former Chief Operating Officer*	2008	252,350	—		339,500	—	23,062		—		2,000	(8)	616,912
	2007	238,341	—		351,049	285,432	81,200		—		6,418	(9)	962,440

Jeffrey A. Kupp	2009	238,702	—		64,500	—	—		—		6,406	(10)	309,608
Former Chief Financial Officer**	2008	252,350	—		257,580	—	22,139		—		2,000	(11)	534,069
	2007	242,085	10,000	(12)	269,509	161,547	81,200		—		1,000	(13)	765,341

Robert S. Kirk	2009	164,273	—		60,200	—	122,915	(14)	—		10,400	(15)	357,788
Vice President of Worldwide Sales	2008	163,367	—		205,720	—	141,631	(16)	—		10,400	(17)	521,118
	2007	156,070	—		207,466	166,502	163,718	(18)	—		9,400	(19)	703,156

Barry F. Koch(20)	2009	215,274	—		51,600	—	—		1,077	(21)	36,820	(22)	304,771
Executive Vice President and Managing Director, Microtune GmbH & Co. KG***	2008 2007	214,115 191,114	— —		204,980 200,864	— 142,716	17,527 56,000		1,960 2,164	(23) (25)	35,216 74,923	(24) (26)	473,798 667,781

Justin M. Chapman Chief Financial Officer and Former Interim Chief Financial Officer****	2009	164,850	—		12,685	—	—		—		6,438	(27)	183,973

Phillip D. Peterson General Counsel	2009	210,000	—		34,400	—	—		—		12,702	(28)	257,102

*	Mr. Taddiken resigned from the position of Chief Operating Officer effective June 10, 2009.
**	Mr. Kupp resigned from the position of Chief Financial Officer effective December 4, 2009.
***	Mr. Koch was promoted to the position of Executive Vice President effective June 10, 2009. Mr. Koch continues to serve as Managing Director of Microtune GmbH & Co. KG.
****	Mr. Chapman was appointed to the position of Interim Chief Financial Officer effective December 4, 2009. Mr. Chapman was appointed to the position of Chief Financial Officer effective February 11, 2010.
(1)	Amounts reported in the Bonus column do not include cash amounts or RSU awards earned under our 2008 Incentive Compensation Program and 2007 Incentive Compensation Program, which are shown in the Non-Equity Incentive Plan Compensation column with respect to the cash awards paid under the 2008 Incentive Compensation Program and the 2007 Incentive Compensation Program and the Stock Awards column with respect to the RSU awards that vested under the 2008 Incentive Compensation Program and the 2007 Incentive Compensation Program.
(2)	The amounts in this column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.
(3)	The cash payments under the 2008 Incentive Compensation Program are deemed to be earned in 2008 as they were based on the Company’s financial performance for the fiscal year ended December 31, 2008, even though participants had to be employed by Microtune on the payment date in February 2009 to receive the cash payments. The cash payments under the 2007 Incentive Compensation Program are deemed to be earned in 2007 as they were based on the Company’s financial performance for the fiscal year ended December 31, 2007, even though participants had to be employed by Microtune on the payment date in February 2008 to receive the cash payments.

(4)	$8,077 of this amount is attributable to an accrued vacation payout and $2,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Fontaine.
(5)	$13,461 of this amount is attributable to an accrued vacation payout and $2,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Fontaine.
(6)	This amount is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Fontaine.
(7)	$19,057 of this amount is attributable to an accrued vacation payout and $2,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Taddiken.
(8)	This amount is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Taddiken.
(9)	$5,418 of this amount is attributable to an accrued vacation payout and $1,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Taddiken.
(10)	$4,406 of this amount is attributable to an accrued vacation payout and $2,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Kupp.
(11)	This amount is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Kupp.
(12)	This amount is attributable to the portion of a special recognition bonus relating to the previously announced restatement of our consolidated financial statements earned in 2007.
(13)	This amount is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Kupp.
(14)	This amount is attributable to sales commissions.
(15)	$8,400 of this amount is attributable to an automobile allowance and $2,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Kirk.
(16)	$126,871 of this amount is attributable to sales commissions and $14,760 is attributable to the cash payment paid under the 2008 Incentive Compensation Program.
(17)	$8,400 of this amount is attributable to an automobile allowance and $2,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Kirk.
(18)	$114,718 of this amount is attributable to sales commissions and $49,000 is attributable to the cash payment paid under the 2007 Incentive Compensation Program.
(19)	$8,400 of this amount is attributable to an automobile allowance and $1,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Kirk.
(20)	Mr. Koch is compensated in Euros; the salary and all other compensation reflect the conversion from Euros to U.S. dollars using the average exchange rate in effect for 2009, 2008, and 2007, respectively. The change in pension value and nonqualified deferred compensation earnings reflect the conversion from Euros to U.S. dollars using the exchange rates in effect as of December 31, 2009, 2008, 2007 and 2006.
(21)	This amount is attributable to the change in net present value under the Pensor defined benefit plan from December 31, 2008 to December 31, 2009.
(22)	$25,542 of this amount is attributable to an automobile allowance, $10,631 is attributable to our contributions to the defined contribution plan and $647 is attributable to annual life and accident insurance premiums.
(23)	This amount is attributable to the change in net present value under the Pensor defined benefit plan from December 31, 2007 to December 31, 2008.
(24)	$24,146 of this amount is attributable to an automobile allowance, $10,426 is attributable to contributions to the defined contribution plan and $644 is attributable to annual life and accident insurance premiums.
(25)	This amount is attributable to the change in net present value under the Pensor defined benefit plan from December 31, 2006 to December 31, 2007.
(26)	$42,737 of this amount is attributable to an accrued vacation payout, $22,303 is attributable to an automobile allowance, $9,283 is attributable to contributions to a defined contribution plan and $600 is attributable to annual life and accident insurance premiums.
(27)	$4,438 of this amount is attributable to an accrued vacation payout and $2,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Chapman.
(28)	$10,702 of this amount is attributable to an accrued vacation payout and $2,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Peterson.

2009 Grants of Plan-Based Awards

GRANTS OF PLAN-BASED AWARDS IN 2009

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James A. Fontaine	5/15/09	—	—	—	—	—	—	80,000	—	—	172,000
Albert H. Taddiken	5/15/09	—	—	—	—	—	—	48,000	—	—	103,200
Jeffrey A. Kupp	5/15/09	—	—	—	—	—	—	30,000	—	—	64,500
Justin M. Chapman	5/15/09	—	—	—	—	—	—	5,900	—	—	12,685
Robert S. Kirk	5/15/09	—	—	—	—	—	—	28,000	—	—	60,200
Barry F. Koch	5/15/09	—	—	—	—	—	—	24,000	—	—	51,600
Phillip D. Peterson	5/15/09	—	—	—	—	—	—	16,000	—	—	34,400

(1)	These amounts represent grants of RSU awards pursuant to our 2000 Stock Plan as long-term equity incentive compensation.
(2)	This column represents the aggregate grant date fair value of such RSU awards, excluding any estimates of future forfeitures, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used to calculate the value of stock awards, see Note 1 to our Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2009, as filed with the SEC.

Discussion of Summary Compensation and Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2009” table was paid or awarded, are described above under “Compensation Discussion and Analysis.”

The Company cautions that the amounts reported in the “Summary Compensation Table” for “Stock Awards” and “Option Awards” may not represent the amounts that the named executive officers will actually realize from these equity awards. Whether, and to what extent, a named executive officer realizes value from these awards will depend on whether the shares actually vest, and if the shares do actually vest, the stock price on the date the named executive officer actually disposes of the shares.

The amounts reported in the “Summary Compensation Table” for “Stock Awards” and “Option Awards” are difficult to compare between the named executive officers and also for each executive officer, year over year. This is largely due to the fact that the amounts represent the aggregate grant date fair value of awards in accordance with FASB ASC Topic 718 and not the actual cash value realized, if any, by the executive from equity awards in a given year. The amounts also are affected by the probability that performance conditions, if any, for outstanding equity awards under annual incentive compensation programs will be met. Furthermore, these amounts are not impacted by the current stock price of our common stock. The “Summary Compensation Table” should be read and analyzed with these factors in mind.

For information regarding the grant date fair value of equity awards made to the named executive officers in 2009, refer to the “Grants of Plan-Based Awards in 2009” table above.

For information regarding the value actually received or earned by the named executive officers in 2009, refer to the “Compensation Discussion and Analysis” on beginning on page 44.

Additional information on all outstanding equity awards is reflected in the “Outstanding Equity Awards as of December 31, 2009” table on beginning on page 60. The Company has granted stock options and RSU awards under the 2000 Stock Plan.

2009 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for our named executive officers at December 31, 2009. Option awards were granted for ten-year terms, ending on the option expiration date set forth in the table. Stock awards were granted as indicated in the footnotes to the table.

Outstanding Equity Awards as of December 31, 2009

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James A. Fontaine	740,000	(6)	—		—	2.70	8/12/2013	—		—	—	—
	27,163	(7)	—		—	3.20	6/4/2014	—		—	—	—
	66,668	(8)	—		—	4.99	8/19/2014	—		—	—	—
	424,511	(9)	—		—	3.84	5/25/2015	—		—	—	—
	—		200,000	(3)(10)	—	4.53	5/10/2017	—		—	—	—
	—		—		—	—	—	240,000	(4)(11)	542,400	—	—

Albert H. Taddiken	—		—		—	—	—	—		—	—	—

Justin M. Chapman	7,334		—		—	1.79	5/1/2013	—		—	—	—
	667		—		—	2.20	7/9/2013	—		—	—	—
	1,333		—		—	2.75	7/9/2013	—		—	—	—
	3,000		—		—	2.40	8/1/2013	—		—	—	—
	5,000		—		—	2.50	3/31/2014	—		—	—	—
	4,000		—		—	3.95	6/14/2014	—		—	—	—
	1,250		—		—	5.48	8/19/2014	—		—	—	—
	34,680		—		—	5.31	1/18/2015	—		—	—	—
	37,595		—		—	3.84	5/25/2015	—		—	—	—
	3,924		15,000	(3)	—	4.53	5/10/2017	—		—	—	—
	—		—		—	—		27,900	(5)	63,054

Jeffrey A. Kupp	332,500		—		—	3.61	5/9/2015	—		—	—	—
	19,167		—		—	4.53	5/10/2017	—		—	—	—

Robert S. Kirk	8,575		—		—	1.27	3/10/2013	—		—	—	—
	15,925		—		—	2.21	3/10/2013	—		—	—	—
	1,000		—		—	2.20	7/9/2013	—		—	—	—
	2,000		—		—	2.75	7/9/2013	—		—	—	—
	20,333		—		—	2.40	8/1/2013	—		—	—	—
	37,079		—		—	2.85	8/1/2013	—		—	—	—
	89,578		—		—	2.80	10/21/2013	—		—	—	—
	16,516		—		—	3.20	6/4/2014	—		—	—	—
	4,000		—		—	4.47	8/19/2014	—		—	—	—
	60,000		—		—	4.99	8/19/2014	—		—	—	—
	165,666		—		—	3.84	5/25/2015	—		—	—	—
	—		70,000	(3)	—	4.53	5/10/2017	—		—	—	—
	—		—		—	—	—	84,000	(4)	189,840	—	—

Barry F. Koch	14,667		—		—	4.95	5/11/2010	—		—	—	—
	161,462		—		—	2.44	4/14/2013	—		—	—	—
	43,195		—		—	2.40	8/1/2013	—		—	—	—
	16,337		—		—	3.20	6/4/2014	—		—	—	—
	25,000		—		—	4.47	8/19/2014	—		—	—	—
	134,741		—		—	3.84	5/25/2015	—		—	—	—
	—		60,000	(3)	—	4.53	5/10/2017	—		—	—	—
	—		—		—	—	—	72,000	(4)	162,720	—	—

Phillip D. Peterson	110,000		—		—	2.71	4/8/2014	—		—	—	—
	6,248		—		—	3.20	6/4/2014	—		—	—	—
	44,608		—		—	3.84	5/25/2015	—		—	—	—
	30,001		40,000	(3)	—	4.53	5/10/2017	—		—	—	—
	—		—		—	—	—	48,000	(4)	108,480	—	—

(1)	The 2000 Stock Plan provides that the option exercise price per share for incentive stock options shall be no less than 100 percent of the closing price per share of our common stock on the date of grant.
(2)	The values shown in this column are based on our December 31, 2009 closing stock price of $2.26 per share.
(3)	This amount includes two grants of equal size, one of which will vest on May 11, 2010 and the other on May 11, 2011.
(4)	This amount includes four grants which vest according to the following schedule: 16.66% will vest on May 11, 2010, 16.66% will vest on May 11, 2011, 33.33% will vest on May 12, 2012 and 33.33% will vest on May 15, 2013.
(5)	This amount includes four grants which vest according to the following schedule: 3,000 shares will vest on each of May 11, 2010 and May 11, 2011, 16,000 shares will vest on May 12, 2012 and 5,900 shares will vest on May 15, 2013.
(6)	This amount includes 370,001 option shares transferred in a divorce settlement.
(7)	This amount includes 13,582 option shares transferred in a divorce settlement.
(8)	This amount includes 33,334 option shares transferred in a divorce settlement.
(9)	This amount includes 165,098 option shares transferred in a divorce settlement.
(10)	This amount includes 49,144 option shares transferred in a divorce settlement.
(11)	This amount includes 26,448 shares transferred in a divorce settlement.

2009 Option Exercises and Stock Vested

The following table sets forth information concerning stock options exercised and stock awards vested during 2009 for our named executive officers:

Option Exercises and Stock Awards Vested in 2009

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(2)
James A. Fontaine	—	—	8,071	15,416
Albert H. Taddiken	—	—	5,765	11,011
Jeffrey A. Kupp	—	—	5,534	10,570
Justin M. Chapman	—	—	2,998	5,726
Robert S. Kirk	—	—	3,689	7,046
Barry F. Koch	—	—	4,381	8,368
Phillip D. Peterson	—	—	3,689	7,046

(1)	The amounts in this column reflect RSU awards vested under the 2008 Incentive Compensation Program on February 3, 2009.
(2)	The value realized upon vesting was the number of shares vesting multiplied by our closing stock price on the vest date which was $1.91.

2009 Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified defined contribution and deferred compensation plans for our named executive officers during 2009:

Nonqualified Deferred Compensation in 2009

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)		Aggregate Earnings in Last FY($)(1)		Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)
James A. Fontaine	—	—		—		—	—
Albert H. Taddiken	—	—		—		—	—
Jeffrey A. Kupp	—	—		—		—	—
Justin M. Chapman	—	—		—		—	—
Robert S. Kirk	—	—		—		—	—
Barry F. Koch	—	10,631	(2)	1,077	(3)	—	70,032	(4)
Phillip D. Peterson	—	—		—		—	—

(1)	Aggregate earnings are included in the “Summary Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

(2)	Microtune made contributions under the Allianz Unterstützungskasse defined contribution plan of 7,623 Euros. This amount was converted to $10,631, using a 1.39463 exchange rate, which was the average rate for 2009. Microtune did not make contributions to the Pensor defined benefit plan in 2009.
(3)	The change in net present value under the Pensor defined benefit plan from December 31, 2008 to December 31, 2009.
(4)	The aggregate balance of the Allianz Unterstützungskasse defined contribution plan and the Pensor defined benefit plan at December 31, 2009.

Under the Pensor defined benefit plan and the current Allianz Unterstützungskasse defined contribution plan, payouts are made on Mr. Koch’s 65th birthday. If he elects to retire at an earlier age, deductions to the payout amount are made. Mr. Koch does not have discretion to select investments under the Allianz Unterstützungskasse defined contribution plan. There is a guaranteed rate of return of 3.25% with additional earnings not guaranteed. We no longer make contributions to the Pensor defined benefit plan.

Compensation of Directors

Director Compensation in 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter S. Ciciora(2)	20,000	16,380	—	—	—	—	36,380
James H. Clardy(3)	25,000	16,380	—	—	—	—	41,380
Steven Craddock(4)	20,000	16,380	—	—	—	—	36,380
Anthony J. LeVecchio(5)	30,000	16,380	—	—	—	—	46,380
Bernard T. Marren(6)	18,000	16,380	—	—	—	—	34,380
Michael T. Schueppert(7)	20,000	16,380	—	—	—	—	36,380
William P. Tai(8)	15,000	16,380	—	—	—	—	31,380
A. Travis White(9)	30,000	16,380	—	—	—	—	46,380

(1)	Each non-employee director received 8,400 stock awards for shares of common stock on April 24, 2009. This column represents the aggregate grant date fair value of such stock awards, excluding any estimates of future forfeitures, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used to calculate the value of stock awards, see Note 1 to our Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2009, as filed with the SEC.
(2)	Mr. Ciciora held 140,938 options and 8,400 stock awards for shares of common stock as of December 31, 2009.
(3)	Mr. Clardy held 140,938 options and 8,400 stock awards for shares of common stock as of December 31, 2009.
(4)	Mr. Craddock held 145,938 options and 8,400 stock awards for shares of common stock as of December 31, 2009.
(5)	Mr. LeVecchio held 134,688 options and 8,400 stock awards for shares of common stock as of December 31, 2009.
(6)	Mr. Marren held 87,000 options and 8,400 stock awards for shares of common stock as of December 31, 2009.
(7)	Mr. Schueppert held 63,000 options and 8,400 stock awards for shares of common stock as of December 31, 2009.
(8)	Mr. Tai held 140,938 options and 8,400 stock awards for shares of common stock as of December 31, 2009.
(9)	Mr. White held 135,938 options and 8,400 stock awards for shares of common stock as of December 31, 2009.

Our outside directors participate in our 2000 Director Stock Plan. The 2000 Director Stock Plan, as adopted and approved by our stockholders, became effective as of August 4, 2000, and was amended effective as of April 17, 2002, February 27, 2004, April 13, 2005, March 27, 2007, March 11, 2008, and March 10, 2009. Under the 2000 Director Stock Plan, restricted stock units may be granted only to non-employee directors. A non-employee director shall receive a restricted stock unit award of 5,250 shares of common stock on the date he or she first becomes a non-employee director. As currently in effect, each non-employee director will also receive a restricted stock units award of 8,400 shares of common stock on the date of our annual stockholders’ meeting of each year, provided that he or she is a non-employee director on such date and he or she has served as director for at least the preceding six months. All grants under the 2000 Director Stock Plan are automatic and nondiscretionary. The aggregate number of shares of common stock that may be issued under the plan shall not exceed 1,187,500. Our Board of Directors evaluates director compensation on an annual basis. As part of such evaluation, our Board of Directors reviews board compensation practices of our peer companies. The 2000 Director Stock Plan shall continue until August 4, 2010, unless terminated earlier by the Board of Directors. However, following receipt of stockholder approval of the 2010 Director Stock Plan at the 2010 Annual Meeting, we intend to terminate the 2000 Director Stock Plan.

In October 2008, the Board determined to reduce its cash compensation effective January 1, 2009, and to convert its annual stock option awards to annual awards of a lesser number of RSU awards. These changes to director compensation are outlined in greater detail below:

•	A transition from stock options to RSUs:

•	5,250 RSUs awarded to directors upon initial appointment, with such awards vesting over three years; and

•	8,400 RSUs awarded to directors annually, with such awards also vesting over three years.

•	Such changes were effected through an amendment to the 2000 Director Stock Plan as approved by the stockholders of the Company at the 2009 Annual Meeting of Stockholders.

•	Fees for meeting attendance:

•	$4,000 per regular board meeting for in person attendance (5 regular meetings);

•	$2,000 per regular board meeting for telephonic attendance;

•	$1,000 per regular board meeting if no attendance;

•	$10,000 per year for Audit Committee Chair;

•	$10,000 per year for Lead Independent Director;

•	$5,000 per year for Compensation Committee Chair;

•	$0 per year for Nominating and Corporate Governance Committee Chair;

•	$0 per year for Technical Advisory Committee Chair, but $1,500 per meeting attended; and

•

No changes were made to the compensation paid for excess meetings, however, our Lead Independent Director and Compensation Committee Chair can make a determination that any special Board or committee meeting should qualify as either a “regular” or as an “excess” meeting for compensation purposes based on the time and effort required to prepare for the meeting and the duration of the meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as set forth below, we have not been a party to any transaction that involved more than $120,000 with an executive officer, a nominee for director, a director or a 5% stockholder or any of their immediate family members since the beginning of fiscal 2009 or that involved indebtedness to or payments from us during fiscal

2009 other than as described under the caption “Executive Compensation” and the transactions described below. The discussion does not address compensation paid in connection with employment or Board service.

Drew Peck, a nominee for director of our Company, is a founder of Steel Horse Advisors, a strategic advisory and consulting firm and a division of Green Manning & Bunch, Ltd., and is an employee of Green, Manning & Bunch. The Company engaged Steel Horse Advisors in January 2010 as a strategic consultant to assist the Company in various corporate and business development activities. Pursuant to this engagement the Company has paid Steel Horse Advisors consulting fees of approximately $50,000 in the aggregate. In addition, the Company has agreed that it will pay Steel Horse Advisors customary advisory fees in connection with transactions arising out of its engagement and will reimburse Steel Horse Advisors for its out-of-pocket expenses incurred in connection with providing such consulting and advisory services. The amount of fees that may become payable to Steel Horse Advisors in the future, if any, is not currently determinable but could be material to Steel Horse Advisors.

We believe that all transactions between us and our officers, nominees for director, directors, principal stockholders and other affiliates have been on terms no less favorable to us than could be obtained from unaffiliated third parties.

The Audit Committee of our Board reviews all related party transactions for potential conflict of interest situations on an ongoing basis and approves any such transactions. However, any such transaction may be alternatively approved by another independent body of the Board in accordance with NASDAQ Listing Rule 5630(a).

Our Board of Directors has determined that eight of our current Board members, Messrs. Ciciora, Clardy, Craddock, LeVecchio, Marren, Schueppert, Tai and White, and that director nominees Messrs. Rast and Rau, are independent directors as defined under the current listing standards of The NASDAQ Stock Market. For more information about our corporate governance, including information regarding our board of directors and committees, see “Microtune Corporate Governance” beginning on page 8.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Clardy (Chairperson), Marren, and Schueppert. None of the members of the Compensation Committee were officers or employees of Microtune at any time during 2009 or at any other time. During 2009, no current executive officer of Microtune served as a member of the Board of Directors or compensation committee of any other entity whose executive officer(s) served on Microtune’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

We, Anthony J. LeVecchio, Steven Craddock and A. Travis White, are the current members of the Audit Committee and each of us is a non-employee director. The Board of Directors has determined that Mr. LeVecchio is an “audit committee financial expert” and that each of the committee members is “independent” as defined in NASDAQ Listing Rule 5605(a)(2) and meets the independence requirements of Rule 10A-3(b)(i) of the Exchange Act, as well as the requirements of NASDAQ Listing Rule 5605(c)(2).

The Audit Committee discusses general financial and accounting-related matters at its regular quarterly meetings that coincide with full Board meetings, and it discusses Microtune’s quarterly financial performance and associated earnings announcements at such meetings. The committee met seven times during fiscal year 2009.

We assist the Board of Directors in its oversight of Microtune’s financial accounting, reporting and controls. We operate under a written charter that both the Board of Directors and we have approved. We also evaluate the performance and independence of Microtune’s independent auditor.

Management is responsible for the preparation, presentation and integrity of Microtune’s financial statements, including setting the accounting and financial reporting principles and establishing the internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Our independent auditor is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. We oversee these processes. As part of that oversight, we require that the independent auditor report directly to the Audit Committee.

We reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with management and the independent auditor. We also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended or supplemented. We received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence. We discussed with KPMG LLP that firm’s independence and considered whether the provision of non-audit services by the independent auditor was compatible with maintaining the auditor’s independence. We approve any non-audit services on a case-by-case basis before any work is performed. Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities, we recommended to the Board of Directors that the audited financial statements be included in Microtune’s Annual Report on Form 10-K for fiscal year 2009, and the Board of Directors approved such inclusion.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

Anthony J. LeVecchio, Chairperson
Steven Craddock
A. Travis White

OTHER MATTERS

Form 10-K for 2009

On February 16, 2010, we filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2009. The Annual Report on Form 10-K has been provided concurrently with this Proxy Statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Stockholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov, (2) from our website at www.microtune.com, or (3) by writing to Investor Relations, Microtune, Inc., 2201 10th Street, Plano, Texas 75074. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Information contained on our website, other than this Proxy Statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

Annual Meeting

Our Board of Directors does not currently intend to bring any other business before our Annual Meeting and is not aware of any other business to be brought before our Annual Meeting. If any other business is properly brought before our Annual Meeting, including consideration of a motion to adjourn or postpone our Annual Meeting in order to, among other things, solicit additional proxies, the proxy holders will vote the proxies based on their judgment.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at our Annual Meeting may request reasonable assistance or accommodation from us by contacting Barbara Ureste at Microtune, Inc., 2201 10th Street, Plano, Texas 75074. The telephone number at that location is (972) 673-1600. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit requests by May 13, 2010.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to complete and return the accompanying proxy card in the envelope that has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

DATED: April 9, 2010

APPENDIX A

MICROTUNE, INC.

2010 STOCK PLAN

(Effective as of May 20, 2010)

Microtune, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following Microtune, Inc. 2010 Stock Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors and consultants of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1. “Affiliate” shall have the meaning set forth in the last paragraph of Section 11.3.

2.2. “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or cash granted pursuant to the provisions of the Plan.

2.3. “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

2.4. “Board” means the board of directors of the Company.

2.5. “Cause” shall have the same meaning as set forth in an Award Agreement, if applicable.

2.6. “Change in Control” shall have the same meaning as set forth in Section 11.3.

2.7. “Code” means the Internal Revenue Code of 1986, as amended.

2.8. “Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of (i) “independent directors” (i.e., Directors who are neither officers nor Employees of the Company or its Subsidiaries, nor have a relationship which, in the judgment of the Board, would interfere with the exercise of independent judgment in carrying out their responsibilities, and who are otherwise “independent” under the rules of NASDAQ), (ii) “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (iii) “outside directors” within the meaning of Code Section 162(m).

2.9. “Company” shall have the same meaning as set forth in the introductory paragraph of this document.

2.10. “Consultant” means any person, including an advisor, engaged by the Company or any Subsidiary to render services to such entity.

2.11. “Covered Employee” means an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Code Section 162(m).

2.12. “Covered Family Members” shall have the same meaning as set forth in Section 12.3.

2.13. “Director” means a member of the Board.

2.14. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.15. “Employee” means any employee of the Company or any Subsidiary, including officers and employee Directors, and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17. “Executive Officer” means an officer of the Company within the meaning of the rules under Section 16 of the Exchange Act.

2.18. “Fair Market Value” means the per Share closing price of the Shares as reported on The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market as of the relevant date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on The NASDAQ Stock Market, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on The NASDAQ Stock Market or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion.

2.19. “Good Reason” shall have the meaning as set forth in an Award Agreement, if applicable.

2.20. “Limitations” shall have the meaning set forth in Section 10.6.

2.21. “Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine and not inconsistent with the provisions of the Plan.

2.22. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.23. “Participant” means an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.24. “Payee” shall have the meaning set forth in Section 13.2.

2.25. “Performance Award” means any Award of Performance Cash or Performance Share Units granted pursuant to Article 9.

2.26. “Performance Cash” means any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.27. “Performance Period” means the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.28. “Performance Share Unit” means any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.29. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.30. “Plan” shall have the same meaning as set forth in the introductory paragraph of this document.

2.31. “Plan Administrator” means the individual or committee appointed by the Committee to handle the day-to-day administration of the Plan. If the Committee does not appoint an individual or committee to serve as the Plan Administrator, the Committee will be the Plan Administrator.

2.32. “Protection Period” shall have the meaning as set forth in an Award Agreement, if applicable.

2.33. “Qualifying Termination” shall have the meaning as set forth in an Award Agreement, if applicable.

2.34. “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.35. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.36. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery, as the Committee shall determine, of cash, Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.37. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.38. “Shares” means the shares of common stock of the Company.

2.39. “Stock Appreciation Right” means the right granted to a Participant pursuant to Article 6.

2.40. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.41. “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.42. “Vesting Period” shall have the meaning set forth in Section 7.1.

3.	SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.

(a) Subject to the adjustment provided for in Section 12.2, a total of 3,000,000 Shares shall be authorized for grant under the Plan. Any Shares that are subject to Awards shall be counted against this limit as one (1) Share for every one (1) Share granted.

(b) If (i) any Shares subject to an Award are forfeited, cancelled or expire or (ii) an Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, cancellation, expiration or cash settlement, again be available for Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall be added back to the Shares authorized for grant under the Plan: (A) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (B) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation (or portion thereof) with respect to an Award, and (C) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation

Right on exercise thereof. Any Shares that again become available for grant pursuant to this Article shall be authorized for grant as one (1) Share for any one (1) Share that may be added back pursuant to this Section 3.1(b).

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant under Section 10.6. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Directors or Consultants prior to such acquisition or combination.

(d) No Award may be granted if the number of Shares to be delivered in connection with such Award exceeds the number of Shares remaining available under this Plan minus the number of Shares issuable in settlement of or related to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee, Director or Consultant shall be eligible to be selected by the Committee as a Participant.

4.2. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances, Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents and the time and form of payment of such Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Notwithstanding the foregoing, to the extent, and during such periods that, the Committee is unavailable or otherwise unable to satisfy its responsibilities set forth in this Section 4.2(a) (or any other provision under the Plan), the Board or its delegate shall assume such responsibilities until such time as the Committee again becomes available to resume satisfying such responsibilities.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, the determination of the Directors to whom Awards may be granted, the time(s) at which Awards may be granted to Directors and the number of Shares subject to Awards to Directors shall be made by the Board.

(c) To the extent not inconsistent with applicable law, including Code Section 162(m), or the rules and regulations of The NASDAQ Stock Market (or such other principal securities exchange on which the Shares are traded), the Committee may delegate to one or more Executive Officers or a committee of Executive Officers the right to grant Awards to Employees (who are not Directors or Executive Officers) and Consultants, the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees (who are not Directors or Executive Officers) and Consultants, and the authority to take any of the other actions described in Section 4.2(a).

(d) The Committee may appoint the Plan Administrator, who will have the responsibility and duty to administer the Plan on a daily basis. The Committee may remove the Plan Administrator with or without cause at any time. The Plan Administrator will have all the day-to-day responsibilities of administering the Plan but for those duties retained by the Committee as set forth above in Section 4.2(c) and not otherwise delegated to such Plan Administrator.

Notwithstanding the foregoing, to the extent, and during such periods that, the Plan Administrator is unavailable or otherwise unable to satisfy its responsibilities set forth in this Section 4.2(d) to the Plan (or any other provision under the Plan), the Committee or its delegate shall assume such responsibilities until such time as the Plan Administrator again becomes available to resume satisfying such responsibilities.

5.	OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Such Award Agreement shall be exempt from the requirements of Code Section 409A. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one (1) Option granted pursuant to the Plan at the same time.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one (1) Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability.

5.5. Exercise of Options.

(a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker except by Executive Officers), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7. Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Code Section 422, to any employee of the Company or any Subsidiary, subject to the requirements of Code Section 422. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be the number of Shares set forth in the first sentence of Section 3.1(a), subject to adjustments provided for in Section 12.2. Incentive stock options shall not be granted more than ten (10) years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. In addition, the Fair Market Value of Shares subject to an incentive stock option and the aggregate Fair Market Value of Shares of any parent corporation or subsidiary corporation (within the meaning of Code Sections 424(e) and (f)) subject to any other incentive stock option (within the meaning of Code Section 422)) of the Company or a parent corporation or a subsidiary corporation (within the meaning of Code Sections 424(e) and (f)) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under Code Section 422 or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of Shares to be reclassified in accordance with the Code.

6.	STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one (1) Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 12.2, shall not be less than the Fair Market Value of one (1) Share on such date of grant of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares, or any combination thereof.

(c) The Award Agreement evidencing a grant of Stock Appreciation Rights shall be exempt from the requirements of Code Section 409A.

(d) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(e) The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Code Section 409A with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years except in the event of death or disability.

(f) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with Substitute Awards), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

(g) The Committee may impose such other terms and conditions on Stock Appreciation Rights granted in conjunction with any Award as the Committee shall determine in its sole discretion.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time determined by the Committee (the “Vesting Period”) and specified in the applicable Award Agreement. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. Such Award Agreement shall either comply with, or be exempt from, the requirements of Code Section 409A. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

7.4. Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Any certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1. Grants. Other Awards of Shares and other Awards that are valued by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall be subject to the Vesting Periods set forth in the applicable Award Agreements. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2. Award Agreements. The terms of an Other Share-Based Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. Such Award Agreement shall either comply with, or be exempt from, the requirements of Code Section 409A. The terms of such Awards need not be the same with respect to each Participant.

8.3. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, or any combination thereof in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Code Section 409A.

9.	PERFORMANCE AWARDS

9.1. Grants. Performance Awards in the form of Performance Cash or Performance Share Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. Such Award Agreement shall either comply with, or be exempt from, the requirements of Code Section 409A. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than twelve (12) months. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, or any combination thereof in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Code Section 409A.

10.	CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following:

(a) Basic or diluted earnings per share of common stock, which may be calculated (i) as income calculated in accordance with Section 10.2(d), divided by (A) the weighted average number of Shares, in the case of basic earnings per share, and (B) the weighted average number of Shares and Share equivalents of common stock, in the case of diluted earnings per Share, or (ii) using such other method as may be specified by the Committee;

(b) Cash flow, which may be calculated or measured in any manner specified by the Committee;

(c) Economic value added, which is after-tax operating profit less the annual total cost of capital;

(d) Income, which may include, without limitation, net income, operating income, volume measures and expense control measures, and which may be calculated or measured (i) before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes; or (ii) using such other method as may be specified by the Committee;

(e) Business performance or return measures (including, but not limited to, market share, debt reduction, return on assets, capital, equity, or sales), which may be calculated or measured in any manner specified by the Committee;

(f) The price of the Company’s common stock (including, but not limited to, growth measures and total stockholder return), which may be calculated or measured in any manner specified by the Committee; or

(g) Any of the above performance criteria, determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Russell 2000 or the Russell 3000 Index, as applicable, or a group of companies deemed by the Committee to be comparable to the Company.

Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. As and to the extent permitted by Code Section 162(m), in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation,

(ii) a natural disaster or other significant unforeseen event that materially impacts the operation of the Company, (iii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iv) any material change in accounting policies or practices affecting the Company and/or the performance goals, then, to the extent any of the foregoing events was not anticipated at the time the performance goals were established, the Committee may make adjustments to the performance goals, based solely on objective criteria, so as to neutralize the effect of the event on the applicable Award.

10.3. Timing for Establishing Performance Criteria. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Awards, or at such other earlier date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

10.4. Settlement and Adjustments. The Committee shall at the end of the applicable Performance Period, determine whether the applicable performance goals were satisfied and the amount payable with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award. Notwithstanding any provision of the Plan (other than Article 11), with respect to any such Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award; provided, however, that no such adjustment shall be made if it would cause the Plan or an Award to fail to comply with or be exempt from the requirements of Code Section 409A. The Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances, subject to the requirements of Code Section 162(m). All such determinations by the Committee shall be in writing and the Committee may not delegate any responsibility relating to Awards subject to this Section 10.

10.5. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code Section 162(m).

10.6. Limitations on Grants to Individual Participants. Subject to adjustment as provided for in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any period of five (5) consecutive fiscal years with respect to more than an average of 700,000 Shares per year over such five (5) consecutive fiscal year period, and (ii) earn more than an average of 700,000 Shares per year under Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any period of five (5) consecutive fiscal years that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any period of five (5) consecutive fiscal years with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is an annual average of $5,000,000 during such five (5) consecutive fiscal year period. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company: (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one (1) Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (b) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2. Assumption or Substitution of Certain Awards.

(a) Unless otherwise prohibited by Code Section 162(m), in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant incurs a Qualifying Termination with such successor company (or a subsidiary thereof) within the Protection Period (or such other period set forth in the Award Agreement, including a period prior thereto if applicable), then, if and to the extent provided in the Award Agreement, the following shall occur: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest (i.e., immediately vest on the termination date), become fully exercisable, and may thereafter be exercised for twenty-four (24) months (or the period of time set forth in the Award Agreement), (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested on the termination date, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable, to the full extent of the original grant, on the termination date. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion, and its determination shall be final, conclusive and binding.

(b) Unless otherwise provided in an Award Agreement or, to the extent applicable, prohibited by Code Section 162(m), in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall vest and become fully exercisable immediately prior to the Change in Control, (ii) restrictions, limitations and other conditions on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested immediately prior to the Change in Control, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable, to the full extent of the original grant, immediately prior to the Change in Control.

(c) The Committee, in its discretion, and to the extent applicable, consistent with Code Section 162(m), may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such

Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3. Change in Control. For purposes of the Plan, “Change in Control” means the occurrence of any one of the following events:

(a) A “change in the ownership of the Company” which will occur on the date that any one person, or more than one person acting as a group within the meaning of Code Section 409A, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of paragraph (b) below). Further, an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, that for purposes of this Section 11.3(a), the following acquisitions of Company stock will not constitute a Change in Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate (as defined below), (ii) any acquisition directly from the Company or (iii) any acquisition by the Company. This paragraph (a) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.

(b) A “change in the effective control of the Company” which will occur on the date that either:

(i) any one person, or more than one person acting as a group within the meaning of Code Section 409A, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company (not considering stock owned by such person or group prior to such twelve (12) month period) (i.e., such person or group must acquire within a twelve (12) month period stock possessing thirty-five percent (35%) of the total voting power of the stock of the Company) except for (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate (as defined below), (B) any acquisition directly from the Company or (C) any acquisition by the Company; or

(ii) a majority of the members of the Board are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this paragraph (b), the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of paragraph (a) of this Section.

(c) A “change in the ownership of a substantial portion of the Company’s assets” which will occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the stockholders of the Company immediately after the transfer, as provided in guidance issued pursuant to Code Section 409A, will not constitute a Change in Control.

(d) A liquidation or dissolution of the Company that is approved by a majority of the Company’s stockholders.

For purposes of this Section 11.3, the provisions of Code Section 318(a) regarding the constructive ownership of stock will apply to determine stock ownership; provided that, stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option. The term “Affiliate” for purposes of this Section 11.3 means a corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company, any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company, or any entity that is a member of the same affiliated service group (as defined in Code Section 414(m)) as the Company.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan.

(a) The Committee and the Board may, from time to time, modify alter or amend the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided, that the Plan may not be modified, altered or amended in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that, without the approval of the Company’s stockholders, Plan may not be modified, altered or amended in any manner to (i) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (ii) expand the types of Awards available under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan, (iv) amend any provision of Section 5.3, Section 6.2(e) or Section 6.2(f) (regarding changes in the exercise price of Options and Stock Appreciation Rights), (v) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(e), or (vi) increase the Limitations set forth in Section 10.6. The Committee may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award.

(b) The Company may, by action of the Board, terminate the Plan at any time and for any reason, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided, that the Plan may not be modified, altered or amended in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act.

(c) No amendments to, or termination of, the Plan shall impair in any material respect the rights of a Participant under any Award previously granted without such Participant’s consent except as required to comply with applicable securities laws or Code Section 409A.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, Shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the

Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that no such adjustment or other substitution shall be made if it would cause the Plan or an Award to fail to comply with or be exempt from the requirements of Code Section 409A and provided, further, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (a) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings (the “Covered Family Members”), (b) to a trust for the benefit of one or more of the Participant or the Covered Family Members, (c) to a partnership, limited liability company or corporation in which the Participant or one or more of the or the Covered Family Members are the only partners, members or stockholders, (d) for charitable donations or (e) pursuant to a domestic relations order entered or approved by a court of competent jurisdiction; provided, that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4. Termination of Employment. Subject to Article 11, the Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will (a) in the case of Options or Stock Appreciation Rights, continue to be or become exercisable and, if so, the terms of exercise, and (b) in the case of Restricted Stock, Restricted Stock Units, Performance Awards or Other Share-Based Awards, cease to be subject to any applicable restrictions, limitations and other conditions, and if so, the timing of the removal of such restrictions, limitations and conditions, after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director or Consultant), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Such procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of deferred payments denominated in Shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such Dividend Equivalents (if any) shall be either be (a) paid with respect to such Award on the dividend payment date in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends or (b) deferred and the amount or value thereof automatically reinvested in additional Shares, other Awards or otherwise reinvested and may provide that such Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13.	MISCELLANEOUS

13.1. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

13.3. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director, Consultant or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants or Participants under the Plan.

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.6. Stop-Transfer Orders. Any Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such Shares (or certificates for such Shares, if applicable) to make appropriate reference to such restrictions.

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Texas, without reference to principles of conflict of laws, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the

Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event, each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.15. Compliance with Code Section 409A. This Plan is intended to comply, and shall be administered in a manner that is intended to comply, with Code Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Code Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Code Section 409A, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Code Section 409A shall be amended to comply with Code Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A. Further, if, on the date of a Participant’s “separation from service” (as defined in Code Section 409A) other than upon the occurrence of death, the Participant is a “specified employee” (as defined in Code Section 409A), no payments of any amounts hereunder that are subject to Code Section 409A shall be made until the earliest date on which payment is permissible under 409A(a)(2)(B)(i) (the six (6) month delay rule for specified employees).

13.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

APPENDIX B

MICROTUNE, INC.

2010 DIRECTOR STOCK PLAN

(Effective as of May 20, 2010)

Microtune, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following Microtune, Inc. 2010 Director Stock Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company in attracting and retaining the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors (as defined herein), and to encourage their continued service on the Board (as defined herein).

2.	DEFINITIONS

2.1. “Affiliate” shall have the meaning set forth in the last paragraph of Section 6.2.

2.2. “Award” means any award of Restricted Stock Units granted pursuant to the provisions of the Plan.

2.3. “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

2.4. “Board” means the board of directors of the Company.

2.5. “Change in Control” shall have the same meaning as set forth in Section 6.2.

2.6. “Code” means the Internal Revenue Code of 1986, as amended.

2.7. “Committee” means the Board or a committee thereof formed by the Board to act as the Committee hereunder.

2.8. “Company” shall have the same meaning as set forth in the introductory paragraph of this document.

2.9. “Covered Family Members” shall have the same meaning as set forth in Section 7.3.

2.10. “Director” means a member of the Board.

2.11. “Employee” means any employee of the Company or any Subsidiary, including officers and Inside Directors, and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

2.12. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13. “Fair Market Value” means the per Share closing price of the Shares as reported on The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market as of the relevant date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on The NASDAQ Stock Market, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on The NASDAQ Stock Market or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion.

2.14. “Inside Director” means a Director who is an Employee.

2.15. “Outside Director” means a Director who is not an Employee.

2.16. “Participant” means a Director who receives an Award under the Plan.

2.17. “Payee” shall have the meaning set forth in Section 8.2.

2.18. “Permitted Assignee” shall have the meaning set forth in Section 7.3.

2.19. “Plan” shall have the same meaning as set forth in the introductory paragraph of this document.

2.20. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value shall be paid to the Participant by delivery of Shares, and that has such restrictions as set forth herein.

2.21. “RSU Shares” shall have the meaning set forth in Section 5.4.

2.22. “Shares” means the shares of common stock of the Company.

2.23. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.24. “Vesting Period” shall have the meaning set forth in Section 5.3.

3.	SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.

(a) Subject to the adjustment provided for in Section 7.2, a total of 250,000 Shares shall be authorized for grant under the Plan. Any Shares that are subject to Awards shall be counted against this limit as one (1) Share for every one (1) Share granted.

(b) If (i) any Shares subject to an Award are forfeited, cancelled or expire or (ii) an Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, cancellation, expiration or cash settlement, again be available for Awards under the Plan. Notwithstanding anything to the contrary contained herein, Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation (or portion thereof) with respect to an Award shall be added back to the Shares authorized for grant under the Plan. Any Shares that again become available for grant pursuant to this Section 3.1 shall be authorized for grant as one (1) Share for any one (1) Share that may be added back pursuant to this Section 3.1(b).

(c) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Outside Directors prior to such acquisition or combination.

(d) In the event that any Award granted under the Plan would otherwise cause the number of Shares subject to outstanding Awards plus the number of Shares previously issued and distributed under Restricted Stock Units to exceed the number of Shares set forth in Section 3(a), then the remaining Shares available for Awards shall be granted to the Outside Directors pursuant to Article 5 on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Awards may be granted only to Outside Directors. All Awards shall be automatically granted in accordance with the applicable terms set forth in Section 5.2 hereof.

4.2. Administration.

(a) The Plan shall be administered on a limited basis by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan, to: (i) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (ii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (iii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (iv) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (v) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company and any Participant. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

5.	GRANTS OF AWARDS OF RESTRICTED STOCK UNITS

5.1. Grants in General. All grants of Awards to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with this Article 5. No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards.

5.2. Procedure for Grants. Subject to Section 5.1 above, during any period in which Awards shall be granted to Outside Directors (which period shall commence after May 20, 2010), all such grants of Awards to Outside Directors under this Plan shall be made strictly in accordance with the following provisions:

(a) Each Outside Director shall be granted an Award of 5,250 Restricted Stock Units on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a grant of the Award described in this Section 5.2(a).

(b) Each Outside Director shall be granted an Award of 8,400 Restricted Stock Units on the date of the Company’s annual stockholders’ meeting of each year; provided, that he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

5.3. Vesting Period. Each Award shall become vested as to one-third (1/3rd) of the Restricted Stock Units subject to such Award on each anniversary of its date of grant; provided, that the Participant continues to serve as a Director on such dates (the “Vesting Period”). Except as otherwise provided in the Plan, an Award Agreement or any other agreement between the Participant and the Company, if the termination of the Participant’s continuous status as a Director occurs for any reason (including, but not limited to, the Participant’s death or disability) or there is a liquidation or dissolution of the Company, all unvested Restricted Stock Units shall be forfeited as of the termination, liquidation or dissolution date (as applicable).

5.4. Settlement of Awards. Except as otherwise provided in the Plan or an Award Agreement, to the extent the Restricted Stock Units subject to an Award become vested hereunder, the Company shall settle such vested Restricted Stock Units, and as a result thereof: (a) issue and deliver to the Participant one Share for each such vested Restricted Stock Unit (the “RSU Shares”) and (b) have the Participant’s name entered as a shareholder of record with respect to the RSU Shares on the books of the Company or its duly authorized transfer agent. RSU Shares shall be issued to the Participant as soon as practicable after the vesting of the vested Restricted Stock Units, but in no event later than seventy-five (75) days after such vesting.

5.5. Rights of Holders of Restricted Stock Units. A Participant receiving an Award shall not possess voting rights with respect to such Award. Until the issuance of the RSU Shares (as evidenced by the appropriate entry on the books of the Company or its duly authorized transfer agent), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to any Restricted Stock Units, notwithstanding the occurrence of the time or event that gives rise to the settlement of such Restricted Stock Units. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the RSU Shares are issued.

5.6. Recordkeeping. The number of vested and unvested Restricted Stock Units subject to an Award and issued RSU Shares pursuant to the applicable terms of this Article 5 shall be credited (and adjusted thereafter as necessary) by the Committee to a bookkeeping account established in the name of the Outside Director.

6.	CHANGE IN CONTROL PROVISIONS

6.1. Assumption and Substitution of Awards.

(a) In the event of a Change in Control of the Company in which the successor company assumes or substitutes an Award, and (i) a Participant’s status as a director of the successor company (or a subsidiary thereof) terminates other than upon the voluntary resignation of the Participant, or (ii) the Participant is not offered a director-level position with the successor company prior to the Change in Control, then, all unvested Restricted Stock Units subject to the Participant’s Awards shall become fully vested on the termination date or immediately prior to the Change in Control, as applicable. RSU Shares shall be issued to the Participant (i) as soon as practicable after the vesting of the Restricted Stock Units upon termination, but in no event later than seventy-five (75) days after such vesting, and (ii) concurrent with the vesting of the Restricted Stock Units that occurs immediately prior to the Change in Control.

(b) In the event of a Change in Control of the Company and to the extent the successor company does not assume or substitute for an Award, the restrictions, limitations and other conditions on the Restricted Stock Units that are not assumed or substituted for shall lapse and such Restricted Stock Units shall become fully vested immediately prior to the Change in Control. RSU Shares shall be issued to the Participant as soon as practicable after the vesting of the vested Restricted Stock Units, but in no event later than seventy-five (75) days after such vesting; provided, that RSU Shares shall be issued to the Participant concurrent with the vesting of the Restricted Stock Units that occurs immediately prior to the Change in Control.

(c) For the purposes of this Section 6.1, an Award shall be considered assumed or substituted for if following the Change in Control the Award would confer the right to purchase or receive, for each outstanding Restricted Stock Unit, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the vesting of an Award of Restricted Stock Units will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and, its determination shall be conclusive and binding.

6.2. Change in Control. For purposes of the Plan, “Change in Control” means the occurrence of any one of the following events:

(a) A “change in the ownership of the Company” which will occur on the date that any one person, or more than one person acting as a group within the meaning of Code Section 409A, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of paragraph (b) below). Further, an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, that for purposes of this Section 6.2(a), the following acquisitions of Company stock will not constitute a Change in Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate (as defined below), (ii) any acquisition directly from the Company or (iii) any acquisition by the Company. This paragraph (a) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.

(b) A “change in the effective control of the Company” which will occur on the date that either:

(i) Any one person, or more than one person acting as a group within the meaning of Code Section 409A, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company (not considering stock owned by such person or group prior to such twelve (12) month period) (i.e., such person or group must acquire within a twelve (12) month period stock possessing thirty-five percent (35%) of the total voting power of the stock of the Company) except for (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate (as defined below), (B) any acquisition directly from the Company or (C) any acquisition by the Company; or

(ii) A majority of the members of the Board are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this paragraph (b), the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of paragraph (a) of this Section.

(c) A “change in the ownership of a substantial portion of the Company’s assets” which will occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the stockholders of the Company immediately after the transfer, as provided in guidance issued pursuant to Code Section 409A, will not constitute a Change in Control.

For purposes of this Section 6.2, the provisions of Code Section 318(a) regarding the constructive ownership of stock will apply to determine stock ownership; provided, that stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option. The term “Affiliate” for purposes of this Section 6.2 means a corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company, any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company, or any entity that is a member of the same affiliated service group (as defined in Code Section 414(m)) as the Company.

7.	GENERALLY APPLICABLE PROVISIONS

7.1. Amendment and Termination of the Plan.

(a) The Committee and the Board may, from time to time, modify alter or amend the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided, that the Plan may not be modified, altered or amended in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that, without the approval of the Company’s stockholders, the Plan may not be modified, altered or amended in any manner to (i) increase the number of Restricted Stock Units that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 7.2), (ii) expand the types of Awards available under the Plan or (iii) expand the class of persons eligible to participate in the Plan.

(b) The Company may, by action of the Board, terminate the Plan at any time and for any reason, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided, that the Plan may not be modified, altered or amended in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act.

(c) No amendments to, or termination of, the Plan shall impair in any material respect the rights of a Participant under any Award previously granted without such Participant’s consent except as required to comply with applicable securities laws or Code Section 409A.

7.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan; provided, however, that no such adjustment or other substitution shall be made if it would cause the Plan or an Award to fail to comply with or be exempt from the requirements of Code Section 409A and provided, further, that the number of Shares subject to any Award shall always be a whole number.

7.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be settled during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (a) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings (the “Covered Family Members”), (b) to a trust for the benefit of one or more of the Participant or the Covered Family Members, (c) to a partnership, limited liability company or corporation in which the Participant or one or more of the Covered Family Members are the only partners, members or stockholders, (d) for charitable donations or (e) pursuant to a domestic relations order entered or approved by a court of competent jurisdiction; provided, that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

7.4. Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

8.	MISCELLANEOUS

8.1. Award Agreements. The material conditions and terms of any Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions that are consistent with the provisions of the Plan. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking the Awards; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. Such Award Agreement shall either comply with, or be exempt from, the requirements of Code Section 409A.

8.2. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant who becomes an Inside Director (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the delivery of Shares, (c) the lapse of any restrictions in connection with any Award or (d) any other event occurring pursuant to the Plan. The Company shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

8.3. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Director the right to continue in the service of the Company or any Subsidiary (in the capacity as a Director or otherwise) or affect any right that the Company may have to terminate the service of (or to demote or to exclude from future Awards under the Plan) any such Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of the Director’s service.

8.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of an award issued in substitution for any outstanding Awards hereunder, may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

8.5. Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while providing services to the Company or any Subsidiary or after termination of such service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting of the Award and must repay such gain to the Company.

8.6. Stop-Transfer Orders. All Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such Shares (or certificates for such Shares, if applicable) to make appropriate reference to such restrictions.

8.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee.

8.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

8.9. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

8.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

8.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the RSU Shares with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

8.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Texas, without reference to principles of conflict of laws, and construed accordingly.

8.13. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event, each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been terminated or have expired.

8.14. Compliance with Code Section 409A. This Plan is intended to shall either comply with, or be exempt from, Code Section 409A and shall be administered in a manner that is intended to comply with, or be exempt from, Code Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Code Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Code Section 409A, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Code Section 409A shall be amended to comply with Code Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A. Further, if, on the date of a Participant’s “separation from service” (as defined in Code Section 409A) other than upon the occurrence of death, the Participant is a “specified employee” (as defined in Code Section 409A), no payments of any amounts hereunder that are subject to Code Section 409A shall be made until the earliest date on which payment is permissible under 409A(a)(2)(B)(i) (the six (6) month delay rule for specified employees).

8.15. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

APPENDIX C

MICROTUNE, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

(Effective as of April 30, 2010)

Subject to Stockholder Approval

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ARTICLE I

PURPOSE AND COMMENCEMENT

1.1	Purpose

The purpose of the Plan is to provide the eligible employees of the Company and its Subsidiaries with an added incentive to continue in their employment and to encourage increased efforts to promote the best interests of the Company by permitting eligible employees to purchase shares of Common Stock at prices less than the current market price thereof. The Plan is intended to qualify as an employee stock purchase plan under section 423 of the Code and will be interpreted and construed in accordance with such purpose.

1.2	Commencement

By this instrument, the Company desires to adopt the Plan effective April 30, 2010, subject to the approval of the Company’s stockholders on or before October 29, 2010. In the event that the Company’s stockholders do not approve of the Plan on or before October 29, 2010, the provisions of this Plan will be null and void, and any contributions made by Participants to purchase shares of Common Stock will be refunded to such Participants as provided herein.

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ARTICLE II

DEFINITIONS

2.1	Definitions

As used in the Plan, the following terms and phrases will have the following meanings:

(a)	“Additional Shares” means the shares of Common Stock which may become available for purchase under the Plan, pending Stockholder Approval.

(b)	“Authorized Shares” means any Additional Shares for which Stockholder Approval has been obtained.

(c)	“Board” means the board of directors of the Company.

(d)	“Closing Market Price” means (i) if the Common Stock is traded on a national securities exchange, the Closing Market Price will be the closing price reported by the applicable composite transactions report on the applicable Trading Day, or (ii) if the foregoing provision is inapplicable, the Closing Market Price will be determined by the Committee in good faith on such basis as it deems appropriate.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)	“Commencement Date” means the first Trading Day of an Offering Period.

(g)	“Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder.

(h)	“Common Stock” means the common stock of the Company.

(i)	“Company” means Microtune, Inc., a Delaware corporation.

(j)	“Contribution Account” means the bookkeeping account established on behalf of a Participant pursuant to Article III to which will be credited his or her Participant Contributions reduced by the amount of any funds used for purchases of shares of Common Stock pursuant to Section 4.1, including, without limitation, conditional purchases of Additional Shares (whether or not such shares have been delivered).

(k)	“Contribution Rate” means the percentage of a Participant’s Covered Compensation during each payroll period designated by each such Participant to be contributed by regular payroll deductions to his or her Contribution Account as set forth in Section 3.3.

(l)	“Covered Compensation” means:

(i)	The entire amount paid to an Employee by a Sponsoring Employer for the performance of duties including base salaries, wages paid on an hourly or other time basis, commissions, overtime and certain other amounts of cash compensation paid during the Offering Period, excluding bonuses, foreign service pay, hardship withdrawal allowances and any other pay intended to reimburse the Employee for the higher cost of living outside the United States, awards and payments under the Microtune, Inc. 2010 Stock Plan, automobile allowances, housing allowances, relocation payments, deemed income, income payable under the stock incentive plans, Christmas gifts, insurance premiums and other imputed income, pensions, retirement benefits, prizes or awards.

(ii)	The entire amount paid to an Employee by a Sponsoring Employer on account of a period of time during which no duties are performed, including salaries, wages paid on an hourly or other time basis, commissions and salary or wage continuation paid during vacation, holiday, illness, jury duty, military duty or leave of absence, regardless of the form of payment, excluding (A) any payments made or due under a plan maintained solely for the purpose of complying with workers’ compensation or unemployment compensation or disability insurance laws, (B) any payment which solely reimburses the Employee for expenses incurred by the Employee, (C) severance pay, or (D) imputed income.

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(iii)	For purposes of Subparagraphs (i) and (ii) above, “Covered Compensation” for any Offering Period will also include amounts described in Subparagraph (i) and (ii) which are deferred by a Participant under the Microtune, Inc. 401(k) Plan, as amended, in accordance with section 401(a) of the Code, under a “cafeteria plan” maintained by the Company or a Subsidiary in accordance with section 125 of the Code, or under the Company’s deferred compensation arrangements.

(m)	“Effective Date” means April 30, 2010; provided, however, if Stockholder Approval is not obtained on or before October 29, 2010, the provisions of this Plan will be of no effect.

(n)	“Employee” means each employee of a Sponsoring Employer whose customary employment is at least twenty (20) hours a week and more than five (5) months in a calendar year and who has reached the age of majority in his or her state of residence. For purposes of the Plan, “employment” will be determined in accordance with the provisions of section 1.421-1(h) of the Treasury Regulations (or any successor regulations).

(o)	“Offering Period” means the following periods:

(i)	The period commencing on May 1 and terminating on October 31, provided, however, (A) if May 1 is not a Trading Day, the period shall commence on the first Trading Day thereafter, and (B) if October 31 is not a Trading Day, the period shall end on the first Trading Day prior thereto.

(ii)	The period commencing on November 1 and terminating on April 30, provided, however, (A) if November 1 is not a Trading Day, the period shall commence on the first Trading Day thereafter, and (B) if April 30 is not a Trading Day, the period shall end on the first Trading Day prior thereto.

(p)	“Participant” means any Employee of a Sponsoring Employer who has met the conditions and provisions for becoming a Participant set forth in Article III.

(q)	“Participant Contributions” means the aggregate dollars actually contributed by a Participant to his or her Contribution Account.

(r)	“Plan” means the Microtune, Inc. 2010 Employee Stock Purchase Plan as set forth herein, as it may be amended from time to time.

(s)	“Plan Administrator” means the individual(s), if any, appointed by the Committee to handle the day-to-day administration of the Plan on a ministerial basis as specified in Section 5.2(b); provided, that, during any period in which no such individual(s) are appointed by the Committee, the Committee shall serve as the Plan Administrator.

(t)	“Permanent Disability” means an illness, injury or other physical or mental condition of an Employee that continues for at least one hundred and eighty (180) consecutive days and results in the Employee’s inability to provide in all material respects the duties previously performed in his or her capacity as an Employee of a Sponsoring Employer.

(u)	“Prior Plan” means the Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan.

(v)	“Purchase Date” means the last Trading Day of an Offering Period.

(w)	“Purchase Price” means the purchase price for a share of Common Stock to be paid by a Participant on a Purchase Date, which will equal eighty-five percent (85%) of the Closing Market Price on the Purchase Date or the Commencement Date, whichever is lower, with respect to such Offering Period.

(x)	“Request for Participation” means the form prescribed by the Plan Administrator for distribution to Employees in connection with participation in the Plan.

(y)	“Stockholder Approval” means the actual approval by the Company’s stockholders of the shares of Common Stock available for purchase under Section 5.1.

(z)	“Sponsoring Employers” means the Company and each Subsidiary that has been designated by the Committee as a Sponsoring Employer under the Plan.

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(aa)	“Subsidiary” means a subsidiary of the Company which is treated as a subsidiary corporation under section 424(f) of the Code.

(bb)	“Total Shares” means the Authorized Shares plus any Additional Shares that may be made available for purchase under the Plan at a subsequent date.

(cc)	“Trading Day” means a day on which national stock exchanges and the NASDAQ system are open for trading.

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ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1	Eligibility

Each Employee will become eligible to be a Participant in the Plan and may participate in the Plan as of the Commencement Date of an Offering Period if such Employee is an Employee on such Commencement Date. The date on which Employees may become eligible to become Participants of the Plan may be amended, from time to time, by the Committee.

3.2	Limitations

Notwithstanding anything to the contrary contained in the Plan, no right to purchase Common Stock will accrue under the Plan in favor of any person who is not an Employee eligible to participate in the Plan under Section 3.1, and no Employee will acquire the right to purchase shares of Common Stock:

(a)	If immediately after receiving such right to purchase Common Stock, such Employee would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, taking into account in determining stock ownership any stock attributable to such Employee under section 424(d) of the Code;

(b)	If to do so would permit such Employee’s right to purchase stock under all employee stock purchase plans (to which section 423 of the Code applies) of the Company and its Subsidiaries, as those plans are in effect from time to time, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (as determined as of each Commencement Date) for each calendar year, all as specified in the manner provided by section 423(b)(8) of the Code; or

(c)	If to do so would permit such Employee the right to purchase more than Five Thousand (5,000) shares (or such other number as may be determined in advance for any Offering Period by the Compensation Committee) of Common Stock in any Offering Period.

3.3	Participation

(a)	Summary of Plan and Request for Participation Form. Each Employee eligible to be a Participant in the Plan may enroll by completing a Request for Participation and filing it with the Plan Administrator prior to a Commencement Date of an Offering Period. The completed Request for Participation must indicate the Contribution Rate authorized by the Participant. If any Employee does not elect to participate in the Plan during any given Offering Period, such Employee may elect to participate on any future Commencement Date so long as he or she continues to be an eligible Employee. An eligible Employee who enrolls in the Plan will be furnished a summary of the Plan by the Plan Administrator.

Notwithstanding the foregoing, an Employee that is participating in the Prior Plan as of April 30, 2010, will be deemed as having delivered a Request for Participation with the Plan Administrator prior to the first Commencement Date under the Plan based on his or her elections set forth in the applicable subscription agreement that relates to such Prior Plan, and, subject to the discretion of the Plan Administrator, such elections will remain in effect until such time (i) as he or she delivers a new Request for Participation to the Plan Administrator in accordance with this Article III or (ii) the applicable terms and conditions of his or her participation otherwise change pursuant to the Plan.

(b)

Payroll Deduction Authorization. On his or her Request for Participation, an Employee must authorize his or her Sponsoring Employer to deduct through a payroll deduction the amount of such Employee’s Participant Contribution. The payroll deduction specified in a Request for Participation for each payroll period will be at a Participant Contribution Rate of no more than fifteen percent (15%) of such Employee’s Covered Compensation during such payroll period paid to him or her by his or her Sponsoring Employer. Such deductions will begin as of the first pay period ending after the Commencement Date of an Offering Period. Participant Contributions will not be permitted to begin at

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any time other than immediately after the Commencement Date of an Offering Period. Participant Contributions will be credited to the Participant’s Contribution Account. A Participant’s Contribution Rate specified in the Request for Participation will remain in effect for subsequent Offering Periods. No interest will accrue on amounts credited to Participant Contribution Accounts, unless and until the Committee approves such accrual of interest on terms that it specifies and applies on a uniform basis as to all Participants.

(c)	Changes in Contribution Rate. The Participant’s Contribution Rate, once established, will remain in effect for all Offering Periods unless changed by the Participant in an updated Request for Participation delivered to the Plan Administrator prior to the Commencement Date of the next Offering Period. Such change in the Participant’s Contribution Rate will be effective on the Commencement Date of the next Offering Period. Subject to Section 3.3(d) below, a Participant’s Contribution Rate for an Offering Period may not be increased, decreased or otherwise modified at any time during such Offering Period.

(d)	Discontinuation of Contributions. A Participant may notify the Plan Administrator of such Participant’s desire to discontinue his or her Participant Contributions by delivering to the Plan Administrator written notice on such forms as may be provided by the Plan Administrator. If the Participant desires to cease Participant Contributions for the current Offering Period, the Participant must indicate that on the form and such form must be returned to the Plan Administrator before the last day of the current Offering Period. Upon such request, the entire cash balance in the Participant’s Contribution Account will be refunded to him or her as soon as practicable. Alternatively, the Participant may elect to cease Participant Contributions for the next Offering Period by so indicating on the form and returning the form to the Plan Administrator before the last day of the current Offering Period, in which case the balance in his Participant Contribution Account will be used to purchase shares of Common Stock in accordance with Article IV but no Participant Contributions or stock purchases will be made following the current Offering Period unless the Participant reenrolls in the Plan.

If a Participant discontinues his or her Participant Contributions pursuant to the foregoing paragraph, (i) such Participant will be terminated from the Plan effective upon the date specified in the Participant’s notice to the Plan Administrator, and (ii) subject to applicable law, such Participant will not be permitted to resume participation in the Plan until such subsequent Offering Period for which he or she files a Request for Participation with the Plan Administrator in accordance with Section 3.3(a) above.

In the event a Participant’s payroll deduction is prevented by legal process, the Participant will be deemed to have terminated from the Plan and the balance in such Participant’s Participant Contribution Account will either be refunded or used to purchase additional shares of Common Stock depending on whether such termination of payroll deductions occurs on or before or after the last day of the relevant Offering Period (i.e., if the termination is on or before the Purchase Date of the relevant Offering Period, the balance in the Participant’s Participant Contribution Account will be refunded and if the termination is after the Purchase Date of the relevant Offering Period, the balance in his Participant Contribution Account will be used to purchase shares of Common Stock in accordance with Article IV).

(e)	Establishment of Brokerage Account. By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm or other financial institution selected by the Committee in its discretion.

3.4	Termination of Employment or Death

Any Participant (a) whose employment by a Sponsoring Employer is terminated for any reason (including death or retirement), or (b) who ceases to be an Employee under the Plan, will cease being a Participant as of the date of such termination of employment or cessation of Employee status, and the entire balance credited to the Participant’s Contribution Account will be refunded to him or her (or, if applicable, his or her estate or beneficiary as set forth in the Request for Participation) as soon as practicable.

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ARTICLE IV

PURCHASE OF COMMON STOCK

4.1	Determination and Purchase of Common Stock

(a)	Purchase on Each Purchase Date. On each Purchase Date each Participant’s Contribution Account will be used to purchase the maximum number of shares of Common Stock permitted (subject to the limits of Section 3.2 and the adjustment provisions of Section 4.1(b)) determined by dividing (i) the Participant’s Contribution Account as of such Purchase Date by (ii) the Purchase Price in respect of such Offering Period; provided, however, that the delivery of any Additional Shares is contingent upon Stockholder Approval. If Stockholder Approval is not obtained with respect to any such Additional Shares, the balance of the Participant’s Contribution Account as of each such Purchase Date that was applied or allocated to the purchase of Additional Shares will be refunded to the Participant as soon as administratively practicable. Only whole shares of Common Stock may be purchased by the Participant under the Plan, and any fractional shares of Common Stock that are not eligible for purchase will be paid to the Participant in cash.

(b)	Adjustment of Shares. If, in any Offering Period, the total number of shares of Common Stock to be purchased pursuant to the Plan by all Participants exceeds the Total Shares, then each Participant will purchase his or her pro rata portion of the shares of Common Stock remaining available under the Plan based on the ratio that (i) the balance of each Participant’s Contribution Account as of the Purchase Date bears to (ii) the total balance of all Participants’ Contribution Accounts as of the Purchase Date; provided, however, that, in no event, will any fractional shares of Common Stock be issued pursuant to the Plan or this Section 4.1(b). For purposes of this Section 4.1, the shares of Common Stock available for purchase under the Plan will be subject to an ordering rule pursuant to which the Authorized Shares will be purchased first and only when all such shares have been purchased will Participant Contributions be used to purchase the Additional Shares.

4.2	Notice of Purchase; Stock Delivery

(a)	Notice of Purchase. A report will be sent at least annually by the Plan Administrator, or the agent designated pursuant to Section 5.2(d), to each Participant stating (i) the entries made to his or her Contribution Account (including the cash balance of such Contribution Account), (ii) the number of shares of Common Stock purchased, including with respect to the Additional Shares prior to Stockholder Approval that delivery of such shares of Common Stock is contingent upon such Stockholder Approval, and (iii) the applicable Purchase Price.

(b)	Stock Delivery. As promptly as practicable after each Purchase Date, the Company will arrange for the delivery to each Participant in his or her designated brokerage account (or as otherwise designated by the Participant, subject to the approval of the Plan Administrator), the shares of Common Stock purchased under the Plan by each such Participant; provided, that no such delivery will occur with respect to any purchase of Additional Shares until Stockholder Approval is obtained. Shares of Common Stock to be delivered hereunder will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

(c)	The Company will seek Stockholder Approval with respect to the Additional Shares and in the event the Company is required to obtain from any commission or agency authority to issue any such shares, the Company will seek to obtain such authority. Inability of the Company to obtain Stockholder Approval with respect to the Additional Shares, to obtain from any such commission or agency authority or to take such other actions, which the Committee or counsel for the Company deems necessary or appropriate for the lawful issuance of any such shares, will relieve the Company and the Committee from liability to any Participant in the Plan except to return to him or her the amount of the balance in his or her Participant Contribution Account with respect to the shares at issue. In addition, neither the Company nor the Committee will have any liability with respect to a delay in the delivery of any shares of Common Stock pursuant to this paragraph.

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4.3	Notification of Disposition of Stock

If a Participant or former Participant disposes of a share of Common Stock purchased under the Plan prior to two (2) years after the Commencement Date of the Offering Period during which such share was purchased, then such Participant or former Participant will notify the Plan Administrator immediately of such disposition in writing.

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ARTICLE V

MISCELLANEOUS PROVISIONS

5.1	Shares Subject to Plan; Adjustments

(a)	Maximum Number of Shares. Effective as of April 30, 2010, the maximum number of shares of Common Stock which may be purchased under the Plan is one million (1,000,000) shares (which shares shall be Additional Shares until such time as Stockholder Approval, if any, is obtained, at which time such shares shall become Authorized Shares), subject, however, to adjustment as hereinafter set forth. The shares of Common Stock to be purchased under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

(b)	Adjustment of Shares. If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin off, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in the maximum number and kind of shares provided in Section 5.1(a), and the Company or its successor, in its discretion, may modify any Offering Period with respect to such Common Stock, subject in the case of certain corporate reorganizations to the requirements of section 424(a) of the Code.

5.2	Administration of the Plan

(a)	Responsible Party. The Committee will be responsible for the administration of the Plan including, but not limited to, the determination of eligibility to participate in the Plan and limitations on the number of shares of Common Stock eligible for purchase under the Plan. In carrying out such responsibilities, the Committee will have the discretionary authority to interpret and construe the Plan and determine all questions arising in the administration, application and operation of the Plan, including all questions of fact and all questions of interpretation of the provisions of the Plan and will correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry out the terms of the Plan. All such determinations by the Committee will be conclusive and binding on all persons. The Committee, from time to time, may adopt, amend and rescind rules and regulations not inconsistent with the Plan for carrying out the administration of the Plan, and may approve the forms of any documents or writings provided for in the Plan.

The Committee will have full discretionary authority to delegate certain of its administrative functions under this Section 5.2(a) to the Plan Administrator, who will have the responsibility and duty to administer the Plan on a daily basis. In addition, the Committee or, if applicable, the Plan Administrator will have full discretionary authority to delegate ministerial functions in the administration of the Plan to employees of the Company.

Notwithstanding the foregoing, to the extent, and during such periods that, the Committee is unavailable or otherwise unable to satisfy its responsibilities set forth in this Section 5.2(a) to the Plan (or any other provision under the Plan), the Board or its delegate shall assume such responsibilities until such time as the Committee again becomes available to resume satisfying such responsibilities.

(b)	Delegation of Duties. The Committee may delegate certain of its administrative functions under Section 5.2(a) to the Plan Administrator as set forth in this document.

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(i)	Duties of the Plan Administrator. If the Committee delegates administrative functions to the Plan Administrator, the Plan Administrator will have the following administrative responsibilities, except to the extent, and during such periods that, the Committee reserves any of the responsibilities for itself:

(A)	To determine an Employee’s eligibility to participate in the Plan;

(B)	To provide eligible Employees with a summary of the provisions of the Plan and a Request for Participation and to prescribe the procedures to be followed by such Employees in order to commence participation in the Plan;

(C)	To maintain Participant Contribution Accounts pursuant to Article III;

(D)	To determine the number of shares of Common Stock that may be purchased by each Participant as of each Purchase Date;

(E)	To implement a Participant’s cessation of Participant Contributions and the associated suspension in Plan participation pursuant to Section 3.3(d);

(F)	To process withdrawals with respect to a Participant’s Contribution Account upon the Participant’s termination;

(G)	To refund the balance of a Participant’s Contribution Account upon the Participant’s death;

(H)	To determine the proportionate number of shares of Common Stock that may be purchased by each Participant pursuant to Section 4.1;

(I)	To receive notice from each Participant of a disposition of shares of Common Stock purchased under the Plan within two (2) years as provided under Section 4.3;

(J)	To receive such information from the Company, the Sponsoring Employers and Participants as may be necessary in order to administer the Plan;

(K)	To furnish the Company with information that the Company may require for tax or other purposes;

(L)	To engage the service of counsel (who may, if appropriate, be counsel for the Company) and agents whom it may deem advisable to assist it with the performance of its duties;

(M)	To establish and maintain, or cause to be maintained, the individual accounts described in Section 4.2;

(N)	To create and maintain such records and forms as are required for the efficient administration of the Plan;

(O)	To comply with applicable federal, state and local tax withholding requirements;

(P)	To enforce the terms of the Plan and any rules and regulations adopted by the Committee;

(Q)	To implement any rules or restrictions imposed by the Committee pursuant to Section 5.2(e) regarding section 16 of the Securities and Exchange Act of 1934;

(R)	To utilize the services of third parties to carry out the duties specified in this Section 5.2(b)(i) to the Plan; and

(S)	To comply with all applicable reporting and disclosure obligations imposed on the Plan.

The foregoing list of express powers is not intended to be either complete or conclusive, and the Plan Administrator, if applicable, will, in addition, have such powers as it may reasonably determine to be necessary or appropriate in the performance of its powers and duties under the Plan.

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Notwithstanding the foregoing, to the extent, and during such periods that, the Plan Administrator is unavailable or otherwise unable to satisfy its responsibilities set forth in this Section 5.2(b)(i) to the Plan (or any other provision under the Plan), the Committee or its delegate shall assume such responsibilities until such time as the Plan Administrator again becomes available to resume satisfying such responsibilities.

(c)	Liability. No member of the Board, the Committee, or the Plan Administrator will be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted under the Plan.

(d)	Custodial and Recordkeeping Services. The Committee may in its discretion engage a bank trust department, securities brokerage firm or other financial institution as agent to perform custodial and recordkeeping functions for the Plan, such as holding record title to the Participant’s shares, maintaining an individual investment account for each Participant and providing periodic account status reports to Participants.

(e)	Exchange Act Requirements. The Committee will have the authority to adopt and enforce such special rules and restrictions under the Plan to be applicable to Participants who are subject to section 16 of the Securities and Exchange Act of 1934, as amended, as the Committee will deem are necessary or appropriate to exempt certain Plan transactions from the requirements of such section 16.

(f)	Costs of Administration. The Company and the Sponsoring Employers will bear the cost of administering the Plan, including any fees, costs and expenses relating to the purchase of shares of Common Stock under the Plan. Notwithstanding the foregoing, Participants will be responsible for all fees, costs and expenses incurred in connection with the disposition of shares of Common Stock purchased under the Plan.

5.3	Amendment of the Plan

The Committee and the Board will have the authority to modify, alter or amend the Plan at any time and from time to time to any extent that it may deem advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with section 423 of the Code. Notwithstanding the foregoing, no amendment of the Plan will operate to reduce any amounts previously allocated to a Participant’s Contribution Account nor to reduce a Participant’s rights with respect to shares of Common Stock previously purchased and held on his or her behalf under the Plan.

5.4	Termination of the Plan

The Company may, by action of the Board, terminate the Plan at any time and for any reason. The Plan will automatically terminate upon the purchase by Participants of all shares of Common Stock subject to the Plan under Section 5.1, unless such number of shares is increased by the Board and such increase is approved by the stockholders of the Company. Upon termination of the Plan, as soon as practicable, each Participant will be refunded the entire cash balance in his or her Contribution Account and forwarded all shares of Common Stock otherwise held under the Plan for the account of such Participant. The Board may suspend operation of the Plan for any period as it may deem advisable. Unless terminated sooner pursuant to the foregoing, the Plan will remain in effect until the tenth anniversary of the Effective Date, on which date the Plan will terminate.

5.5	Governing Law; Compliance With Law

The Plan will be construed in accordance with the laws of the State of Texas. The Company’s obligation to sell and deliver shares of Common Stock hereunder will be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with a Participant’s participation in the Plan.

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5.6	No Assignment

The purchase rights granted hereunder are not assignable or transferable by the Participants, other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant. Any attempted assignment, transfer or alienation not in compliance with the terms of the Plan will be null and void for all purposes and respects.

5.7	No Contract of Employment

The Plan will not be deemed to constitute a contract between a Sponsoring Employer and any Participant nor to be consideration nor an inducement for the employment of any Participant or Employee. Nothing contained in the Plan will be deemed to give any Participant or Employee the right to be retained in the service of a Sponsoring Employer or to interfere with the right of a Sponsoring Employee to discharge any Participant or Employee at any time regardless of the effect which such discharge will have upon him or her as a Participant of the Plan.

5.8	No Rights as Stockholder

No eligible Employee or Participant will by reason of participation in the Plan have any rights of a stockholder of the Company until he or she acquires shares of Common Stock as herein provided. No stockholder rights will apply with respect to any Additional Shares purchased by a Participant until Stockholder Approval has been obtained.

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MICROTUNE, INC. 2201 TENTH STREET PLANO, TX 75074

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 JAMES H. CLARDY 02 STEVEN CRADDOCK 03 JAMES A. FONTAINE 04 ANTHONY J. LEVECCHIO 05 BERNARD T. MARREN

06 A. TRAVIS WHITE 07 ROBERT M. RAST 08 RAGHU RAU 09 DREW PECK

The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain

2 Approve the Microtune, Inc. 2010 Stock Plan.

3 Approve the Microtune, Inc. 2010 Director Stock Plan.

4 Approve the Microtune, Inc. 2010 Employee Stock Purchase Plan.

5 Ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending December 31, 2010.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000061497_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

Microtune, Inc.

Annual Meeting of Stockholders May 20, 2010 2:00 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James A. Fontaine and Phillip D. Peterson, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MICROTUNE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, CST on 5/20/2010, at the Homewood Suites by Hilton, 2601 E. George Bush, Plano, Texas 75074, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS UNDER ITEM 1 AND "FOR" APPROVAL OF ITEMS 2, 3, 4 AND 5. The undersigned hereby acknowledges receipt of, notice of, and the proxy statement for, the aforesaid Annual Meeting.

Continued and to be signed on reverse side

0000061497_2 R2.09.05.010